SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential,  for Use of the  Commission  Only  (as  Permitted  by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

                                WCM CAPITAL, INC.
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies: Common

2)   Aggregate  number of securities  to which  transaction  applies:  7,473,013 shares

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $2.375 per share*

4)   Proposed maximum aggregate value of transaction: $17,748,406*

5)   Total fee paid: $3,549.68


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ______________________________________

     (2)  Form, Schedule or Registration Statement No.: ________________

     (3)  Filing Party: ________________________________________________

     (4)  Date Filed: ___________________________________________________


----------
     * Based upon $2.375 (the last sale price on January 13, 2000) times 7,473,013 shares. Notwithstanding the foregoing, the Company believes that the value of the transaction is significantly less than the maximum aggregate value of the transaction.

                                                                PRELIMINARY COPY

                                WCM CAPITAL, INC.
                                76 Beaver Street
                                    Suite 500
                             New York, NY 10005-3402
                            Telephone (212) 344-2828

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                      To Be Held Tuesday, February 22, 2000

     An Special Meeting of Stockholders of WCM Capital, Inc., a Delaware corporation (the "Company"), will be held at the Holiday Inn, 304 Rte. 22 West, Springfield, N.J. 07081 on February 22, 2000 at 10:00 a.m., for the following purposes:

     (1) To approve the acquisition of 100% of the issued and outstanding shares of common stock of U.S. Mining, Inc. in exchange for such number of shares of the Company's common stock that equals 85% of the issued and outstanding shares of the Company's common stock immediately following consummation of the acquisition; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the Company's common stock, par value $0.01 per share (the "Common Stock") of record on January 17, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. At January 17, 2000, the record date for determination of stockholders entitled to vote at the meeting or any adjournments thereof, shares of Common Stock were issued and outstanding.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                                          By Order of the Board of Directors,

New York, New York
January 31, 2000

                                          Robert Waligunda,
                                          President

                                TABLE OF CONTENTS

General Information..................................................................................-1-

Vote Required for Approval; Shares Entitled to vote; Record Date.....................................-1-

Revocability Of Proxies..............................................................................-2-

Board Of Directors Proxy Solicitation................................................................-2-

Certain Transactions With Executive Officers And Directors and Interest Of A
Director In The Transaction To Be Voted Upon At This Special Meeting.................................-2-

Business Of The Company..............................................................................-5-


Management's Discussion And Analysis Of Financial Condition
And Results Of Operations............................................................................-5-

Legal Proceedings....................................................................................-7-

Beneficial Ownership Of Common Stock.................................................................-9-

Market For Company's Common Equity and Related Stockholders Matters.................................-10-

Description Of the Company's Common Stock...........................................................-11-


Acquisition Of 100% Of The Issued And Outstanding Shares Of Common
Stock Of U.S. Mining, Inc. In Exchange For 85% Of The Company's Common Stock
Immediately Following Consummation Of The Acquisition...............................................-12-

Business of USM.....................................................................................-13-

Reasons for The Transaction.........................................................................-13-

Federal  Tax Consequences Of The USM Acquisition....................................................-13-

Accounting Treatment Of The USM Acquisition.........................................................-14-

Other Business......................................................................................-16-

Financial Statements.................................................................................F-1

EXHIBIT A:   Stock Purchase Agreement to Acquire 100% of the USM Stock...............................A-1

EXHIBIT B:   Items 1 and 2 of Part I To The Company's Annual Report on Form 10-KSB
                  For the Year ended December 31, 1998...............................................B-1

                                                                PRELIMINARY COPY

                                WCM CAPITAL, INC.
                             -----------------------

                         SPECIAL MEETING OF STOCKHOLDERS

                           Tuesday, February 22, 2000

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                               GENERAL INFORMATION


     This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of WCM Capital, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders of the Company to be held on Tuesday, February 22, 2000 or any and all adjournments thereof, with respect to the following matters:


     (1) To approve the acquisition of 100% of the issued and outstanding shares of common stock of U.S. Mining, Inc. in exchange for such number of shares of the Company's common stock that equals 85% of the issued and outstanding shares of the Company's common stock immediately following consummation of the acquisition; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Special Meeting (the "Meeting") will be held on February 22, 2000 at 10:00 a.m. at the Holiday Inn, 304 Rte. 22 West, Springfield, N.J. 07081. The Notice of Special Meeting, Proxy Statement, Proxy Card, and the Special Report will be mailed on or about January 31, 2000 to stockholders of record of the Company as of January 17, 2000.

     If the enclosed proxy card is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted in favor of all of the proposals set forth above.

     If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

VOTE REQUIRED FOR APPROVAL; SHARES ENTITLED TO VOTE; RECORD DATE

     The presence at the Special Meeting, whether in person or by proxy, of the holders of at least a majority of the outstanding shares of Voting Stock entitled to vote thereat constitutes a quorum for the transaction of business. For purposes of the quorum and the discussion below regarding the votes necessary to take stockholder action, Stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered Stockholders who are present and entitled to vote and they count toward the quorum.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, "broker non-votes," means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

     Approval of the Acquisition. Approval of the Company's acquisition of 100% of the issued and outstanding shares of Common Stock of USM (the "USM Acquisition") requires the affirmative vote of the majority of the shares present or by proxy at the Special Meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter. Therefore, abstentions and broker non-votes have the effect of negative votes.

     On January 17, 2000 (the "Record Date"), there were outstanding 1,318,767 shares of Common Stock. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the Stockholders at the forthcoming Special Meeting.

     Commencing 11 days prior to the date of the Special Meeting, a complete record of the stockholders entitled to vote at the Special Meeting, or any adjournment thereof, shall be available for inspection at the Company's executive office during normal business hours by any stockholder for any purpose germane to the Special Meeting. This record will also be available to stockholders for such purposes at the place of and during the Special Meeting.

     The Company's executive offices are currently located at 76 Beaver Street, Suite 500, New York, New York 10005.

REVOCABILITY OF PROXIES

     Stockholders who execute proxies for the Special Meeting may revoke their proxies at any time prior to their exercise, by delivering written notice of revocation to the Company at the address on the Notice of Special Meeting, by delivering a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

BOARD OF DIRECTORS PROXY SOLICITATION

     The costs of soliciting the proxies and of the meeting, including the costs of preparing and mailing this Proxy Statement and other material, will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may, without additional compensation, solicit proxies by telephone, personal interview, or facsimile transmission to encourage stockholder participation in the voting process. The Company also will request banks, brokers, and others who hold shares in the Company in nominee names to distribute proxy soliciting material to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

CERTAIN TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS AND INTEREST OF A DIRECTOR IN THE TRANSACTION TO BE VOTED UPON AT THIS SPECIAL MEETING

     William C. Martucci, a director of the Company, controls and is the sole shareholder of USM.

     During fiscal year 1998, J. Terry Anderson, former director and officer of the Company, loaned the Company approximately $23,000 and Anderson Chemical Company, a company for which Mr. Anderson serves as director and president, loaned the Company approximately $85,000 for working capital and other expenses. Additionally, in July 1996, Anderson Chemical Company loaned the Company $20,000 evidenced by a Promissory Note bearing interest at a rate of 12% per annum. As of the Record Date, these loans remain outstanding.

     On December 25, 1976, the Company leased 28 patented mining claims from Audrey and David Hayden ("Hayden") and Dorothy Kennec pursuant to a mining lease and option to purchase dated November 12, 1976 (the "Hayden/Kennec Lease"). The leases expired. However, on November 13, 1997, USM entered into an agreement with Hayden to purchase her interest in the Hayden/Kennec Lease for a purchase price of $70,000 (the "Hayden-USM Purchase Agreement"). The purchase price is evidenced by note, due on January 2, 1998. Upon the execution of the Hayden-USM Purchase Agreement, USM agreed to extend the Hayden/Kennec Leases upon the same terms and conditions then in effect through March 13, 1998. As of the date hereof, USM has not consummated the transaction contemplated by the Hayden-USM Purchase Agreement. However, on October 4, 1999, Mrs. Hayden agreed to extend USM's time to complete the purchase under the Hayden-USM Purchase Agreement until January 12, 2000, provided USM continues to make payments to Mrs. Hayden at the rate of $1,000 per month through January 13, 2000. On December 24, 1999, Mrs. Hayden further extended USM's time to complete the purchase until July 31, 2000. No assurance can be given as to whether the Hayden-USM Purchase Agreement will be consummated. In the event that the Hayden-USM Purchase Agreement is not consummated the lease will become invalid and there is no assurance can be given that the Company will not lose its rights to the leasehold properties.

     The Company had outstanding an 8% promissory note (the "USM Note") plus additional liabilities (collectively, the "USM Indebtedness") with an aggregate balance of approximately $1,670,000 at December 31, 1999. The USM Indebtedness represents monies advanced to the Company by an affiliate of USM, obligations assumed in connection with the contributions of Joint Venture interests in 1997 and additional advances by USM. The USM Note was payable on May 4, 1998, and is secured by all the Company's mining claims and mining properties, as well as its interests in the Hayden/Kennec Leases. The USM Note was subject to successive 30-day extensions throughout 1998 upon the mutual agreement of the maker and lender for no additional consideration. The USM Note was assigned to USM on March 5, 1998. As of the date hereof, the Company has not made any payments of principal and/or interest accrued on the USM Indebtedness. USM has agreed to fund the Company's general expenses based upon 1999 expenditures through December 31, 2000 and the expenses of the USM Acquisition. The Company cannot assure, however, that USM will fulfill its commitment to fund the Company's operations.

History of Transactions between the Company and Mr. Martucci and His Affiliated Companies

     In early 1997, an officer of the Company introduced Gems and Minerals Corp. ("Gems") to William C. Martucci ("Martucci"). Martucci began negotiations with Gems to enter into a possible business combination between Martucci's businesses, on the one hand, and businesses owned and/or operated by or affiliated with Gems (the "Gems Businesses"), on the other hand. The Gems Businesses included an 82.5% interest in the Zeus No. 1 Investments Zeus Joint Venture ("Zeus Joint Venture") - a California general partnership between the Company and Island Investment Corp., a Nevada corporation ("Island").

     By mid to late 1997, it became apparent to the Company that Gems did not possess the technical and financial resources required to bring the Franklin Mines into operation as contemplated by the Zeus Joint Venture. Also, during this period, the Company had established a relationship with Martucci independent of Gems. On September 25, 1997, the Company entered into a letter of intent (the "Martucci Letter of Intent") with Martucci to acquire (the "Transaction") all of the outstanding shares of certain entities owned by him including USM, in exchange for newly issued shares of Common Stock of the Company.

     Pursuant to the Martucci Letter of Intent, Martucci would receive 85% of the outstanding shares of the Company, upon the closing of the completion of customary due diligence, the execution of definitive agreements and the approval of Company stockholders. Additionally, Martucci agreed to cover expenses incurred with respect to the Transaction in the form of loans to the Company. Management believed that the financial support to be supplied by Martucci pursuant to the Martucci Letter of Intent would be sufficient to fund the Company prior to the consummation of the Transaction.

     On November 25, 1997, in a step transaction, USM acquired an aggregate of 82.5% interest in the Zeus Joint Venture from Gems and Nuco in exchange for the assumption of approximately $100,000 in liabilities of Gems (the "Gems
Liabilities"). USM thereafter simultaneously assigned the acquired interest to the Company in exchange for the assumption of the Gem's liabilities. Upon the acquisition of the 82.5% interest of the Zeus Joint Venture by the Company, the Zeus Joint Venture relationship with Gems was terminated and the Zeus Joint Venture was effectively dissolved. The result of the termination of the Zeus Joint Venture is that the Company has reacquired the right to received 100% of the profits generated from the Franklin Mines and Franklin Mill once these properties come into operation.

     On April 6, 1998, Martucci terminated the Martucci Letter of Intent.

     On or about August 3, 1998, the Company entered into agreements with each of USM (the "USM Agreement") and Martucci (the "Martucci Agreement"). Pursuant to the USM Agreement, USM agreed to forgive the indebtedness of the Company evidenced by the USM Note; release the security interests in the collateral of the Company securing the USM Note and assign its rights to the Hayden-USM Purchase Agreement in exchange for 42.5% of the issued and outstanding shares of the Company.

     Under the terms of the USM Agreement, Martucci agreed to sell to the Company 100% of the outstanding shares of USM in exchange for 42.5% of the issued and outstanding shares of the Company. The Company intended to seek stockholders' approval of these transactions at its Annual Meeting of Stockholders held in October 1998.

     In August 1998, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the "Commission") for its annual meeting of stockholders, which included proposals to approve each of the USM Agreement and the Martucci Agreement. Shortly after the filing of the preliminary proxy materials, the Commission informed the Company that the staff of the Commission (the "Staff") would be conducting a review of the proxy materials and the proposals. The Company informed USM of the Staff's inquiry and was thereafter notified that USM wished to terminate the agreements under the premise that the Company could not secure stockholder approval of the transactions in a timely manner.

     On September 21, 1998, the Company received a letter from USM concerning the monies loaned to the Company by USM, which included the monies owed to USM by the Company pursuant to the terms of the USM Note and an additional $144,280 loaned to the Company subsequent to the date of the USM Note. At a meeting of the Board of Directors of the Company on October 8, 1998, a negotiated settlement agreement was approved by the Board, whereby USM agreed to convert the USM Indebtedness into shares of common stock of the Company at a conversion price equal to 50% of the closing bid price as of the close of business October 7, 1998. The price of the Company's common stock at the close of business on October 7, 1998 was $.66 per share. Therefore, the conversion rate under the settlement agreement would be one share of common stock of the Company for each $.33 of the USM Indebtedness. The foregoing prices and the prices in the next two paragraphs do not take into account the subsequent reverse split.

     It was further agreed that the settlement plan would be implemented in a two step transaction. Approximately $306,160 of loans would be paid by converting that portion into 927,757 shares of common stock of the Company resulting in USM holding approximately 19% of the total issued and outstanding shares of common stock of the Company. The conversion of the remaining USM Indebtedness would be predicated upon either (i) stockholder approval of the issuance of more than 20% of the Company's common stock in the aggregate to USM at a discount to market price as required by the rules of corporate governance promulgated by the NASDAQ Small Cap Market ("NASDAQ"), or (ii) the issuance of a waiver by the NASDAQ excepting the Company for compliance with this rule. USM also agreed that it would continue to provide the Company with financing going forward as further inducement to consummate the settlement agreement set forth above.

     Due to the fact that the Company had already expended significant monies to conduct a proxy solicitation for its annual meeting scheduled on October 12, 1998, on October 19, 1998, the Company made a formal application to NASDAQ in accordance with Rule 4310(C)(25)(H)(ii) of the NASDAQ Stock Market for a waiver of the requirement that the Company call a meeting of its stockholders to approve the issuance of over 20% in the aggregate of its stock to USM at a price below market price. The rule allows for a waiver of this requirement when, among other things, a delay in securing stockholder approval would seriously jeopardize the financial viability of the Company. On or about October 24, 1998, the NASDAQ Stock Market contacted the Company and indicated that it was inclined to deny the Company's application unless additional information was submitted for review. The Company thereafter withdrew its application and re-opened negotiations with USM. Although the Board of Directors of the Company had approved the issuance of 927,757 shares of common stock of the Company, such shares were never issued. The Company however, continues to be in default of the USM Indebtedness and has not, as of the date hereof, repaid any of the amounts owed to USM. The Company and USM are continuing negotiations with respect to the outstanding monies owed to USM and USM is still funding the Company.

     In June 1999, the Company and USM mining executed a letter of intent pursuant to which the Company proposed to purchase certain assets of USM in exchange for 69% of the Company's common stock and forgiveness of the USM Indebtedness. This proposed transaction was never consummated.

     In December 1999, the Company and Martucci entered into a letter of intent with regard to the USM Acquisition. The parties entered into a definitive agreement in January 2000. See "Acquisition Of 100% Of The Issued And Outstanding Shares Of Common Stock Of U.S. Mining, Inc. In Exchange For 85% Of The Company's Common Stock Immediately Following Consummation Of The Acquisition" below.

BUSINESS OF THE COMPANY

     The Company owns or has an interest in certain precious and nonferrous metal properties primarily located near Idaho Springs in Clear Creek County, Colorado. While none of its properties are operational, the Company continues, to a limited extent, its rehabilitation of the Franklin Mines and Franklin Mill.

     For a more detailed discussion of the Company's current business, see "Item
1. Description of Business" and "Item 2. Property" in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, as amended and filed with the Commission on April 4, 1999. Copies of these items are attached hereto as Exhibit B. Management believes that the disclosure in Exhibit B is materially accurate as of the date that the annual report was filed with the Commission. However, it should be read in conjunction with and is amended by the disclosure herein. To the extent that there is a conflict be the disclosure in Exhibit B and the disclosure herein, the disclosure herein takes precedence.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement on Forward-Looking Statements

     Except for the historical information contained herein, certain of the matters discussed in this proxy statement, the Company's Annual Report on 10-KSB for the year ended December 31, 1998 and other periodic reports prepared by the Company and filed with the Commission are "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, which involve certain risks and uncertainties, which could cause actual results to differ materially from those discussed herein including, but not limited to, risks relating to changing economic conditions, changes in the prices of minerals, the results of development and testing of the properties and actual mining and other risks disclosed in this quarterly report.

     The Company cautions readers that any such forward-looking statements are based on management's current expectations and beliefs but are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements.

Liquidity and Capital Resources

     The  Company  had no  active  mining or  milling  operations  during  1999;
however, remediation work was substantially completed at the Franklin Mine and Mill in preparation for the anticipated commencement of mining operations.

     The Company has had recurring losses and cash flow deficiencies since inception. As at September 30, 1999, the Company had an accumulated deficit of approximately $15,959,000, current liabilities of $2,480,139, and a working capital deficiency of $2,480,139. Also, the Company was in default on the payment of the principal balance and accrued interest on certain notes and debentures and certain accounts payable are past due. In addition to the payment of its current liabilities, management estimates that the Company will incur general, administrative, and other costs and expenditures, exclusive of any costs and expenditures related to any mining and milling operations, at the rate of approximately $20,000 per month plus interest during 1999. Moreover, the report of the Company's independent auditors on the audited financial statements as of and for the fiscal years ended December 31, 1998 and 1997 contained an explanatory paragraph concerning the Company's ability to continue as a going concern. Such matters raise substantial doubt about the Company's ability to continue as a going concern.

     Management estimates that the Company will incur general, administrative and other costs and expenditures, exclusive of any costs and expenditures related to the USM Acquisition and any mining and milling operations and interest, at the rate of approximately $20,000 per month through 2000.

     USM has agreed to fund the Company's general expenses based upon 1999 expenditures through December 31, 2000 and the expenses of the USM Acquisition. Martucci has agreed to guarantee this obligation of USM in the event that the USM Acquisition is consummated. USM also has agreed to fund the reactivation of the Franklin Mine and Mill provided that the gold prices stabilize at $350 per ounce. No assurance can be given that, in the event that USM (and/or Martucci) ceases to fund, or is unable to fund, the Company's operations and the Company is unable to obtain additional funding from any other funding source, the Company will be able to continue its operations.

     If the USM Acquisition is not consummated, there can be no assurance that the Company will have adequate funds available to repay the funds advanced by USM and its affiliates or that USM will fulfill its obligations to fund the Company through December 2000. In the event that the Company defaults on its obligations, USM may foreclose on the assets secured by the USM Note. Such foreclosure actions by USM would have a material adverse effect on the Company's ability to continue operating.

     During the nine months  ended  September  30, 1999 and 1998,  USM,  and its affiliates provided financing in the amount of $223,170 and 242,608, respectively, to finance cash flows from operating activities. Between October 1, 1999 and December 31, 1999, USM has provided an additional funding of approximately $55,000.

Environmental Matters

     As of the date hereof, the Company has no violations against it with respect to the Franklin Mines and Franklin Mill. While there are no outstanding violations against the Company at this time, there can be no assurance that the Company will be able to adequately comply with the conditions set forth in its permit approval or that future violations will not arise and that such violations will not lead to interruptions in operations at the Franklin Mines or Franklin Mill.

Results of Operations:

Nine and Three Months Ended September 30, 1999 Compared to Nine and Three Months Ended September 30, 1998

     The Company had a net loss of $258,752 and $80,771 for the nine and three months ended September 30, 1999 respectively, as compared to a net loss of $825,306 and $191,054 during the same periods in 1998. The loss in 1998 was higher due to a $265,000 loss on sale of the Gold Hill Mill Properties in 1998 and higher depreciation and depletion in 1998 ($135,276) than in 1999 ($20,030). In addition, during September 1999, as a result of the settlement of certain matters in litigation, the Company reversed accrued litigation expenses of $100,000. The $100,000 expense reduction is included in general and administrative expenses.

     Mine expenses and environmental remediation costs were $38,992 and $13,399 for the nine and three months ended September 30, 1999, respectively, compared to $52,796 and $14,305 during the same periods in 1998. This decrease was due to lower levels of activities in the 1999 periods.

     General and administrative expenses were $93,442 and $24,018 for the nine and three months ended September 30, 1999, respectively, compared with $301,322 and $86,102 during the same periods in 1998. This decrease was due to a decrease in legal and professional fees, as well as settlements with venders and certain lawsuits resulting in a reduction of accounts payable of approximately $138,000.

     Interest expense was $108,031 and $37,350 during the nine and three months ended September 30, 1999, respectively, as compared to $89,505 and $32,108 during the same periods in 1998. This increase was due to interest incurred on the USM Indebtedness.

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

     The Company had no active mining or milling operations during 1998.

     The Company had a net loss of $1,531,317 for 1998 as compared to a net loss of $1,908,475 during 1997. The decrease of $577,158 was primarily attributable to an increase in general and administrative expense in 1998 of $274,230 offset by the effects of a loss on sale/write down of mining and milling and other property and equipment ($465,000 in 1998 and $1,200,000 in 1997).

     General and administrative expenses were $642,592 for 1998 as compared with $368,353 during 1997 due primarily to increases in professional fees and costs of investment banking services.

     Interest expense was $123,127 during 1998 as compared to $33,334 during 1997 due to increased interest incurred in connection with the Company's notes payable.

LEGAL PROCEEDINGS(1)

Convertible Debentures

     On June 1, 1994, the Company advised its Transfer Agent/Trustee that the Company was not in compliance with certain of the terms of the indenture (the
"Indenture") relating to the Company's 12 1/4% Convertible Debentures (the "Debentures") in that it had not maintained current filings with the Commission as required. Accordingly, the Transfer Agent/Trustee was instructed not to convert any of the Debentures into Common Stock of the Company until such time as the Company notified the Transfer Agent. The Company failed to make required sinking fund payments in 1994 and was unable to pay the principal balance of the Debentures due on December 31, 1994 resulting in default under the terms of the Indenture.

     In September 1997, certain of the Company's 12 1/4% Convertible Debenture holders, including the Hopis Trust (the "Plaintiff Debenture holders") instituted an action in the Supreme Court of the State of New York against the Company for payment on approximately $42,500 principal amount of Debentures plus accrued and unpaid interest totaling approximately $13,000 and other costs and expenses related thereto.

     Thereafter, the Plaintiff Debenture holders moved for summary judgment against the Company. The Company did not oppose the motion and default was entered against the Company in the amount of $42,500 plus interest, costs and disbursements (the "Default"). Moreover, the issue of attorney's fees was severed from the case and all to be set down for an inquest.

     In February, 1998, USM entered into an agreement with the Plaintiff Debenture holders agreeing to pay the Default plus certain additional costs in the event that the Company fails to pay the Default and USM consummates its then contemplated transaction with the Company. In the event that USM did not consummate that transaction by July 12, 1998, USM agreed to pay the Plaintiff Debenture holders $5,100 for their agreement not to enter the Judgment against the Company or pursue the inquest. Plaintiff Debenture holders agreed not to enter the Judgment against the Company until July 12, 1998 or until USM notified them that it would not pursue the transaction.

     On or about April 6, 1998, USM determined terminated its letter of intent to consummate the then contemplated transaction with the Company. Despite such termination, Plaintiff Debenture holders agreed to extend the terms of their


--------
(1) All references to numbers of Shares and per Share prices in this section do not take into account reverse splits effected prior to or subsequent to the dates of the transactions discussed in the section.

agreement with USM through December 1998. As of date hereof, the Company is not aware of any further extension nor, to its knowledge has the Judgment been entered.

     If the proposed settlement ("Proposed Settlement") is not consummated, there can be no assurance that the Judgment will not be entered and the Company will be required to pay the amount of the Judgment, including any costs, interest, and penalties related thereto.

     The continued default under the Debentures by the Company may result in Company being subject to additional legal proceedings by the Transfer Agent/Trustee under the Indenture or from other holders seeking immediate payment of the $102,500 plus related interest and penalties. While the Company hopes to cure the default or, in the alternative, reach an acceptable settlement arrangement with the holders, there can be no assurance that the funds will be available in the future to meet all of the Company's obligations.

Golder Litigation

     On or about February 5, 1996, Bradley, Campbell, Carney & Madsen, P.C. ("BCCM"), Colorado counsel to the Company, Gems and Minerals Corp. ("Gems"), Zeus No. 1 Investments ("Zeus") - a California general partnership between the Company and Island Investment Corp., a Nevada corporation ("Island"), and Newmineco, entered into a contract with Golder Associates, Inc. ("Golder"), pursuant to which Golder agreed to perform certain services at the Mogul Mine (the "Mogul Tunnel Contract"). At the time of the Mogul Tunnel Contract, BCCM allegedly entered into said contract as an agent of Durango, the lessee of the Mogul Mine at that time.

     On or about February 5, 1996, BCCM entered into a second contract with Golder, pursuant to which Golder agreed to perform certain services at the Franklin Mines and Franklin Mill pertaining to various environmental issues (the "Franklin Mines Contract").

     At the time of the Franklin Mines Contract, BCCM allegedly entered into said contract as an agent of the Zeus Joint Venture.

     On or about August 23, 1996, Gems executed a note to Golder in the aggregate principal amount of $268,683.75 and a note to BCCM in the aggregate principal amount of $109,785.35 to secure legal and engineering fees outstanding as of such date. Each note was due and payable on or before December 23, 1996 and was secured by a pledge of approximately 144,000 as adjusted shares of Common Stock of the Company owned by Gems. Gems failed to make the required payments on the note by December 23, 1996.

     On or about January 28, 1997, Golder commenced an action against BCCM, Zeus, the Company, Gems, Island, and Durango in the United States District Court of the District of Colorado to recover sums due and owing from the Defendants for breach of contract, breach of implied warranty, misrepresentation, negligent misrepresentation, default under the Golder note and quantum merit arising out of each of the Mogul Tunnel Contract and the Franklin Mine Contract. The Company is a named defendant to this litigation by virtue of its general partnership interest in Zeus, it being joint and severally liable with Gems and Nuco as general partners in the Joint Venture.

     The aggregate amount of the Golder claims are approximately $281,670.99 plus prejudgment and post judgment interest, costs and expenses (including attorney's fees) and any additional relief granted by the court, $124,159.87, exclusive of interest and other costs and expenses, of which is attributable to the Mogul Tunnel Contract and $157,511.12, exclusive of interest and other costs and expenses, of which is attributable to the Franklin Mines Contract.

     The parties settled the matter in September 1999 for $100,000.

Redstone Litigation

     On or about May 14, 1998, Redstone Securities Inc. ("Redstone") commenced an action against the Company in the Supreme Court of the State of New York, County of Nassau, Index No. 98-013668, claiming, among other things, breach of contract, fraudulent inducement, and unjust enrichment in connection with an Investment Banking Agreement dated August 28, 1996, between Redstone and the Company. The complaint requests relief in the amounts of not less than $600,000 plus punitive damages, costs, interest and other expenses. On or about July 31, 1998, the Company answered the complaint and filed a cross complaint against Redstone alleging, among other things, abuse of process, fraud, breach of fiduciary duty, breach of contract and interference with prospective financial advantage. The Company believed that it sustained damages of approximately $6,000,000 plus costs and expenses. In September 1999, the parties settled the matter. Pursuant to the settlement, a third party purchased the Company shares held by Redstone for $150,000 and Redstone released the Company.

NASDAQ

     In 1996, the Commission approved certain amendments to the requirements for continued listing on the NASDAQ Small-Cap Market. On February 27, 1998, the
Company received a notification letter from NASDAQ informing the Company that the Company's Common Stock was not in compliance with the new minimum bid price requirement of $1.00, which became effective on February 23, 1998.

     The Company was given until May 28, 1998 to come into compliance or it would face delisting proceedings. On or about May 21, 1998, the Company effectuated a one-for-25 reverse stock split which, when consummated, caused it stock price to rise above the $1.00 threshold. Therefore, the Company was not subject to delisting proceedings and remained in compliance until November 1998.

     On or about November 10, 1998, the Company received notification from NASDAQ that it was not in compliance with the minimum bid price requirement and had until February 10, 1999 to come into compliance. During the month of January, the Company's stock price maintained a bid price above $1.00 for 10 consecutive days, thereby bringing it into compliance with NASDAQ rules.

     On or about June 9, 1999, the Company received notification from NASDAQ that it was not in compliance with the minimum bid price requirement and had until September 9, 1999 to come into compliance.

     During the middle and latter part of June, the Company's stock price maintained a bid price above $1.00 for ten consecutive days but subsequently dropped below $1.00. On September 17, 1999 NASDAQ notified the Company that it would delist the Company's Common Stock from the NASDAQ SmallCap Market on September 24, 1999. The Company appealed this decision before a NASDAQ Listing Qualifications Panel. On January 11, 2000, NASDAQ informed the Company that the Company's stock was now in compliance with the requirements for continued listing and that the stock would continue to be listed.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Directors, Executive Officers and Principal Stockholders

     The following table lists the beneficial ownership of shares of the Company's Common Stock as of January 11, 2000 (giving retroactive effect to the three-for-one reverse split effected on December 20, 1999) before and after consummation of the USM Acquisition for (a) each director, (b) each executive officer, (c) each person who is known by the Company to be the beneficial owner of five percent or more of the outstanding shares of Common Stock and (d) all directors and executive officers as a group.

-------------------------------------------------------------------------------------------------------------------
                                                        Percentage of                               Percentage of
                                                        Total Shares         Shares Owned        Total Shares Owned
            Names of                Shares Owned     Owned Prior to USM        Following            Following USM
     Beneficial Owners (1)                               Acquisition        USM Acquisition        Acquisition (6)
-------------------------------------------------------------------------------------------------------------------
      J Terry Anderson (2)             6,554                  *                6,554                      *
-------------------------------------------------------------------------------------------------------------------
    Robert L. Waligunda (3)            2,567(4)               *                2,567                      *
-------------------------------------------------------------------------------------------------------------------
   William C. Martucci(3)(5)               0                  *            7,473,013(6)                85.0%
-------------------------------------------------------------------------------------------------------------------
      George E. Otten (2)                  0                  0                    0                      0
-------------------------------------------------------------------------------------------------------------------
      Robert W. Singer (2)            40,000                3.0%              40,000                      *
-------------------------------------------------------------------------------------------------------------------
     Steven R. Schurman (2)                0                  0                    0                      0
-------------------------------------------------------------------------------------------------------------------
      Richard Brannon (3)                  0                  0                    0                      0
-------------------------------------------------------------------------------------------------------------------
      Ronald Ginsberg (2)                  0                  0                    0                      0
-------------------------------------------------------------------------------------------------------------------
    William H. Wishinsky(3)                0                  0                    0                      0
-------------------------------------------------------------------------------------------------------------------
        Casey Myhre (3)                    0                  0                    0                      0
-------------------------------------------------------------------------------------------------------------------
       John R. Bruno (3)                   0                  0                    0                      0
-------------------------------------------------------------------------------------------------------------------
        All Officers and
      Directors as a Group
   (11 persons, including the         49,121                3.7%           7,522,134                   85.6%
  above-listed former officers
         and directors)
-------------------------------------------------------------------------------------------------------------------


*    Less than 1%

(1) Except as otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons indicated.

(2)   Former officer and/or director of the Company.

(3)   Executive officer and/or director of the Company.

(4)   Includes 1,200 shares pledged as collateral to a non-affiliate individual.

(5)   Mr. Martucci's address is at the facilities of USM.

(6) Assumes that no additional shares will be issued by the Company prior to consummation of the USM Acquisition.

     Following consummation of the USM Acquisition, Mr. Martucci will own 85% of the Company's issued and outstanding shares of Common Stock and will control the Company. Mr. Martucci has indicated to the Company that he has had discussions concerning the possible sale of the Company Shares he will receive in the USM Acquisition but has not come to any definitive agreements concerning such sale.

MARKET FOR COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The principal  U.S.  market on which shares of the  Company's  Common Stock
(all of which are of one class, $.01 per share) are traded is on the Nasdaq SmallCap market (symbol "WCMC"). For Information regarding possible delisting of the Company's Common Stock, see "Legal Proceedings -- Possible NASDAQ Delisting" above.

     The following table sets forth the range of high and low bid quotes of the Company's Common Stock per quarter since the beginning of fiscal year 1998 as reported by NASDAQ (which reflects inter-dealer prices without retail mark-up, markdown, or commission and may not necessarily represent actual transactions). The following stock prices have been adjusted to reflect a one-for-25 reverse stock split which occurred on May 26, 1998; but have not been adjusted to reflect the one-for-three reverse stock split effected on December 20, 1999, except as noted.

                             High                      Low
Quarter Ended              Bid Price                 Bid Price
-------------              ---------                 ---------

March 31, 1998               $ 1.5625                $ 1.5625
June 30, 1998                $ 2.25                  $ 1.5625
September 30, 1998           $ 1.50                  $ 1.00
December 31, 1998            $  .875                 $  .4375

March 31, 1999               $ 1.125                 $ 1.06
June 30, 1999                $ 1.50                  $  .4375
September 30, 1999           $ 1.375                 $  .5625

10/1/99 - 12/19/99           $ 1.1875                $  .5625
12/20/99 - 12/31/99*         $ 2.50                  $ 1.00

----------
*    Takes into account one-for-three reverse split effective December 20, 1999


     As of December 17, 1999, the last business day before the Company announced its plans concerning the Acquisitions, the high and low bid quotes of the Company's Common Stock (which do not give effect to the subsequent one-for-three reverse split) as reported by NASDAQ (which reflects inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions), were $.9375 and $.625, respectively.

     As of January 17, 2000, the approximate number of record holders of the Company's Common Stock is 2877 inclusive of those brokerage firms and/or clearing houses holding the Company's Common Shares in street name for their clientele (with each such brokerage house and/or clearing house being considered as one holder). The aggregate number of shares of Common Stock issued and outstanding is 1,318,767 as of January 17, 2000. No dividends on Common Shares have ever been paid by the Company due to the lack of excess capital and the Company does not anticipate that dividends will be paid in the foreseeable future. In addition, pursuant to the terms of the Company's 12 1/4% Convertible Debentures, the Company is prohibited from paying dividends on its Common Stock unless and until it no longer is in default under the debentures (see "Legal Proceedings -- Convertible Debentures").

DESCRIPTION OF THE COMPANY'S COMMON STOCK

     The Company has 40,000,000 shares of authorized Common Stock, $.01 par value. As of January 17, 2000, there were 1,318,767 shares issued and outstanding. Upon consummation of the Acquisitions, there will be 8,791,780 shares issued and outstanding (assuming that no additional shares will be issued by the Company prior to consummation of the USM Acquisition).

     Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore. In addition, pursuant to the terms of the Company's 12 1/4% Convertible Debentures, the Company is prohibited from paying dividends on its Common Stock unless and until it no longer is in default under the debentures (see "Legal Proceedings -- Convertible Debentures"). In the event of a dissolution, liquidation, or winding-up of the Company, holders of

Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of the Acquisitions will be, duly authorized, validly issued, fully paid and nonassessable.

       ACQUISITION OF 100% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON
         STOCK OF U.S. MINING, INC. IN EXCHANGE FOR 85% OF THE COMPANY'S
       COMMON STOCK IMMEDIATELY FOLLOWING CONSUMMATION OF THE ACQUISITION


                              Item 1 on Proxy Card

TERMS OF THE TRANSACTION

     The Company has entered into an agreement with USM and William C. Martucci, USM's sole shareholder (the "USM Agreement"), pursuant to which, the Company will acquire 2,500 shares of USM's Common Stock, which represents 100% of USM's issued and outstanding shares of Common Stock, in exchange for such number of shares of the Company's Common Stock that equals 85% of the issued and outstanding shares of the Company's Common Stock immediately following consummation of the acquisition (approximately 7,473,013 shares).

     Consummation of the USM Acquisition ("Closing") requires the approval by the Company's stockholders. It is contingent upon the representations and warrantees of all parties to the USM Agreement being true and correct at the Closing. These representations and warrantees relate to such issues as proper corporate power and authority to enter into and consummate the transaction, the organization and good standing of the corporate parties, the capitalization of the corporate parties, the financial statements of the corporate parties, the absence of undisclosed liabilities, taxes, litigation and compliance with laws.

     The issuance of Company Common Stock in the USM Acquisition will be exempt from registration under applicable Federal and State securities laws. No Federal or State regulatory approval is required. However, since Mr. Martucci will become a "Interested Stockholder" as that term is defined in section 203 of the Delaware General Corporation Law ("GCL"). Section 203 of the GCL governs business combinations with interested stockholders. Pursuant to Section 203(a)(1), a Delaware corporation shall not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless, prior to such time, the corporations Board of directors approved the transaction in which the stockholder became an interested stockholder. On December 17, 1999, the Company's Board of Directors approved the Letter of Intent with regard to the USM Acquisitions and on January 13, 2000, the Board reconfirmed its decision to proceed (see "Reasons for the Transaction" below).

     The USM Agreement may be terminated and the transactions contemplated therein abandoned at any time prior to the closing by any party if: (i) the other party shall have breached in any material respect any of its representations or warranties; (ii) any such representation or warranty shall not be correct or accurate in all material respects at the date of the Closing;
(iii) the other party shall have failed to comply in all material respects with any of its convents or agreements contained in the USM Agreement; (iv) if a permanent injunction is entered, enforced or deemed applicable to the USM Agreement which prohibits the consummation of the USM Acquisition; (v) if any governmental entity, the consent of which is a condition to the obligation of such party to consummate the USM Acquisition shall have determined not to grant its consent; or (vi) the Closing shall not have occurred within 180 days of the date upon which the USM Agreement was signed.

     Pursuant to the USM Agreement, USM has agreed to pay the expenses of all parties.

     At present, although Mr. Martucci does not own and equity in the Company, he may be deemed to be a control person of the Company by reason of his status as a Director and the principal creditor of the Company. Upon consummation of the USM Acquisition, William Martucci will own a majority (85%) of the Company's issued and outstanding shares of Common Stock. The Company's Certificate of Incorporation does not provide for cumulative voting.

Accordingly, after consummation of the USM Acquisition, Mr. Martucci will be in a position to elect all of the Company's directors, appoint its officers, and control the Company's affairs and operations. See "Beneficial Ownership of Common Stock" above.

BUSINESS OF USM

     USM was incorporated under the laws of the State of New Jersey in October 1997. To date, its sole business has been provide financial assistance to the Company and acquire an option to purchase certain mining property leasing rights (see, "Certain Transactions With Executive Officers And Directors And Interest Of A Director In The Transaction To Be Voted Upon At This Special Meeting" above).

     USM's facilities are located at 3 Dundar Road, Springfield, New Jersey 07081. Its telephone number is 973 467-9330.

REASONS FOR THE TRANSACTION

     The Board of Directors believes that the there are two related principal reasons for proceeding with the USM Acquisition. Both stem from the fact that the Company's sole source of funding has been the USM Indebtedness (loans from USM and its affiliates). Through December 31, 1999, the aggregate amount of the USM Indebtedness, including interest, is approximately $1,670,000. The first reason is the likelihood that, if the Company does not proceed with the USM Acquisition and USM determines not to continue funding the Company's operations, the Company most likely will be required to cease all operations. The second is that, while Mr. Martucci will become the majority stockholder of the Company upon consummation of the USM Acquisition, his status will change from creditor to equity holder and USM, as a wholly-owned subsidiary of the Company, will not foreclose on the USM Indebtedness. Foreclosure by USM on the USM Indebtedness most likely would bankrupt the Company.

     In addition, as discussed above in "Certain Transactions with Executive Officers and Directors and Interest of A Director in the Transaction To Be Voted Upon At This Special Meeting," USM entered into an agreement with Hayden to purchase her interest in the Hayden/Kennec Lease. The rights contained in the Hayden/Kennec Lease (which has expired) represent a substantial portion of the Company's mining properties and rights. Although as of the date hereof, USM has not consummated the transaction contemplated by the Hayden-USM Purchase Agreement (the right to which has been extended to July 31, 2000), USM continues to make royalty payments to Mrs. Hayden pursuant to the terms of the Hayden-USM Purchase Agreement. Assuming that USM is able to acquire Hayden's interest in the Hayden/Kennec Lease, the Company will, through USM, own Hayden's interest.

     For a discussion of the Federal Tax consequences and accounting treatment for the USM Acquisition, see "Federal Tax Consequences Of The USM Acquisition" and "Accounting Treatment Of The USM Acquisition" below.

     For the reasons stated above, the Board of Directors recommends a vote IN FAVOR OF the USM Acquisition.

FEDERAL TAX CONSEQUENCES OF THE USM ACQUISITION

     The following discussion regarding certain federal income tax consequences is based on current law and is included for general information only. Stockholders should consult their own tax advisors as to the federal, state, local and foreign tax effects of the contemplated transactions in light of their individual circumstances.

     It is anticipated that the contemplated transactions will be accomplished on a tax-free basis to the Company and its Stockholders. However, a portion of the Company's net operating loss will no longer be available for offset to future corporate taxable income as a result of the transactions.

ACCOUNTING TREATMENT OF THE USM  ACQUISITION


     The following pro-forma consolidation presents the effect of the USM acquisition on the Company's historical September 30, 1999 Balance Sheet as if it had occurred on the balance sheet date. The pro-forma consolidation assumes that a total of 7,470,877 shares of the Company's common stock (85% of the total issued and outstanding shares after the USM Acquisition) will be issued to Martucci for 100% of the issued and outstanding shares of common stock of USM. Simultaneously, USM's loan payable to stockholder will be contributed as equity. The unaudited pro-forma balance sheet is not necessarily indicative of what the Company's financial position would have been if the contemplated transactions had been effected on the dates indicated, or will be in the future.

     With the exception of the elimination of interest on the related party and shareholder indebtedness, the USM Acquisition has no material impact on the consolidated results of operations, which have not been presented herewith.

     As a result of the USM Acquisition, Mr. Martucci, the sole shareholder of USM, will become the controlling (85%) stockholder of the Company.

     The unaudited interim financial statements of USM should be read in conjunction with the historical year-end (March 31, 1999) financial statements and accompanying footnotes of USM contained herein.

                                                              Historical      Historical
                          BALANCE SHEETS                  WCM Capital, Inc.  US Mining, Inc.                           Consolidated
                                                              30-Sep-99        31-Dec-99     Adjustments     Notes       Pro-Forma
                              ASSETS                                                                                            (4)
Current assets
      Cash and cash equivalents                              $       --      $        715            --                $        715
                                                             ------------    ------------    ------------              ------------

Other assets
      Mining, milling and other property & equipment            4,788,550          75,000                                 4,863,550
      Mining reclamation bonds                                    136,344            --                                     136,344
      Note receivable-related party                                  --         1,668,770    $ (1,668,770)         1           --
                                                             ------------    ------------    ------------              ------------
                                                                4,924,884       1,743,770      (1,668,770)                4,999,894
                                                             ------------    ------------    ------------              ------------

                                                             $  4,924,894    $  1,744,485    $ (1,668,770)             $  5,000,609
                                                             ============    ============    ============              ============

          LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
      Accounts payable and accrued expenses                  $    671,458    $     28,303                              $    699,761
      Payroll and other taxes payable                              29,960            --                                      29,960
      Convertible debentures                                      145,000            --                                     145,000
      Notes payable - related party and others                    218,965          70,000                                   288,965
      Note payable - related party                              1,414,756            --      $ (1,414,756)         1           --
                                                             ------------    ------------    ------------              ------------
                                                                2,480,139          98,303      (1,414,756)                1,163,686
                                                             ------------    ------------    ------------              ------------

Noncurrent liabilities
      Loan payable to shareholder                                    --         1,804,297      (1,804,297)         3           --
                                                             ------------    ------------    ------------              ------------

Stockholders' equity
      Common stock
          Authorized 40,000,000 shares, $.01 par value (2)         13,184            --            74,709          3         87,893
          Authorized 2,500 shares, no par value                      --                25             (25)                     --
      Additional paid-in capital                               18,390,364            --         1,729,613          3     20,119,977
      Deficit accumulated during development stage            (15,958,793)       (158,140)       (254,014)         1    (16,370,947)
                                                             ------------    ------------    ------------              ------------
                                                                2,444,755        (158,115)      1,550,283                 3,836,923
                                                             ------------    ------------    ------------              ------------

Total liabilities and stockholders' equity                   $  4,924,894    $  1,744,485    $ (1,668,770)             $  5,000,609
                                                             ============    ============    ============              ============


Common shares issued and outstanding                            1,318,390           2,500                                 8,789,267
                                                             ============    ============                              ============


Notes:

1    Intercompany balance eliminated in consolidated

2 Retroactively restated for WCM Capital, Inc.'s one-for-three stock split on December 20, 1999.

3 Consolidated column reflects contribution to equity of US Mining Inc.'s loan payable to shareholder.

4 Consolidated column gives effect to issuance of 7,470,877 shares of common stock of WCM Capital, Inc. (85% of total issued and outstanding after transaction) for 2,500 common shares of US Mining, Inc.



     See the Company's audited financial Statements as of and for the fiscal years ended December 31, 1998 and 1997 and the Company's unaudited interim financial statements as of and for the three and nine months ended September 30, 1999 and 1998 attached hereto. See also USM's audited financial Statements as of and for the fiscal year ended March 31, 1999 and 1998 and USM's unaudited interim financial statements as of and for the nine months ended December 31, 1999 attached hereto.

OTHER BUSINESS

       The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters would properly come before the meeting, the
persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

     The Company files annual, quarterly, and special reports, proxy statements, and other information with the Commission. You may read and copy any reports, statements, and other information that the Company files at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operations of the Public Reference Room. The Company's Commission filings also are available on the Commission's Internet site which is http://www.sec.gov.



Date:   January 31, 2000                  By Order of the Board of Directors

                                          /s/ Robert Waligunda


                                          Robert Waligunda, President

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)


                                    - INDEX -

                                                                                                Page(s)

Report of Independent Auditors                                                                  F - 2

Financial Statements:
      Balance Sheets, December 31, 1998 and 1997                                                F - 3

      Statements of Operations, Years Ended December 31, 1998 and 1997 and
      Cumulative Period From December 1, 1977 (Inception) to December 31, 1998                  F - 4

      Statements of Stockholders' Equity, Years Ended December 31, 1998 and 1997 and
      Cumulative Period From December 1, 1977 (Inception) to December 31, 1998                  F - 5

      Statements of Cash Flows, Years Ended December 31, 1998 and 1997 and
      Cumulative Period From December 1, 1977 (Inception) to December 31, 1998                 F - 10


Notes to Financial Statements                                                                  F - 12

INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
WCM Capital, Inc.


We have audited the balance sheets of WCM Capital, Inc. (formerly Franklin Consolidated Mining Co., Inc.) as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the accumulated amounts from inception through December 31, 1996, which includes an accumulated deficit as of December 31, 1996 of $(12,260,249). Those amounts were audited by other auditors whose report has been furnished to us and our opinion insofar as it relates to those accumulated amounts is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of WCM Capital, Inc., and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage enterprise whose operations have generated recurring losses and cash flow deficiencies from inception and, as of December 31, 1998, has a substantial working capital deficiency. As a result, it was in default with respect to payments on several notes and on convertible debentures and substantially dependent on outside funding for financing. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 11 to the financial statements, the Company changed its method of valuing certain issuances of securities.




                                                        LAZAR LEVINE & FELIX LLP
New York, New York
April 13, 1999

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                   - ASSETS -

                                                                                    1998            1997
                                                                                ------------    ------------
CURRENT ASSETS:
    Cash and cash equivalents                                                   $       --      $      1,078
                                                                                ------------    ------------

TOTAL CURRENT ASSETS                                                                    --             1,078
                                                                                ------------    ------------

OTHER ASSETS:
    Mining, milling and other property and equipment, net of accumulated
      depreciation and depletion of $2,105,515 and $1,959,160 (Notes 4 and 7)      4,808,580       5,424,935
    Land - held for sale (Note 3)                                                       --           345,000
    Mining reclamation bonds (Note 5a)                                               134,602         130,681
                                                                                ------------    ------------

                                                                                $  4,943,182    $  5,901,694
                                                                                ============    ============

                    - LIABILITIES AND STOCKHOLDERS' EQUITY -
CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                       $    654,164    $    367,933
    Payroll and other taxes payable                                                   29,960          31,181
    Convertible debentures (Note 6)                                                  145,000         145,000
    Notes payable - related party and others (Note 5)                                218,965         167,000
    Note payable - related party (Note 7)                                          1,191,586         955,756
                                                                                ------------    ------------

TOTAL CURRENT LIABILITIES                                                          2,239,675       1,666,870
                                                                                ------------    ------------

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY (Notes 10 and 11):
    Common stock, par value $.25 per share; 100,000,000 shares authorized;
      3,955,169 shares issued and outstanding                                        988,793         988,793
    Additional paid-in capital                                                    17,414,755      17,414,755
    Deficit accumulated during the development stage                             (15,700,041)    (14,168,724)
                                                                                ------------    ------------
                                                                                   2,703,507       4,234,824
                                                                                ------------    ------------
                                                                                $  4,943,182    $  5,901,694
                                                                                ============    ============


             See auditors' report and notes to financial statements.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997
                  AND PERIOD FROM DECEMBER 1, 1977 (INCEPTION)
                              TO DECEMBER 31, 1998

                                                                                                                        Cumulative
                                                                                                                           from
                                                                                         1998             1997           Inception
                                                                                     ------------     ------------     ------------
REVENUES:
    Sales                                                                            $       --       $       --       $    876,082
    Interest income                                                                         3,920            3,888          548,695
    Other income                                                                            4,397             --             79,397
                                                                                                                       ------------
                                                                                            8,317            3,888        1,504,174
                                                                                     ------------     ------------     ------------

EXPENSES:
    Mine expenses and environmental remediation costs                                      62,560          162,945        3,586,298
    Loss on sale/write-down of mining and milling and other property
      and equipment                                                                       465,000        1,200,000        1,665,000
    Depreciation and depletion                                                            146,355          121,980        2,300,864
    General and administrative expenses                                                   642,592          368,353        6,248,377
    Interest expense                                                                      123,127           33,334        1,141,479
    Amortization of debt issuance expense                                                    --               --            683,047
    Equity in net (income) loss and settlement of claims of Joint Venture                    --             (9,249)       1,059,971
    Other                                                                                 100,000           35,000          519,179
                                                                                     ------------     ------------     ------------
                                                                                        1,559,634        1,912,363       17,204,215
                                                                                     ------------     ------------     ------------

NET LOSS (Note 9)                                                                    $ (1,531,317)    $ (1,908,475)    $(15,700,041)
                                                                                     ============     ============     ============


BASIC LOSS PER COMMON SHARE                                                          $       (.39)    $       (.48)
                                                                                     ============     ============


WEIGHTED AVERAGE SHARES OUTSTANDING                                                     3,955,169        3,940,000
                                                                                     ============     ============


             See auditors' report and notes to financial statements.

                                WCM CAPITAL, INC.
                FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                       STATEMENTS OF STOCKHOLDERS' EQUITY            Page 1 of 5
                     YEARS ENDED DECEMBER 31, 1998 AND 1997
                  AND PERIOD FROM DECEMBER 1, 1977 (INCEPTION)
                              TO DECEMBER 31, 1998

                                                                                               Deficit
                                                                                             Accumulated
                                                                               Additional     During the
                                                                   Common       Paid-in      Development    Treasury
                                                       Shares      Stock        Capital         Stage         Stock        Total
                                                      -=-----   -----------   -----------    -----------    ---------   ------------
Issuance of common stock:
     Cash                                               6,200   $     1,550   $    41,550    $      --      $    --     $    43,100
     Non-cash:
       Related parties                                 37,000         9,250          --             --           --           9,250
       In exchange for shares of Gold
         Developers and Producers, Inc.                43,800        10,950         6,484           --           --          17,434
Net loss                                                 --            --            --          (45,584)                      --
                                                      -------   -----------   -----------    -----------    ---------   -----------
                                                                                                                            (45,584)
Balance, December 31, 1977                             87,000        21,750        48,034        (45,584)        --          24,200

Issuance of common stock:
     Pursuant to public offering, net of
       underwriting expenses of $11,026                23,528         5,882       278,113           --           --         283,995
     Cash                                               9,000         2,250       240,627           --           --         242,877
     Non-cash                                             200            50         4,950           --           --           5,000
Net loss                                                 --            --            --          (66,495)                      --
                                                      -------   -----------   -----------    -----------    ---------   -----------
                                                                                                                            (66,495)
Balance, December 31, 1978                            119,728        29,932       571,724       (112,079)        --         489,577

Issuance of common stock:
     Cash                                               9,274         2,318       438,932           --           --         441,250
     Non-cash - related parties                         1,600           400        59,600           --           --          60,000
     Non-cash - other                                     267            67        13,283           --           --          13,350
Net loss                                                 --            --            --         (128,242)                      --
                                                      -------   -----------   -----------    -----------    ---------   -----------
                                                                                                                           (128,242)
Balance, December 31, 1979                            130,869        32,717     1,083,539       (240,321)        --         875,935

Issuance of common stock:
     Cash                                              11,590         2,898       837,102           --           --         840,000
     Non-cash                                           2,380           595       118,405           --           --         119,000
Net loss                                                 --            --            --         (219,021)        --        (219,021)
                                                      -------   -----------    -----------    ---------     ---------   -----------
Balance, December 31, 1980                            144,839        36,210     2,039,046       (459,342)        --       1,615,914

Issuance of common stock:
     Cash                                               2,625           656       261,844           --           --         262,500
                                                      -------   -----------   -----------    -----------    ---------   -----------
Balance, pre-stock split                              147,464        36,866     2,300,890       (459,342)        --       1,878,414

Issuance of common stock:
     Pursuant to a four-for-one stock split           442,392       110,598      (110,598)          --           --            --
     Cash                                              23,120         5,780       552,220           --           --         558,000
     Non-cash                                           4,160         1,040       102,960           --           --         104,000
     Commission on sale of common stock                  --            --         (57,300)          --           --         (57,300)
Net loss                                                 --            --            --         (288,105)        --        (288,105)
                                                      -------   -----------   -----------    -----------    ---------   -----------
Balance, December 31, 1981                            617,136       154,284     2,788,172       (747,447)        --       2,195,009


             See auditors' report and notes to financial statements.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                        STATEMENTS OF STOCKHOLDERS' EQUITY           Page 2 of 5
                     YEARS ENDED DECEMBER 31, 1998 AND 1997
                  AND PERIOD FROM DECEMBER 1, 1977 (INCEPTION)
                              TO DECEMBER 31, 1998

                                                                                               Deficit
                                                                                             Accumulated
                                                                                Additional    During the
                                                                  Common        Paid-in     Development     Treasury
                                                      Shares      Stock         Capital        Stage          Stock         Total
                                                      -------   -----------   -----------   ------------   -----------  ------------
Issuance of common stock:
     Cash                                              34,440   $     8,610   $   755,516   $      --      $      --    $   764,126
     Non-cash                                           6,480         1,620       160,380          --             --        162,000
     Commission on sale of common stock                  --            --         (56,075)         --             --        (56,075)
Net loss                                                 --            --            --        (287,291)          --       (287,291)
                                                      -------   -----------   -----------   -----------    ---------    -----------
Balance, December 31, 1982                            658,056       164,514     3,647,993    (1,034,738)          --      2,777,769

Issuance of common stock:
     Cash                                              50,925        12,732     1,176,818          --             --      1,189,550
     Non-cash                                           2,833           708        70,126          --             --         70,834
     Exercise of stock options by:
       Related parties                                 10,700         2,675       264,825          --             --        267,500
       Others                                             160            40         3,960          --             --          4,000
     Commission on sale of common stock                  --            --        (124,830)         --             --       (124,830)
Net loss                                                 --            --            --        (749,166)          --       (749,166)
                                                      -------   -----------   -----------   -----------    ---------    -----------
Balance, December 31, 1983                            722,674       180,669     5,038,892    (1,783,904)          --      3,435,657

Issuance of common stock:
  Cash                                                 48,068        12,017     1,139,683          --             --      1,151,700
  Non-cash                                              1,100           275        27,225          --             --         27,500
  Exercise of stock options by related parties 8,000    2,000       198,000          --            --          200,000
  Commission on sale of common stock                     --            --         (90,950)         --             --        (90,950)

Net loss                                                 --            --            --        (301,894)          --       (301,894)
                                                      -------   -----------   -----------   -----------    ---------    -----------
Balance, December 31, 1984                            779,842       194,961     6,312,850    (2,085,798)          --      4,422,013

Issuance of common stock:
     Cash                                              16,853         4,213       295,866          --             --        300,079
     Non-cash                                             400           100         7,400          --             --          7,500
     Exercise of stock options by:
       Related parties                                  8,000         2,000       148,000          --             --        150,000
       Others                                              40            10           740          --             --            750
     Commission on sale of common stock                  --            --          (3,462)         --             --         (3,462)
Net loss                                                 --            --            --        (133,929)          --       (133,929)
                                                      -------   -----------   -----------   -----------    ---------    -----------
Balance, December 31, 1985                            805,135       201,284     6,761,394    (2,219,727)          --      4,742,951


             See auditors' report and notes to financial statements.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                 STATEMENTS OF STOCKHOLDERS' EQUITY                  Page 3 of 5
                     YEARS ENDED DECEMBER 31, 1998 AND 1997
                  AND PERIOD FROM DECEMBER 1, 1977 (INCEPTION)
                              TO DECEMBER 31, 1998

                                                                                            Deficit
                                                                                          Accumulated
                                                                             Additional   During the
                                                                Common        Paid-in     Development    Treasury
                                                   Shares        Stock        Capital        Stage         Stock           Total
                                                  ---------   -----------   -----------   -----------    ---------      -----------

Issuance of common stock:
     Cash                                            22,760   $     5,690   $   294,810   $      --      $      --      $   300,500
     Non-cash - related parties                       6,400         1,600        78,400          --             --           80,000
     Non-cash - others                                5,400         1,350        52,650          --             --           54,000
Net loss                                               --            --            --        (227,788)          --         (227,788)
                                                  ---------   -----------   -----------   -----------    -----------    ------------
Balance, December 31, 1986                          839,695       209,924     7,187,254    (2,447,515)          --        4,949,663

Issuance of common stock:
     Cash                                           104,175        26,044     1,261,257          --             --        1,287,301
     Non-cash - related parties                       8,080         2,020        68,880          --             --           70,900
     Non-cash - other                                 1,500           375        36,875          --             --           37,250
     Commission on sale of common stock                --            --        (110,243)         --             --         (110,243)
Net loss                                               --            --            --        (730,116)          --         (730,116)
                                                  ---------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 1987                          953,450       238,363     8,444,023    (3,177,631)          --        5,504,755

Issuance of common stock - non-cash - related
     parties                                          8,000         2,000        48,000          --             --           50,000
Net loss                                               --            --            --        (386,704)          --         (386,704)
Purchase of 50,000 shares of treasury stock -
     at cost                                           --            --            --            --          (12,500)       (12,500)
                                                  ---------   -----------   -----------   -----------    -----------    -----------
Balance, at December 31, 1988                       961,450       240,363     8,492,023    (3,564,335)       (12,500)     5,155,551

Issuance of common stock:
     Cash                                            27,120         6,780       103,720          --             --          110,500
     Non-cash - others                               11,346         2,836        31,030          --             --           33,866
     Non-cash -related parties                        8,400         2,100        29,400          --             --           31,500
     Private placement:
       Cash                                          91,000        22,750          --            --             --           22,750
       Debt issuance expense                           --            --         455,000          --             --          455,000
       Conversion of debentures                      42,000        10,500        94,500          --             --          105,000
       Exercise of stock options                     12,000         3,000        42,000          --             --           45,000
     Commission on sale of common stock                --            --          (1,500)         --             --           (1,500)
     Compensation resulting from stock options
       granted                                         --            --          39,000          --             --           39,000
Net loss                                               --            --            --      (1,279,804)          --       (1,279,804)
                                                  ---------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 1989                        1,153,316       288,329     9,285,173    (4,844,139)       (12,500)     4,716,863



             See auditors' report and notes to financial statements.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                        STATEMENTS OF STOCKHOLDERS' EQUITY           Page 4 of 5
                     YEARS ENDED DECEMBER 31, 1998 AND 1997
                  AND PERIOD FROM DECEMBER 1, 1977 (INCEPTION)
                              TO DECEMBER 31, 1998

                                                                                           Deficit
                                                                                         Accumulated
                                                                          Additional      During the
                                                             Common        Paid-in       Development      Treasury
                                                Shares       Stock         Capital           Stage         Stock           Total
                                              ---------   ------------   ------------    ------------   ------------   -------------
Sale of underwriter's stock warrants               --     $       --     $        100    $       --     $       --     $        100
Issuance of common stock:
     Cash                                        13,400          3,350         41,875            --             --           45,225
     Non-cash - others                            1,594            399          5,579            --             --            5,978
     Conversion of debentures                     6,400          1,600         30,400            --             --           32,000
Net loss                                           --             --             --        (1,171,962)          --       (1,171,962)
                                              ---------   ------------   ------------    ------------   ------------   -------------
Balance, December 31, 1990                    1,174,710        293,678      9,363,127      (6,016,101)       (12,500)     3,628,204

Issuance of common stock:
     Cash - others                               71,984         17,996         78,935            --             --           96,931
     Cash - related parties                      72,000         18,000         72,000            --             --           90,000
     Non-cash - others                           47,348         11,837         47,350            --             --           59,187
     Conversion of debentures                   149,240         37,310        588,690            --             --          626,000
     Exercise of stock options                   10,000          2,500         10,000            --             --           12,500
     Conversion of notes payable                 10,000          2,500         12,500            --             --           15,000
Net loss                                           --             --             --          (764,926)          --         (764,926)
                                              ---------   ------------   ------------    ------------   ------------   -------------
Balance, December 31, 1991                    1,535,282        383,821     10,172,602      (6,781,027)       (12,500)     3,762,896

Issuance of common stock:
     Cash - others                               80,877         20,219        149,389            --             --          169,608
     Cash - related parties                      25,200          6,300         42,700            --             --           49,000
     Non-cash - others                           69,185         17,296        348,762            --             --          366,058
     Non-cash - related parties                     484            121            485            --             --              606
     Non-cash - exercise of options
       by related parties                        82,000         20,500         82,000            --             --          102,500
     Conversion of debentures                    21,600          5,400        156,600            --             --          162,000
     Commission on sale of common stock -
       related parties                             --             --           (7,123)           --             --           (7,123)
Net loss                                           --             --             --        (1,343,959)          --       (1,343,959)
                                              ---------   ------------   ------------    ------------   ------------   -------------
Balance, December 31, 1992                    1,814,628        453,657     10,945,415      (8,124,986)       (12,500)     3,261,586

Issuance of common stock:
     Cash - others                               34,936          8,734        125,230            --             --          133,964
     Cash - related parties                      31,080          7,770         69,930            --             --           77,700
     Non-cash - others                            6,000          1,500         13,500            --             --           15,000
     Non-cash - settlement of litigation         40,000         10,000         90,000            --             --          100,000
     Non-cash - exercise of options
       by related parties                         8,000          2,000          8,000            --             --           10,000
     Conversion of debentures                     5,600          1,400         33,600            --             --           35,000
     Conversion of loan                           4,000          1,000          9,000            --             --           10,000
Net loss                                           --             --             --          (797,619)          --         (797,619)
                                              ---------   ------------   ------------    ------------   ------------   -------------
Balance, December 31, 1993                    1,944,244        486,061     11,294,675      (8,922,605)       (12,500)     2,845,631


             See auditors' report and notes to financial statements.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                        STATEMENTS OF STOCKHOLDERS' EQUITY           Page 5 of 5
                     YEARS ENDED DECEMBER 31, 1998 AND 1997
                  AND PERIOD FROM DECEMBER 1, 1977 (INCEPTION)
                              TO DECEMBER 31, 1998

                                                                                                Deficit
                                                                                             Accumulated
                                                                               Additional    During the
                                                                 Common         Paid-in      Development     Treasury
                                                  Shares         Stock          Capital         Stage         Stock         Total
                                                 ---------   -------------   -------------  ------------     --------   -----------
Retirement of treasury stock                        (2,000)  $       (500)   $    (12,000)  $       --       $12,500    $      --
Net loss                                              --             --              --         (381,596)        --        (381,596)
                                                 ---------   -------------   -------------  ------------     --------   -----------
Balance, December 31, 1994                       1,942,244        485,561      11,282,675     (9,304,201)        --       2,464,035

Issuance of common stock:
 Settlement of claims by joint venture partner
     as restated                                   240,000         60,000         876,000           --           --         936,000
 Repayments of loan from joint venture partner
     as restated                                   128,000         32,000         467,200           --           --         499,200
 Repayments of long-term loans from related
     parties and accrued interest                  347,192         86,798         590,227           --           --         677,025
 Exchange of shares for profit participation
     interests                                     108,000         27,000         (27,000)          --           --            --
Net loss, as restated                                 --             --              --       (1,641,944)        --      (1,641,944)
                                                 ---------   -------------   -------------  ------------    ---------  ------------
Balance, December 31, 1995, as restated          2,765,436        691,359      13,189,102    (10,946,145)        --       2,934,316

Issuance of common stock for:
 Cash                                               70,136         17,534         280,066           --           --         297,600
 Services and interest, as restated                148,640         37,160         525,277           --           --         562,437
 Conversion of convertible notes                   171,790         42,948         515,372           --           --         558,320
 Repayments of loan from joint venture partner      92,640         23,160         338,715           --           --         361,875
 Repayments of long-term loans from related
   party                                           374,677         93,669       1,369,912           --           --       1,463,581
Net loss, as restated                                 --             --              --       (1,314,104)        --      (1,314,104)
                                                 ---------   -------------   -------------  ------------    ---------  ------------
Balance, December 31, 1996, as restated          3,623,319        905,830      16,218,444    (12,260,249)        --       4,864,025

Issuance of common stock for:
 Extension of lease rights                           4,160          1,040          11,960           --           --          13,000
 Conversion of note payable                        307,692         76,923         523,077           --           --         600,000
 Conversion of debt                                 20,000          5,000          45,500           --           --          50,500
 Acquisition of joint venture                         --             --           615,774           --           --         615,774
Net loss                                              --             --              --       (1,908,475)        --      (1,908,475)
                                                 ---------   -------------   -------------  ------------     --------  ------------
Balance, December 31, 1997, as restated          3,955,169        988,793      17,414,755    (14,168,724)        --       4,234,824

Net loss                                              --             --              --       (1,531,317)        --      (1,531,317)
                                                 ---------   -------------   -------------  ------------    ---------  ------------
BALANCE, DECEMBER 31, 1998                       3,955,169   $    988,793    $ 17,414,755   $(15,700,041)   $    --    $  2,703,507
                                                 =========   =============   =============  ============    =========  ============


             See auditors' report and notes to financial statements.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                        YEARS ENDED DECEMBER 31, 1998 AND 1997       Page 1 of 2
                  AND PERIOD FROM DECEMBER 1, 1977 (INCEPTION)
                              TO DECEMBER 31, 1998

                                                                                                                         Cumulative
                                                                                                                           from
                                                                                       1998               1997            Inception
                                                                                   ------------      -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                       $ (1,531,317)     $ (1,908,475)     $(15,700,041)
    Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and depletion                                                      146,355           121,980         2,300,864
        Provision for bad debt                                                          350,000              --             350,000
        Write-down of mining and milling and other property and
          equipment                                                                     200,000         1,200,000         1,400,000
        Amortization of debt issuance expense                                              --             683,047
        Loss on sale of equipment                                                       265,000              --             265,000
    Value of common stock issued for:
      Services and interest                                                                                13,000         1,934,894
      Settlement of litigation                                                                               --             100,000
      Settlement of claims by joint venture partner                                                          --             936,000
      Compensation resulting from stock options granted                                                      --             311,900
      Value of stock options granted for services                                                            --             112,500
      Equity in net (income) loss of joint venture                                                         (9,249)          123,971
      Other                                                                                                  --              (7,123)
    Changes in operating assets and liabilities:
      Prepaid expenses                                                                                    107,979              --
      Interest accrued on mining reclamation bonds                                       (3,921)           (3,806)           (9,602)
      Accounts payable and accrued expenses                                             285,010          (104,986)          916,380
                                                                                   ------------      ------------      ------------
        Net cash used in operating activities                                          (288,873)         (583,557)       (6,282,210)
                                                                                   ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases and additions to mining, milling and other property and
      equipment                                                                            --                --          (5,120,354)
    Purchases of mining reclamation bonds, net                                             --                --            (125,000)
    Deferred mine development costs and other expenses                                     --                --            (255,319)
                                                                                   ------------      ------------      ------------
        Net cash used in investing activities                                              --                --          (5,500,673)
                                                                                   ------------      ------------      ------------


             See auditors' report and notes to financial statements.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                             STATEMENTS OF CASH FLOW                 Page 2 of 2
                     YEARS ENDED DECEMBER 31, 1998 AND 1997
                  AND PERIOD FROM DECEMBER 1, 1977 (INCEPTION)
                              TO DECEMBER 31, 1998

                                                                                                                         Cumulative
                                                                                                                           from
                                                                               1998                  1997                Inception
                                                                           ------------          ------------          -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuances of common stock                                                                            --               8,758,257
    Issuance of underwriter's stock warrants                                                             --                     100
    Commissions on sales of common stock                                                                 --                (381,860)
    Purchases of treasury stock                                                                          --                 (12,500)
    Payments of deferred underwriting costs                                                              --                 (63,814)
    Proceeds from exercise of stock options                                                              --                 306,300
    Issuance of convertible debentures and notes                                                         --               1,505,000
    Proceeds of advances from joint venture partner                                                      --                 526,288
    Advances to joint venture partner                                                                  37,234              (181,017)
    Payments of debt issuance expenses                                                                   --                (164,233)
    Proceeds of other notes and loans payable                                   287,795               547,274             1,603,069
    Repayments of other notes and loans payable                                    --                    --                (120,000)
    Proceeds of loans from affiliate                                               --                    --                  55,954
    Repayments of loans from affiliate                                             --                    --                 (48,661)
                                                                           ------------          ------------          ------------
        Net cash provided by financing activities                               287,795               584,508            11,782,883
                                                                           ------------          ------------          ------------

INCREASE (DECREASE) IN CASH                                                      (1,078)                  951                  --

    Cash, beginning of period                                                     1,078                   127                  --
                                                                           ------------          ------------          ------------

CASH, END OF PERIOD                                                        $       --            $      1,078          $       --
                                                                           ============          ============          ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
    Interest paid                                                          $       --            $       --            $    299,868
                                                                           ============          ============          ============

NON-CASH ITEMS:

During 1998: The Company sold its Gold Hill Properties with a book value of $1,340,000 for property having a fair market value of $725,000 and a note receivable of $350,000. A loss of $265,000 was recognized on the transaction.

During 1997: (1) the Company converted a $600,000 note payable to a former joint venture partner to 307,692 shares of Company stock (2) the Company also issued 20,000 shares of common stock as consideration for a liability of approximately $50,000 due to an unaffiliated third party (3) in connection with the elimination of the Zeus Joint Venture, the Company acquired net assets of $615,774 and recorded additional paid-in capital of the same amount and (4) the Company wrote down the remaining $150,000 investment associated with the 20% purchase of Newmineco and simultaneously reduced a note payable to a party related to Newmineco.

             See auditors' report and notes to financial statements.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 1 -  ORGANIZATION AND BASIS OF PRESENTATION:

          WCM Capital, Inc. (formerly Franklin Consolidated Mining Co., Inc.) (the "Company") originally incorporated on December 1, 1976 under the laws of the State of Delaware, is engaged in the exploration, development and mining of precious and non-ferrous metals, including gold, silver, lead, copper and zinc. The Company owns or has an interest in a number of precious and non-ferrous metal properties. The Company's principal mining properties are (i) the Franklin Mines, located near Idaho Springs in Clear Creek County, Colorado, for which the Company acquired the exclusive right to explore, develop, mine, and extract all minerals located in approximately 51 mining claims (the "Franklin Mines"), (ii) the Franklin Mill, a crushing and flotation mill which is located on the site of the Franklin Mines (the "Franklin Mill"), and up until its sale on June 5, 1998 (iii) the Gold Hill Mill (see Note 2d), a fully permitted modern facility located in Boulder County, Colorado (the "Gold Hill Mill"). The Company is a development stage enterprise because it did not generate any significant revenues through December 31, 1998. On October 13, 1998, the Company held its annual meeting of shareholders at which time the shareholders approved an amendment to its certificate of incorporation changing the name of the Company to WCM Capital, Inc. The name change was effective October 16, 1998.

          In February 1993, the Company entered into a joint venture arrangement with Island Investment Corp., a Nevada corporation ("Island"), pursuant to which the parties formed Zeus No. 1 Investments, a California general partnership (the "Joint Venture"). The Company had a 17.5% interest in the Joint Venture, and Island had the remaining 82.5% interest. The Joint Venture was formed to develop the Franklin Mines and related assets of the Company. In May 1993, Island assigned its interest in the Joint Ventures to Gems and Minerals Corp., ("Gems") a wholly owned subsidiary of Island. On July 15, 1996, Gems transferred 31.5% of its 82.5% interest in the Joint Venture to Nuco Ventures, Inc., a Delaware Company, and wholly-owned subsidiary of Gems ("Nuco").

          During 1997, in a step transaction, Gem's and Nuco's aggregate 82.5% interest in the Joint Venture was acquired by U.S. Mining, Inc., a New Jersey corporation ("USM"). USM assigned the acquired interest to the Company in exchange for the assumption by the Company of certain liabilities. Upon the acquisition of the 82.5% interest of the Joint Venture by the Company, the relationship with Gems was terminated and the Joint Venture was effectively dissolved.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 1 -  ORGANIZATION AND BASIS OF PRESENTATION (Continued):

          In conjunction with these transactions, the Company:
          o    Acquired mine and mill improvements having a net book value of
               (see Note 4)                                                               $  780,787

          o    Eliminated the Joint Venture deficit of $123,971, after giving effect to equity in net income of Joint Venture of $9,249 for
               1997                                                                          123,971

          o    Eliminated a $458,567 liability which represented the remainder of a note and related accrued interest payable to a subsidiary of
               Gems in conjunction with the acquisition of the Gold Hill Mill                458,567

          o    Eliminated a $229,204 receivable from Gems                                   (229,204)

          o    Assumed notes payable - other of $87,000 and related accrued
               interest on these notes of $16,858 (see Note 5)                              (103,858)

          o    Assumed a liability of $408,482 payable to POS Financial, Inc.
               (see Note 7)                                                                 (408,482)

          o    Assumed a liability of $20,255 associated with the Joint Venture
               less other items of $14,248                                                    (6,007)
                                                                                          ----------

          The net amount of $615,774 was credited to additional paid-in capital.         $   615,774
                                                                                          ==========

          Basis of Presentation/Going Concern Uncertainty:

          The accompanying financial statements have been prepared assuming the Company will continue as a going concern. However, the Company has had recurring losses and cash flow deficiencies since inception. As at December 31, 1998 and 1997, the Company has a cash balance of $0 and $1,078, respectively an accumulated deficit of $15,700,041 and $14,168,724, respectively current liabilities of $2,239,675 and $1,666,870, and a working capital deficiency of $ 2,239,675 and $1,665,792. In addition, its operations used $288,873 and $583,557 of cash for the year ended December 31, 1998 and 1997, respectively. Also, the Company was in default on the payment of the principal balance and accrued interest on certain notes and debentures (see Notes 5 and 6). Certain accounts payable were also past due. In addition to the payment of its current liabilities, management estimates that the Company will incur general, administrative, and other costs and expenditures, exclusive of any costs and expenditures related to any mining and milling operations, at the rate of approximately $15,000 per month plus interest during 1999. Such matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of the above uncertainty.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 1 -  ORGANIZATION AND BASIS OF PRESENTATION (Continued):

          U.S. Mining Co. and its affiliates have pledged to provide financing to the Company on an as needed basis until on or about January 1, 2000. The funds received from USM and its affiliates will cover the general, administrative and other costs approximated at $15,000 per month plus interest. Additional funds will be needed to support the extraction and milling processes once underway as well as to upgrade the processing facilities to allow for an increase in ore processing capacity once needed.

          There can be no assurance that the Company will have adequate funds available to repay the funds advanced by USM and its affiliates. In the event that the Company defaults on its obligations, USM may foreclose on the assets secured by the POS note. Such foreclosure actions by USM would have a material adverse effect on the future operations of the Company and the Company's ability to exploit the Franklin Mines.

          Substantially all of the $4,808,580 of mineral properties and equipment included in the accompanying balance sheet as of December 31, 1998, is related to exploration properties. The ultimate realization of the Company's investment in exploration properties and equipment is dependent upon the success of future property sales, the existence of economically recoverable reserves, the ability of the Company to obtain financing or make other arrangements for development, and upon future profitable production.


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies that are considered particularly significant.

     (1)  Use of Estimates:

          To prepare financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

     (2)  Cash Equivalents:

          The Company defines cash equivalents as all short-term, highly liquid investments with original maturity dates less than 90 days.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (3)  Mining, Milling and Other Property and Equipment:

          Mining, milling and other property and equipment are recorded at cost. Costs incurred to acquire, explore, improve, and develop mining and milling properties are capitalized and amortized in relation to the production of estimated reserves. Mine development expenditures incurred substantially in advance of production are deferred on an individual property basis until the viability of a property is determined. When a property is placed in commercial production, such deferred costs are depleted using the units-of-production method. General exploration costs and costs to maintain the mineral rights and leases are expensed as incurred. Management of the Company periodically reviews the recoverability of the capitalized mineral properties and mining equipment. Management takes into consideration various information including, but not limited to, historical production records taken from previous mine operations, results of exploration activities conducted to date, estimated future prices and reports and opinions of outside geologists, mine engineers, and consultants. When it is determined that a project or property will be abandoned or its carrying value has been impaired, a provision is made for any expected loss on the project or property.

          Post-closure reclamation and site restoration costs are estimated based upon environmental and regulatory requirements and accrued over the life of the mine using the units-of-production method. Current expenditures relating to ongoing environmental and reclamation programs are expensed as incurred.

          Depletion of mining and milling improvements and mine development expenditures is computed using the units of production method based on probable reserves (there was no charge for depletion in 1998 and 1997 because the Company's mining and milling operations were not in operation during these years). Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the related assets.

(4)  Impairment of Long-Lived Assets:

          As of January 1, 1996, the Company adopted the provisions of FASB Statement of Financial Accounting Standards No. 121, "Accounting of the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121). Under SFAS 121, impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses then are measured by comparing the fair value of assets to their carrying amounts. It was the Company's determination that due to certain restrictions associated with milling operations in Boulder County, Colorado, the Gold Hill Mill properties would not be placed into operation. The Company planned to sell the land and structural building and move and utilize the equipment to the Franklin

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

          properties and in fact on June 5, 1998 the Company sold its Gold Hill Mill Properties in exchange for property and equipment having a market value of $725,000 and a 14% note receivable of $350,000. The note is payable on demand. The Company recognized a loss of $265,000 as a result of this transaction. As of December 31, 1998, (a) the $350,000 note was written down to $0 and (b) a $200,000 writedown was taken against the $725,000 of equipment acquired, based upon an evaluation of impairment.

          As a result of its intentions, at December 31, 1997 the Company reduced by $1,200,000 the carrying value of certain assets relating to its Gold Hill milling operations to $1,340,000, which approximated management's estimate of fair value at that time. As stated above, this property was sold in June of 1998.

     (5)  Joint Venture:

          The Company accounted for its investment in the Joint Venture under the equity method. As a general partner in the Joint Venture (until the Joint Venture's dissolution in November 1997 - see Note 1), the Company would be liable to creditors and certain other parties for any obligations the Joint Venture might ultimately be unable to satisfy. Accordingly, through November 25, 1997, the Company recorded its equity in the net losses of the Joint Venture even though they exceeded the Company's total investment.

     (6)  Revenue Recognition:

          Revenues, if any, from the possible sales of mineral concentrates will be recognized by the Company only upon receipt of final settlement funds from the smelter.

     (7)  Environmental Remediation Costs:

          Environmental remediation costs are accrued based on estimates of known environmental remediation exposures. Such accruals are recorded even if significant uncertainties exist over the ultimate cost of the remediation. Ongoing environmental compliance costs, including maintenance and monitoring costs are expensed as incurred.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

     (8)  Income Taxes:

          Deferred income taxes are to be provided on transactions, which are reported in the financial statements in different periods than for income tax purposes. The Company utilizes Financial Accounting Board Statement No. 109, "Accounting for Income Taxes," ("SFAS 109"). SFAS 109 requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized (see Note 9).

     (9)  Loss Per Common Share:

          The Company had adopted SFAS 128 "Earnings Per Share" ("SFAS 128"), which has changed the method of calculating earnings per share. SFAS 128 requires the presentation of "basic" and "diluted" earnings per share on the face of the income statement. Loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during each period. Common stock equivalents have been excluded from the computations since the results would be anti-dilutive. Earnings per share has been restated for prior periods to give effect to the twenty-five for one reverse stock split (see
          Note 10).

     (10) Reclassifications:

          Prior years financial statements have been reclassified to conform with the current year presentation.

     (11) Fair Value of Financial Investments:

          The carrying amount of the Company's borrowings approximate fair value.

     (12) Statement of Comprehensive Income:

          SFAS 130 "Reporting Comprehensive Income" is effective for years beginning after December 15, 1997. This statement prescribes standards for reporting comprehensive income and its components. Since the Company currently does not have any items of comprehensive income, a statement of comprehensive income is not yet required.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 3 -  ACQUISITIONS OF MINING AND MILLING PROPERTIES:

          On December 26, 1976, the Company acquired Gold Developers and Producers Incorporated, a Colorado corporation which, prior to the acquisition, leased 28 patented mining claims from Audrey and David Hayden and Dorothy Kennec pursuant to a mining lease and option to purchase, dated November 12, 1976 (hereinafter collectively referred to as the "Hayden/Kennec Leases"). In 1981, the Company commenced a rehabilitation program to extend and rehabilitate the shafts and tunnels in place at the Franklin Mines, install the Franklin Mill, and search for and delineate a commercial ore body. In 1983, the Company completed the Franklin Mill.

          On July 3, 1996, the Company acquired the Gold Hill Mill from a wholly-owned subsidiary of Gems (see Note 1), in exchange for a 8% mortgage note with an initial principal balance of $2,500,000. The Gold Hill Mill is a fully permitted milling facility located in Boulder, Colorado. The Company is responsible for developing and operating the Gold Hill Mill.

          At December 31, 1997, the Company reduced by $1,200,000 the carrying value of certain of the Gold Hill Mill assets to $1,340,000 which approximates management's estimate of fair value . Land aggregating $345,000, of the remaining $1,340,000 in assets, is classified on the 1997 balance sheet as land-held for resale with the balance classified as mining, milling and other property and equipment. All the Gold Hill assets were sold during 1998 (see Note 2d).

          On September 26, 1996, the Company acquired a 20% interest in Newmineco, an inactive company, by issuing a 9.5% note payable to Gems with a principal balance of $600,000. Newmineco represented that it held the exclusive mining rights related to the Mogul Mines in the Spencer Mountains of Colorado. Because of certain permitting and other problems in the Mogul Mines, the purchase price to the Company was reduced to $150,000 in 1996, and the investment was written down to zero as at December 31, 1997 (see Note 6).


NOTE 4 -  MINING, MILLING AND OTHER PROPERTY AND EQUIPMENT:

          Mining, milling and other property and equipment, at the Franklin Mines and the Franklin Mill and the Gold Hill Mill consist of the following at December 31:

                                                            1998         1997
                                                         ----------   ----------

       Machinery and equipment                           $1,747,220   $2,217,220
       Mine and mill improvements (a)                     5,071,065    5,071,065
       Furniture and fixtures                                11,714       11,714
       Automotive equipment                                  84,096       84,096
                                                         ----------   ----------
                                                          6,914,095    7,384,095
       Less: accumulated depreciation and depletion       2,105,515    1,959,160
                                                         ----------   ----------
                                                         $4,808,580   $5,424,935

     (a) Includes mine and mill improvements of $780,787 in connection with the termination of the Joint Venture (see Note 1).

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 4 -  MINING, MILLING AND OTHER PROPERTY AND EQUIPMENT (Continued):

          During the years ended December 31, 1998 and 1997, the Company expended $62,560 and $162,945, respectively on mine expenses and environmental remediation costs.


NOTE 5 -  NOTES PAYABLE - RELATED PARTY AND OTHERS:

          Notes payable related party and others consist of the following at December 31:

                                                           1998       1997
                                                           ----       ----

     12% unsecured demand notes due to the Company's
       former President and his affiliated entity       $ 71,965   $ 20,000
     Secured promissory note (a)                          60,000     60,000
     Unsecured promissory notes (b)                       87,000     87,000
                                                        --------   --------
                                                        $218,965   $167,000
                                                        ========   ========

     (1) The outstanding principal balance of the note became payable on July 18, 1996 and the Company is in default. The note is guaranteed by certain officers of Gems and is collateralized through a subordinated security interest in the Company's mining reclamation bond. Interest on the note is payable based on the rate of interest applicable to the mining reclamation bond.

     (2) This principal amount represents four unsecured promissory notes comprised of one $36,000 note and three $17,000 notes payable. These obligations were assumed by the Company on November 25, 1997, as part of the acquisition from USM of the remaining interest in the Joint Venture (see Note 1). These notes were in default when assumed by the Company, and remain in default as of December 31, 1998. Interest is being accrued at rates between 8% and 17% per annum.

          Accrued interest on the above notes at December 31, 1998 and 1997 aggregated approximately $45,600 and $21,000.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 6 -  CONVERTIBLE DEBENTURES AND OTHER CONVERTIBLE DEBT:

          The Company's convertible debt at December 31, 1998 and 1997 consists of:

               12.25% convertible debenture originally due 12/31/94    $145,000

          As of December 31, 1998 and 1997, the Company was in default with respect to the payment of the $145,000 principal balance of the debenture and accrued interest of approximately $67,000 and $49,000, respectively. As a result of its default, the Company may be subject to legal proceedings by the Transfer Agent/Trustee under the Indenture Agreement or from debentureholders seeking immediate repayment of principal plus interest and other costs. Management cannot assure that there will be funds available for the required payments or what the effects will be of any actions brought by or on behalf of the debentureholders (see Note 8c).

          In September 1996, the Company acquired its 20% interest in Newmineco by issuing a 9.5% note payable to Gems with a principal balance of $600,000. This note could be converted to common stock at the Company's option on or after January 1, 1997. On February 10, 1997, the Company notified the assignees that it had elected to convert the principal balance of the 9.5% note into 307,693 shares of common stock, as adjusted based on the conversion rate of $1.95, per share as adjusted. As a result of problems concerning permitting and various other issues related to the Mogul Mines, the purchase price was reduced to $150,000 on December 31, 1996 and to $-0- on December 31, 1997 (see Note 3). The $450,000 (1996) and $150,000 (1997) reductions in the purchase price were effectuated through an equivalent reduction in the principal balance of an 8% mortgage note that was payable to an affiliate of Gems by the Company.


NOTE 7 -  NOTE PAYABLE - RELATED PARTY:

          The Company had outstanding an 8% promissory note balance of $955,756, at December 31, 1997, which represents monies advanced to the Company by, an affiliated entity, POS Financial, Inc. ("POS"), a New Jersey corporation and obligations assumed in connection with the contributions of Joint Venture interests (see Note 1). The note was payable on May 4, 1998, and is secured by all the Company's mining claims and mining properties, as well as its interests in the Hayden/Kennec Leases. The note is subject to successive 30 day extensions throughout 1998 upon the mutual agreement of the maker and lender for no additional consideration. On March 5, 1998, POS assigned this note to USM. Both POS and USM are considered related parties because they can exert significant influence over the Company. Additional amounts were loaned to the Company by USM during 1998. The balance on the note at December 31, 1998 aggregated $1,191,586 plus accrued interest of $91,950.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 8 -  COMMITMENTS AND CONTINGENCIES:

     (a)  Lease Agreements:

          The original Hayden/Kennec Leases provided for payment by the Company of certain liabilities relating to the leased property and a minimum royalty payment of $2,000 per month or 5% of the Company's net smelter royalties realized from production, whichever is greater to Mrs. Hayden and Mrs. Kennec. The original Hayden/Kennec Leases expired in November 1996, at which time the Company had the option to purchase the leasehold rights for a purchase price of $1,250,000 less any royalties previously paid as of the expiration date. As of November 1996, the Company had paid approximately $480,000 in royalties.

          On November 19, 1996, the Company entered into an amendment to the Hayden/Kennec Leases with Dorothy Kennec (the "Kennec Amendment"). Pursuant to the terms of the Kennec Amendment, Kennec agreed to extend the term as it relates to her portion of the leasehold rights through November 12, 1997. In consideration for such extension, the Company agreed to increase the royalty payment due to Kennec under the original Hayden/Kennec Leases from $1,000 to $2,000 per month and to issue to Kennec 4,160 shares of the common stock of the Company valued at $3.125 per share as adjusted, having an aggregate value of $13,000. All of the payments made under the Kennec Amendment plus the value of the shares issued thereunder are to be further applied against the buy-out price of the property under the original Hayden/Kennec Leases. The 4,160 shares of common stock were issued on April 9, 1997 (see
          Note 10).

          To further secure the Company and the Joint Venture, Gems entered into an agreement on December 21, 1995 to purchase Hayden's interest thereto (the "Hayden Interests") for a purchase price of $75,000. Gems made an initial payment of $5,000 to Hayden and the remainder of the purchase price was to be paid on or prior to the expiration date of the Hayden/Kennec Leases. Gems advised the Company that under Colorado law, if an owner of 50% of mineral rights desired to exploit those rights, then the remaining 50% owner could not object to the exploitation of the rights, provided the non-participating owner received 50% of the net profits generated from such exploitation. Therefore, Gems informed the Company that it believed that with the acquisition of the Hayden interest, together with the portion of the Hayden/Kennec Leases owned by Kennec, the Company and the Joint Venture would have adequate access to the minerals during the remainder of the term of the Hayden/Kennec Leases on a continuing basis.

          On November 12, 1997, Gems had failed to comply with the terms of the Hayden/Kennec-Gems Purchase Agreement. On November 13, 1997, Hayden entered into an agreement to sell the Hayden interests to USM for a purchase price of $75,000 (the "Hayden-USM Purchase Agreement"). The purchase price is evidenced by a note, due on February 2, 1998. Payment on the note has been extended until USM receives a report of clear title. Upon the execution of the Hayden-USM Purchase Agreement, USM agreed to extend the Hayden/Kennec Leases upon the same terms and conditions currently in effect through March 13, 1998 (the "Extended Expiration Date"). As of December 31, 1998 USM had yet to receive clear title but continued to make lease payments.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 8 -  COMMITMENTS AND CONTINGENCIES (Continued):

     (a)  Lease Agreements (continued):

          While the Company has extended the term of the Hayden/Kennec Leases, as amended through March 13, 1998, in the event that it shall expire or otherwise terminate, any improvements made on the property become the property of the lessor without any further compensation to the Company and the lessor would have to reclaim the property in accordance with the State of Colorado Division of Minerals and Geology (the "DMG") requirements in effect at the time of such expiration or termination. Thus, the likelihood that the Company would recover fixtures and other equipment on the property may be minimal.

     (b)  Environmental Matters:

          On January 31, 1997, the Company received approval from the DMG of its March 6, 1996 amended application to its permit by obtaining the $252,000 bond required by the DMG from an independent bonding company in exchange for (i) the deposit by the Company of $125,000 in a trust account maintained for the benefit of the bonding company, (ii) guarantees from the Joint Venture partner and certain of its principals and (iii) the posting of a performance bond from an independent bonding company by one of the Joint Venture's contractors with respect to the completion of the technical and remediation work required by the regulatory authorities. As a result, management believes that substantially all of the necessary environmental and regulatory approvals have been obtained from DMG.

          The amended permit required among other things the submission of a final design for tailings disposal facilities, the installation of a Surface Water Control Plan previously approved by the DMG, the filing of an Environmental Protection Plan, and the completion of certain closure plans.

          As of December 31, 1998 and 1997, the Company believes that there are no formal violations against it with respect to the Franklin Mines and Franklin Mill. However, there can be no assurance that the Company will be able to adequately comply with the conditions set forth in its permit approval or that future violations will not arise and that such violations will not lead to interruptions in operations at the Franklin Mines or Franklin Mill.

     (c)  Litigation:

          The Company is involved in various litigation as explained below:

          (1) The Company and others are defendants in an action related to a dispute over fees for engineering consulting services supplied in the amount of approximately $268,000. The Court has remanded the case to arbitration. The defendants plan to vigorously defend their position asserting that the work was never completed. An accrued liability of $135,000, an increase of $100,000 from the December 31, 1997 financial statements, has been recorded. This is the amount the Company estimates to be its portion of the total claim and the $100,000 additional expense has been recorded in the accompanying financial statements and is included in other

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 8 -  COMMITMENTS AND CONTINGENCIES (Continued):

     (c)  Litigation (continued):

          (i) expenses. The Company and the other defendants are in settlement negotiations with the plaintiff. The Company believes that its' $135,000 accrual is enough to satisfy its' portion of a future settlement. There can be no assurance that final settlement agreements will be executed or that the Company would be successful if the matter does proceed to arbitration.

          (ii) In September 1997, certain of the Company's 12.25% Convertible Debenture holders (see Note 6) instituted an action against the Company for payment of approximately $42,500 principal amount of its 12.25% Convertible Debentures plus accrued and unpaid interest totaling approximately $13,000 and other costs and expenses related thereto. The Company has answered the aforesaid complaint. A default judgement was entered against the Company in the amount of $42,500 plus interest, costs and disbursements. The Company and USM have been negotiating with the debenture holders but to this point no settlement agreement has been reached. The continued default of the Company could result in the Company being subject to additional legal proceedings. In addition, there is no assurance that funds will be available to cure the default or reach an acceptable settlement.

          (iii) The Company is in litigation with Redstone Securities, Inc. ("Redstone") a company which in the past had provided financial consulting services to the Company. Redstone was issued stock as compensation for these services. Redstone alleged that it has been restricted by the Company in its efforts to sell and/or trade this stock. More specifically, Redstone contends that it should be able to sell its stock under Rule 144. Redstone is now asserting claims for damages in an amount in excess of the market value of the 120,000 shares, as adjusted, of Company stock along with punitive damages (not less than $600,000) allegedly premised upon the Company's intentional conduct in restricting the sale of the aforementioned stock. Plaintiffs counsel has expressed a willingness to settle, the present demand being approximately $350,000. Management of the Company feels Redstone's charges are unfounded and plans to vigorously defend against these charges. The shares received by Redstone are currently unrestricted. Attorneys for the Company feel minimal liability if any appears to exist, but in the unlikely event the Company is found 100% liable, damages most likely will be limited to $127,200.

          An unfavorable resolution of these matters could result in material liabilities or charges that have not been reflected in the accompanying financial statements.

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 8 -  COMMITMENTS AND CONTINGENCIES (Continued):

     (d)  NASDAQ Notification:

          In 1996, the Securities and Exchange Commission approved certain amendments to the listing requirements for continued listing on the NASDAQ Small-Cap Market. On February 27, 1998, the Company received a notification letter from NASDAQ informing them that as of that date, the Company's common stock is not in compliance with the new minimum bid price requirement of $1.00 which became effective on February 23, 1998. The review of the Company's common stock price was based upon the price data covering the previous 30 consecutive trade dates. The Company was given 90 calendar days, expiring May 28, 1998, in order to regain compliance. The Company would be able to regain compliance if its common stock trades at or above the minimum requirement of $1.00 for at least 10 consecutive trade days. In the event that the Company's common stock does not regain compliance within the 90 day period, NASDAQ has advised the Company that it will issue a delisting letter which will identify the review procedures available to the Company.

          In order to mitigate the minimum bid price requirement the Company, on May 26, 1998 effectuated a twenty-five for one reverse stock split. After the reverse split the Company's stock price remained above the $1.00 minimum bid price requirement for the necessary ten day period. On or about November 10, 1998, the Company received another notification about non-compliance with the minimum bid price requirement. During the month of January 1999, the Company's stock price maintained a bid price above $1.00 for ten consecutive days, thereby bringing it back into compliance.


NOTE 9 -  INCOME TAXES:

          As of December 31, 1998, the Company had federal net operating loss carryforwards of approximately $12,950,000 available to reduce future federal taxable income which, if not used, will expire at various dates through December 31, 2018. Changes in the ownership of the Company may subject these loss carryforwards to substantial limitations.

          The Company has offset the deferred tax asset attributable to the potential benefits from such net operating loss carryforwards and the reduction in carrying value by an equivalent valuation allowance due to the uncertainties related to the extent and timing of its future taxable income. There are no other material temporary differences.

                                                        Deferred Tax  Valuation
                                                            Asset     Allowance
Balance at January 1, 1998, attributable to federal     ------------  ---------
  net operating loss carryforward                        $3,578,000   $3,578,000
Increase in federal net operating loss, year ended
  December 31, 1998                                         861,000      861,000

Writedown of equipment received as part of
Sale of Gold Hill                                            70,000       70,000
                                                         ----------   ----------
Balance at December 31, 1998                             $4,509,000   $4,509,000
                                                         ==========   ==========

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 10 - STOCKHOLDERS' EQUITY:

     (A)  Reverse Stock Split:

          On May 26, 1998, the Company effectuated a twenty-five for one reverse stock split. The accompanying financials give retroactive effect to this reverse stock split.

     (b)  Issuances of Common Stock:

          The following three 1997 common stock issuances reflect security values that were established at the time the parties entered into arm's-length agreements in 1996, and represent the respective value of the security at those dates. The securities were issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, and are restricted securities.

          On February 10, 1997, the Company issued 307,692 common shares upon conversion of the $600,000 9.5% note at a conversion price of $1.95 per share, as adjusted (see Note 6).

          On April 9, 1997, the Company issued 4,160 common shares to Dorothy Kennec in exchange for extension of lease terms (see Note 8a) at an aggregate value of $13,000 or $3.125 per share, as adjusted.

          On June 19, 1997, the Company issued 20,000 common shares to Redstone Securities as payment for approximately $50,000 in debt obligations.

     (c)  Common Stock Reserved for Issuance:

          At December 31, 1998 and 1997, there were 11,600 shares of common stock reserved for issuance upon the exercise of the 12.25% $145,000 convertible debentures (see Note 6).

NOTE 11 - RESTATEMENT:

          At the time the Company initially issued its financial statements for the years ended December 31, 1996 and 1995, management believed that the market values of certain shares of common stock issued to pay for services and settle outstanding claims by and repay obligations to its joint venture partner, were substantially in excess of the fair values at the respective dates of issuance because the shares issued were restricted and the trading volume for the Company's shares was limited. However, the Company did not have the resources to engage an investment banker to appraise the per share value at the date of each issuance; instead, management estimated the fair value by discounting the quoted market value by 50%. After discussions with the staff of the Securities and Exchange Commission (the "SEC") as to the basis of the valuation of certain shares issued, management has determined that it would still not be cost effective to obtain appraisals of the fair value of the shares, and market value at time of issuance would be the most reliable measure of

                               WCM CAPITAL, INC.
               (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                         (a Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 11 - RESTATEMENT (Continued):

          fair value for these transactions. As a result, the accompanying financial statements reflect increases in various accounts such as interest expense, legal costs, consulting fees and other items. Accordingly, the resulting net loss (and the related net loss per share), additional paid-in capital and accumulated deficit for 1996 and 1995 have been restated.

          The following table summarizes the increase in the Company's net loss and net loss per share for the years ended December 31, 1996 and 1995 arising from the changes in the prices used to value the issuance of common shares for services rendered:

                                                                            Number        Estimate         Market
                                                                              of           Value            Value
                                                                            Shares       Per Share        Per Share        Increase
                                                                          -----------   -----------      -----------       --------
                                                                         (as adjusted) (as adjusted)    (as adjusted)
     1996:
         General and administrative expenses:
              Consulting fees                                                40,000       $  1.25          $  6.25         $200,000
              Professional fees                                               2,240         3.125             6.25            7,000
                                                                                                                           --------
                    Total                                                                                                   207,000
         Interest expense - shares issued upon
         conversion of debt at conversion price
         based on 75% of market value                                       171,791        2.4375             3.25          139,580
                                                                                                                           --------

         Increase in net loss                                                                                              $346,580
                                                                                                                           ========
         Increase in net loss per common share                                                                             $    .01
                                                                                                                           ========


     1995:
         Interest expense - excess of market value over principal of shares issued upon conversion of loans from joint
              venture partner                                               128,000        1.9531           3.9063         $249,600
         Loss on settlement of claims by joint
              venture partner                                               240,000        1.9531           3.9063          468,000
                                                                                                                           --------

         Increase in net loss                                                                                              $717,600
                                                                                                                           ========
         Increase in net loss per common share                                                                             $    .01
                                                                                                                           ========

                                WCM CAPITAL, INC.
                (FORMERLY FRANKLIN CONSOLIDATED MINING CO., INC.)
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 11 - RESTATEMENT (Continued):

          The effect of the preceding changes on the 1997 financial statements were as follows:

                                              1997                    1997
                                    (As Originally Presented)     (As restated)
                                    -------------------------     -------------

    Additional paid-in capital              $16,350,575             $17,414,755

    Deficit accumulated during the
    development stage                       (13,104,544)            (14,168,724)

                                WCM CAPITAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS
                                  (Unaudited)

                                     ASSETS

                                                                  September 30,   December 31,
                                                                      1999           1998
                                                                  -------------   ------------
CURRENT ASSETS:
  Cash and cash equivalents                                       $       --      $       --
                                                                  ------------    ------------
  TOTAL CURRENT ASSETS                                                    --              --

  Mining, milling and other property and equipment,
    net of accumulated depreciation and depletion of
    $2,125,545 and $2,105,515                                        4,788,550       4,808,580
  Mining reclamation bonds                                             136,334         134,602
                                                                  ------------    ------------
                                                                  $  4,924,891    $  4,943,182
                                                                  ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                           $    671,458    $    654,164
  Payroll and other taxes payable                                       29,960          29,960
  Convertible debentures                                               145,000         145,000
  Notes payable - related party and others                             218,965         218,965
  Note payable - related party                                       1,414,756       1,191,586
                                                                  ------------    ------------

  TOTAL CURRENT LIABILITIES                                          2,480,139       2,239,675
                                                                  ------------    ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, par value $.01 per share;
    100,000,000 shares authorized; 3,955,169 shares issued  and
    outstanding                                                        988,793         988,793
  Additional paid-in capital                                        17,414,755      17,414,755
  Deficit accumulated during the development stage                 (15,958,793)    (15,700,041)
                                                                  ------------    ------------
                                                                     2,444,755       2,703,507
                                                                  ------------    ------------
                                                                  $  4,924,891    $  4,943,182
                                                                  ============    ============

                  See notes to condensed financial statements.

                                WCM CAPITAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
             NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO SEPTEMBER 30, 1999
                                   (Unaudited)

                                                                      Nine Months              Three Months            Cumulative
                                                                   Ended September 30,       Ended September 30,         From
                                                                    1999        1998          1999         1998        Inception
                                                                 ---------    ---------    ---------    ---------     ------------
REVENUES:
  Sales                                                          $    --      $    --      $    --      $    --       $    876,082
  Interest income                                                    1,743       18,593          672       13,230          550,438
  Other income                                                        --           --           --           --             79,397
                                                                 ---------    ---------    ---------    ---------     ------------
                                                                     1,743       18,593          672       13,230        1,505,917
                                                                 ---------    ---------    ---------    ---------     ------------

EXPENSES:
  Mine expenses and environmental remediation costs                 38,992       52,796       13,399       14,305        3,625,289
  Write-down of mining and milling and other property
    and equipment                                                     --        265,000         --           --          1,665,000
  Depreciation and depletion                                        20,030      135,276        6,676       71,769        2,320,890
  General and administrative expenses                               93,442      301,322       24,018       86,102        6,341,819
  Interest expense                                                 108,031       89,505       37,350       32,108        1,249,510
  Amortization of debt issuance expense                               --           --           --           --            683,047
  Equity in net loss and settlement of claims of Joint Venture        --           --           --           --          1,059,971
  Other                                                               --           --           --           --            519,179
                                                                 ---------    ---------    ---------    ---------     ------------
                                                                   260,495      843,899      181,443      204,284       17,464,709
                                                                 ---------    ---------    ---------    ---------     ------------

NET LOSS                                                         $(258,752)   $(825,306)   $(180,771)   $(191,054)    $(15,958,792)
                                                                 =========    =========    =========    =========     ============

BASIC LOSS PER COMMON SHARE                                      $    (.07)   $    (.21)   $    (.02)   $    (.05)
                                                                 =========    =========    =========    =========

WEIGHTED AVERAGE SHARES OUTSTANDING                              3,955,173    3,955,173    3,955,173    3,955,173
                                                                 =========    =========    =========    =========

                   See notes to condensed financial statements

                                WCM CAPITAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 AND
         PERIOD FROM DECEMBER 1, 1976 (INCEPTION) TO SEPTEMBER 30, 1999

                                   (Unaudited)

                                                                                                                        Cumulative
                                                                                                                           from
                                                                                 1999                 1998               Inception
                                                                             ------------         ------------         -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                   $    (35,752)        $   (825,305)        $(15,958,792)

  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and depletion                                                    20,030              135,276            2,320,894
     Provision for bad debt                                                          --                   --                350,000
     Write-down of mining and milling and other
     property and equipment                                                          --                265,000            1,400,000
     Amortization of debt issuance expense                                           --                   --                683,047
     Loss on Sale of Equipment                                                       --                   --                265,000
   Value of common stock issued for:
     Services and interest                                                           --                   --              1,934,894
     Settlement of litigation                                                        --                   --                100,000
     Settlement of claims by joint venture partner                                   --                   --                936,000
     Compensation resulting from stock options granted                               --                   --                311,900
     Value of stock options granted for services                                     --                   --                112,500
     Equity in net loss of joint venture                                             --                   --                123,971
     Other                                                                           --                   --                 (7,123)
     Changes in operating assets and liabilities:
     Interest accrued on mining reclamation bonds                                  (1,743)             (18,594)             (11,345)
        Accounts payable and accrued expenses                                      17,295              199,937              933,674
                                                                             ------------         ------------         ------------
  NET CASH USED IN OPERATING ACTIVITIES                                          (223,170)            (243,686)          (6,505,380)
                                                                             ------------         ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases and additions to mining, milling and other
    property and equipment                                                           --                   --             (5,120,354)
  Purchases of mining reclamation bonds, net                                         --                   --               (125,000)
  Deferred mine development costs and other expenses                                 --                   --               (255,319)
                                                                             ------------         ------------         ------------
  NET CASH USED IN INVESTING ACTIVITIES                                              --                   --             (5,500,673)
                                                                             ------------         ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuances of common stock                                                          --                   --              8,758,257
  Issuance of underwriter's stock warrants                                           --                   --                    100
  Commissions on sales of common stock                                               --                   --               (381,860)
  Purchases of treasury stock                                                        --                   --                (12,500)
  Payments of deferred underwriting costs                                            --                   --                (63,814)
  Proceeds from exercise of stock options                                            --                   --                306,300
  Issuance of convertible debentures and notes                                       --                   --              1,505,000
  Proceeds of advances from joint venture partner                                    --                   --                526,288
  Advances to joint venture partner                                                  --                   --               (181,017)
  Payments of debt issuance expenses                                                 --                   --               (164,233)
  Proceeds of other notes and loans payable                                       223,170              242,608            1,826,239
  Repayments of other notes and loans payable                                        --                   --               (120,000)
  Proceeds of loans from affiliate                                                   --                   --                 55,954
  Repayments of loans from affiliate                                                 --                   --                (48,661)
                                                                             ------------         ------------         ------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES                                       223,170              242,608           12,006,053
                                                                             ------------         ------------         ------------

                                   (Continued)

                                WCM CAPITAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO SEPTEMBER 30, 1999
                                   (Unaudited)

                                                                                                  Cumulative
                                                                                                    from
                                                          1999                  1998              Inception
                                                      ------------            --------            ----------
Inception

DECREASE IN CASH                                      $       --              $ (1,078)            $   --

CASH - beginning of period                                    --                 1,078                 --
                                                                              --------

CASH - end of period                                  $       --              $   --               $   --
                                                      ============            ========             ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
  Interest paid                                       $       --              $  3,889             $299,868
                                                      ============            ========             ========

                  See notes to condensed financial statements.

                                WCM CAPITAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 1 -  UNAUDITED INTERIM FINANCIAL STATEMENTS

          In the opinion of management,  the  accompanying  unaudited  condensed financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of WCM CAPITAL, INC. (the "Company") as of September 30, 1999, and its results of operations and cash flows for the nine and three months ended September 30, 1999 and 1998. Information included in the condensed balance sheet as of December 31, 1998 has been derived from the audited balance sheet in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 (the"10-KSB") filed with the Securities and Exchange Commission. Certain terms used herein are defined in the 10-KSB. Accordingly, these unaudited condensed financial statements should be read in conjunction with the financial statements, notes to financial statements and the other information in the 10-KSB.

          The results of operations for the nine and three months ended September 30, 1999 are not necessarily indicative of the results of operations for the full year ending December 31, 1999.

NOTE 2 -  BASIS OF PRESENTATION

          The accompanying financial statements have been prepared assuming the Company will continue as a going concern. However, the Company has had recurring losses and cash flow deficiencies since inception. As at September 30, 1999, the Company has an accumulated deficit of approximately $16,059,000, current liabilities of $2,480,139, and a working capital deficiency of $2,480,139. Also, the Company was in default on the payment of the principal balance and accrued interest on certain notes and debentures and certain accounts payable are past due. In addition to the payment of its current liabilities, management estimates that the Company will incur general, administrative, and other costs and expenditures, exclusive of any costs and expenditures related to any mining and milling operations, at the rate of approximately $20,000 per month plus interest during the remainder of 1999. Such matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of the above uncertainty.

          U.S. Mining, Inc. ("USM") and its affiliates have pledged to provide financing to the Company on an as needed basis until on or about January 1, 2000. The funds received from USM and its affiliates will cover the general, administrative and other costs approximated at $20,000 per month plus interest. Notwithstanding the foregoing, USM has not committed to fund the Company past January 1, 2000. In the event that, subsequent to January 1, 2000, the Company is unable to obtain additional funding from USM or from any other funding source, the Company will be unable to continue its operations. In addition to the foregoing expenses, the Company estimates that it will need approximately $750,000 of funds to ready the Franklin Mine and Milling properties for the commencement of extraction and milling and it will need additional funds to support the extraction and milling processes once underway as well as to upgrade the processing facilities to allow for an increase in ore processing capacity. USM had indicated that it would assist the Company with regard to the $750,000 discussed above. However, USM has not renewed this offer past January 1, 2000 and, at this date, management has no reason to believe that USM actually will assist the Company with regard to the $750,000.

          There can be no assurance that the Company will have adequate funds available to repay the funds advanced by USM and its affiliates. In the event that the Company defaults on its obligations, USM may foreclose on the assets secured by the USM note. Such foreclosure actions by USM would have a material adverse effect on the Company's ability to continue operations.

                                WCM CAPITAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 2 -  BASIS OF PRESENTATION (Continued)

          Substantially all of the approximately $4,800,000 of mineral properties and equipment included in the accompanying balance sheet as of September 30, 1999, is related to exploration properties. The ultimate realization of the Company's investment in exploration properties and equipment is dependent upon the success of future property sales, the existence of economically recoverable reserves, the ability of the Company to obtain financing or make other arrangements for development, and upon future profitable production.

          See also, "Note 5 - Note Payable - Related Party" below.

NOTE 3 -  NOTES PAYABLE RELATED PARTY AND OTHERS

     Notes payable to related party and others consist of the following at September 30, 1999

     12% unsecured demand note due to an affiliate of the former
     president of the Company                                          $ 71,965
     Secured promissory note (a)                                         60,000
     Unsecured promissory notes (b)                                      87,000
                                                                      ---------
                                                                       $218,965

     (a) The outstanding principal balance of the note became payable on July 18, 1996 and the Company is in default. The note is guaranteed by certain officers of Gems and is collateralized through a subordinated security interest in the Company's mining reclamation bond. Interest on the note is payable based on the rate of interest applicable to the mining reclamation bond.

     (b) This principal amount represents four unsecured promissory notes comprised of one $36,000 note and three $17,000 notes payable. The Company assumed these obligations on November 25, 1997, as part of the acquisition from USM of the remaining interest in the Joint Venture. These notes were in default when assumed by the Company, and remain in default as of September 30, 1999. Interest is being accrued at rates between 8% and 17% per annum.

          Accrued interest on the above notes at September 30, 1999 aggregated approximately $61,000.

NOTE 4 -  CONVERTIBLE DEBENTURES

          The Company's convertible debt at September 30, 1999 consist of:

          12.25% convertible debenture originally due 12/31/94          $145,000

          As of September 30, 1999, the Company was in default with respect to the payment of the $145,000 principal balance of the debenture and accrued interest of approximately $80,000. As a result of its default, the Company is subject to and may be subject to further litigation by the Transfer Agent/Trustee under the Indenture Agreement or from debenture holders seeking immediate repayment of principal plus interest and other costs. Management cannot assure that there will be funds available for the required payments or what the effects will be of any actions brought by or on behalf of the debenture holders. See "Note 6 - Commitments and Contingencies; Litigation" below.

                                WCM CAPITAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 5 -  NOTE PAYABLE - RELATED PARTY

          The Company had outstanding a 8% promissory note (the "USM Note") and additional indebtedness (collectively, the "USM Indebtedness") with a balance of $1,414,756, at September 30, 1999, which represents monies advanced to the Company by USM, a company owned by a Company Director, and its affiliates, and obligations assumed in connection with the contributions of Joint Venture interests in 1997. The USM Note was payable on May 4, 1998, and is secured by all the Company's mining claims and mining properties, as well as its interests in the Hayden/Kennec Leases. The USM Note was subject to successive 30-day extensions throughout 1998 upon the mutual agreement of the maker and lender for no additional consideration. On March 5, 1998, an affiliate of USM assigned the USM Note to USM. Accrued interest at September 30, 1999 on the USM Indebtedness was approximately $171,000.


NOTE 6 -  COMMITMENTS AND CONTINGENCIES

          Lease Agreements

          The original Hayden/Kennec Leases provided for payment by the Company of certain liabilities relating to the leased property and a minimum royalty payment of $2,000 per month or 5% of the Company's net smelter royalties realized from production, whichever is greater to Mrs. Hayden and Mrs. Kennec. The original Hayden/Kennec Leases expired in November 1996, at which time the Company had the option to purchase the leasehold rights for a purchase price of $1,250,000 less any royalties previously paid as of the expiration date. As of November 1996, the Company had paid approximately $480,000 in royalties.

          To further secure the ability of the Company and the Joint Venture to utilize the leasehold covered by the Hayden/Kennec Leases, Gems and Minerals Corp. ("Gems") entered into an agreement with Mrs. Hayden to purchase her interest in the Hayden/Kennec Leases (the "Hayden Interest".) Gems had advised the Company that under Colorado Law, if an owner of 50% of mineral rights desires to exploit those rights, then the remaining 50% owner could not object to the exploitation of the rights, provided the non-participating owner received 50% of the net profits generated from such exploitation. Therefore, by acquiring the Hayden Interest, the Company would be free to exploit the leasehold interests comprising the Franklin mining properties irrespective of whether Mrs. Kennec elected not to renew her portion of the Hayden/Kennec Leases or sell her interest to the Company as per the terms of the Agreement. However, on or about November 11, 1997, Gems defaulted on its obligations under the terms of the purchase agreement and the agreement terminated.

          On November 13, 1997, USM entered into an agreement with Hayden to purchase her interest in the Hayden/Kennec Lease for a purchase price of $70,000 (the "Hayden-USM Purchase Agreement"). The purchase price is evidenced by note, due on February 2, 1998. Upon the execution of the Hayden-USM Purchase Agreement, USM agreed to extend the Hayden/Kennec Leases upon the same terms and conditions then in effect through March 13, 1998. As of the date hereof, USM has not consummated the transaction contemplated by the Hayden-USM Purchase Agreement. However, on October 4, 1999, Mrs. Hayden agreed to extend USM's time to complete the purchase under the Hayden-USM Purchase Agreement until January 12, 2000, provided USM continues to make payments to Mrs. Hayden at the rate of $1,000 per month through January 13, 2000. No assurance can be given as to whether the Hayden-USM Purchase Agreement will be consummated. In the event

                                WCM CAPITAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


NOTE 6 -  COMMITMENTS AND CONTINGENCIES (Continued)

          that the Hayden-USM Purchase Agreement is not consummated the lease will become invalid and there is no assurance can be given that the Company will not lose its rights to the leasehold properties.

          On or about November 19, 1996, the Company entered into an agreement with Mrs. Dorothy Kennec to extend her portion of the Hayden/Kennec Leases through November 12, 1997. This agreement was further extended through March 12, 1998; however, as of the date hereof, Mrs. Kennec has granted no further extensions. There can be no assurance that the Company and Mrs. Kennec will come to any agreement with respect to the use of her leasehold interest or to purchase her interest in the future.

          Environmental Matters

          On January 31, 1997, the Company received approval from the Colorado Department of Minerals and Geology ("DMG") of its March 6, 1996 amended application and, as of the date hereof, to management's knowledge, the Company has no violations against it with respect to the Franklin Mines and Mill. In addition, the Company posted a $252,000 bond required by the DMG from an independent bonding company in exchange for (i) the deposit by the Company of $125,000 in a trust account maintained for the benefit of the bonding company, (ii) guarantees from the former Joint Venture partner (the Franklin Mines and related assets previously were owned by a joint venture between the Company and another corporate partner) and certain of its principals and (iii) the posting of a performance bond from an independent bonding company by one of the Joint Venture's contractors with respect to the completion of the technical and remediation work required by the regulatory authorities which was subsequently completed. As a result, management believes that substantially all of the necessary environmental and regulatory approvals have been obtained from DMG.

          As of September 30, 1999, there are no formal violations against the Company with respect to the Franklin Mines and Franklin Mill. However, there can be no assurance that the Company will be able to adequately comply with the conditions set forth in its permit approval or that future violations will not arise and that such violations will not lead to interruptions in operations at the Franklin Mines or Franklin Mill.

          Litigation

          The Company is involved in various litigations as explained below:

          (a) The Company and others are defendants in the action related to a dispute over fees for engineering consulting services supplied in the amount of approximately $268,000. The Court remanded the case to arbitration. The parties settled the matter in September 1999. Pursuant to the settlement, a third party purchased the Company's shares owned by plaintiff and the Company was released from liability. An accrued liability of $135,000, which the Company estimated to be its portion of the total claim, has been recorded in the accompanying December 31, 1998 and September 30, 1999 financial statements.

          (b) In September 1997, certain of the Company's 12.25% Convertible Debenture holders instituted an action against the Company for payment of approximately $42,500 principal amount of its 12.25% Convertible Debentures plus accrued and unpaid interest totaling approximately $13,000 and other costs and expenses related thereto. The Company has answered the aforesaid

                                WCM CAPITAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999


Note 6 -  COMMITMENTS AND CONTINGENCIES (Continued)

          complaint. Default was entered against the Company in the amount of $42,500 plus interest, costs and disbursements. The Company and USM have been negotiating with the debenture holders but to this point no settlement agreement has been reached. The continued default of the Company could result in the Company being subject to additional legal proceedings. In addition, there is no assurance that funds will be available to cure the default or reach an acceptable settlement

     (c) The Company recently settled litigation with Redstone Securities, Inc. ("Redstone") a company, which in the past had provided investment banking and consulting services to the Company. Redstone was issued stock as compensation for these services. Redstone alleged that it has been restricted by the Company in its efforts to sell and/or trade this stock. Redstone asserted claims for damages in an amount in excess of the market value of the shares of Company stock along with punitive damages (not less than $600,000) allegedly premised upon the Company's intentional conduct in restricting the sale of the aforementioned stock. On or about July 31, 1998, the Company answered the complaint and filed a cross complaint against Redstone alleging, among other things, abuse of process, fraud, breach of fiduciary duty, breach of contract and interference with prospective financial advantage. The Company believed that it sustained damages of approximately $6,000,000 plus costs and expenses. In September 1999, the parties settled the matter. Pursuant to the settlement, a third party purchased the Company shares owned by Redstone and Redstone released the Company from liability.

     As a result of the settlements referred to in (a) and (c), the Company reversed accrued litigation expenses for $100,000. The $100,000 expense reduction is included in general and administrative expenses during the period September 30, 1999.


          NASDAQ Notification

     In 1996, the Commission approved certain amendments to the requirements for continued listing on the NASDAQ Small-Cap Market. On February 27, 1998, the Company received a notification letter from NASDAQ informing the Company that the Company's Common Stock was not in compliance with the new minimum bid price requirement of $1.00, which became effective on February 23, 1998.

     The Company was given until May 28, 1998 to come into compliance or it would face delisting proceedings. On or about May 21, 1998, the Company effectuated a 25 for 1 reverse stock split which, when consummated, caused it stock price to rise above the $1.00 threshold. Therefore, the Company was not subject to delisting proceedings and remained in compliance until November 1998.

     On or about November 10, 1998, the Company received notification from NASDAQ that it was not in compliance with the minimum bid price requirement and had until February 10, 1999 to come into compliance. During the month of January, the Company's stock price maintained a bid price above $1.00 for ten consecutive days, thereby bringing it into compliance with NASDAQ rules.

     On or about June 9, 1999, the Company received notification from NASDAQ that it was not in compliance with the minimum bid price requirement and had until September 9, 1999 to come into compliance.

                                WCM CAPITAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1999

Note 6 -  COMMITMENTS AND CONTINGENCIES (Continued)

          During the middle and latter part of June, the Company's stock price maintained a bid price above $1.00 for ten consecutive days but subsequently dropped below $1.00. On September 17, 1999 NASDAQ notified the Company that it would delist the Company's Common Stock from the NASDAQ SmallCap Market on September 24, 1999. The Company appealed this decision before a NASDAQ Listing Qualifications Panel. The oral hearing was held on October 28, 1999 and the Company is waiting for its decision . However, at the hearing, the hearing Panel suggested that the Company effect a reverse split of its outstanding shares of Common Stock on a one-for-three basis to see if the bid price would rise above the $1.00 minimum bid price required for continued listing on the NASDAQ SmallCap Market. The Company has scheduled a Special Meeting of Stockholders for December 13, 1999 to approve such a reverse split. In addition, the Panel has requested additional information and documentation concerning certain of the Company's indebtedness. The Company is in the process of responding to this request. No assurance can be given that the NASDAQ Listing Qualifications Panel will not uphold NASDAQ's determination to delist the Company's Common Stock or that the Company will continue to be in compliance with the minimum maintenance requirements for continued listing on NASDAQ.

                                U.S. MINING, INC.
                          (a development stage company)

                     REPORT ON AUDIT OF FINANCIAL STATEMENTS

                                 MARCH 31, 1999

                                U.S. MINING, INC.


                                TABLE OF CONTENTS

                                                                                          Page

Independent Auditor's Report                                                               1

Balance Sheet                                                                              2

Statements of Operations and Deficit Year Ended March 31, 1999, the
   Period October 20, 1997 (inception) to March 31, 1998 and
   Cumulative Period From October 20, 1997 (Inception) to March 31, 1999                   3

Statements of Shareholder's  Deficit,  Year Ended March 31, 1999, and the Period
   from October 20, 1997 (Inception) to March 31, 1998                                     4

Statements of Cash Flows Year Ended March 31, 1999, the
   Period October 20, 1997 (inception) to March 31, 1998 and
   Cumulative Period From October 20, 1997 (Inception) to March 31, 1999                   5

Notes to Financial Statements                                                              6

                          INDEPENDENT AUDITOR'S REPORT



To The Shareholders
U.S. Mining, Inc.
Springfield, New Jersey


We have audited the accompanying balance sheet of U.S. Mining, Inc. (a development stage company) as of March 31, 1999, and the related statements of operations and shareholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the accumulated amounts from inception through March 31, 1998, which includes an accumulated deficit as of March 31, 1998 of ($77,472). Those amounts were audited by other auditors whose report has been furnished to us and our opinion insofar as it relates to those accumulated amounts is based solely on the report of the other auditors. The statements of operations and cash flows of U.S. Mining, Inc. for the period October 20, 1997 (inception) through March 31, 1998 were audited by other auditors whose report dated July 9, 1998 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Mining, Inc. as of March 31, 1999 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



------------------------------
Ehrenkrantz Sterling & Co. LLC
Certified Public Accountants
January 6, 2000

                                U.S. MINING, INC.
                          (a development stage company)

                                  BALANCE SHEET
                                 MARCH 31, 1999


                                     ASSETS

CURRENT ASSETS
      Cash                                                          $        27
                                                                    -----------

OTHER ASSETS

      Loan receivable from related company                            1,430,560
      Interest in mineral rights lease                                   75,000
                                                                    -----------
                                                                      1,505,560
                                                                    -----------

                                                                    $ 1,505,587
                                                                    ===========

                     LIABILITIES AND SHAREHOLDER'S DEFICIT

CURRENT LIABILITIES
      Accounts payable and accrued expenses                         $    38,785
      Note payable, Hayden                                               70,000
                                                                    -----------

      TOTAL CURRENT LIABILITIES                                         108,785
                                                                    -----------

LONG-TERM DEBT
      Loan payable to shareholder                                     1,527,434
                                                                    -----------

COMMITMENTS                                                                --

SHAREHOLDER'S DEFICIT
      Common stock, no par value,
      2,500 shares authorized, issued and outstanding                        25
      Deficit accumulated during the development stage                 (130,657)
                                                                    -----------
                                                                       (130,632)
                                                                    -----------

                                                                    $ 1,505,587
                                                                   ============


See notes to financial statements.

                                U.S. MINING, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS

                                                                        Period
                                                                   October 20, 1997
                                                                     (Inception)      Cumulative
                                                    Year Ended         through           From
                                                  March 31, 1999    March 31, 1998     Inception
REVENUES
      Interest                                       $  90,352        $  26,657        $ 117,009
                                                     ---------        ---------        ---------

EXPENSES
      Professional fees                                 28,617           75,947          104,564
      Hayden Purchase Agreement extension payments      12,000             --             12,000
      Interest                                         102,720           27,882          130,602
                                                     ---------        ---------        ---------
                                                       143,337          103,829         (247,166)
                                                     ---------        ---------        ---------

LOSS BEFORE INCOME TAXES                               (52,985)         (77,172)        (130,157)

INCOME TAXES                                               200              300              500
                                                     ---------        ---------        ---------

NET LOSS                                             $ (53,185)       $ (77,472)       $(130,657)
                                                     =========        =========        =========


See notes to financial statements.

                                U.S. MINING, INC.
                          (a development stage company)

                       STATEMENTS OF SHAREHOLDER'S DEFICIT
                            YEAR ENDED MARCH 31, 1999
                   PERIOD OCTOBER 20, 1997 (INCEPTION) THROUGH
                                 MARCH 31, 1998


                                                                               Accumulated
                                                                                 Deficit
                                                                                 During
                                                               Common          Development
                                             Shares            Stock              Stage               Total


BALANCE, October 20, 1997                      --            $    --            $    --             $    --

    Issuance of common stock, cash            2,500                 25               --                    25

    Net loss                                   --                 --              (77,472)            (77,472)
                                              -----          ---------          ---------           ---------

BALANCE, March 31, 1998                       2,500                 25            (77,472)            (77,447)

    Net loss                                   --                 --              (53,185)            (53,185)
                                              -----          ---------          ---------           ---------

Balance March 31, 1999                        2,500          $      25          $(130,657)          $(130,632)
                                              =====          =========          =========           =========


See notes to financial statements.

                                U.S. MINING, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS

                                                                                      Period
                                                                                October 20, 1997
                                                                                   (Inception)         Cumulative
                                                               Year Ended            through              From
                                                             March 31, 1999       March 31, 1998        Inception
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                   $   (53,185)        $   (77,472)        $  (130,657)
    Adjustments to reconcile net loss to net cash
    used in operating activities
    Increase in accounts payable and accrued expenses               34,635               4,150              38,785
                                                               -----------         -----------         -----------

                  Net cash used in operating activities            (18,550)            (73,322)            (91,872)
                                                               -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES

    Increase in note receivable from related company              (434,787)           (995,773)         (1,430,560)
    Purchase of mineral rights lease                                  --               (75,000)            (75,000)
                                                               -----------         -----------         -----------

                  Net cash used by investing activities           (434,787)         (1,070,773)         (1,505,560)
                                                               -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Increase in note payable, Hayden                                  --                70,000              70,000
    Increase in loan payable, shareholder                          453,364           1,074,070           1,527,434
    Sale of stock                                                     --                    25                  25

                                                               -----------         -----------         -----------
                  Net cash provided by financing activities        453,364           1,144,095           1,597,459
                                                               -----------         -----------         -----------

NET INCREASE IN CASH                                                    27                --                    27

CASH, beginning of period                                             --                  --                  --
                                                               -----------         -----------         -----------

CASH, end of period                                            $        27         $      --           $        27
                                                               ===========         ===========         ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    Interest paid                                              $      --           $      --           $      --
    Taxes paid                                                         200                 300                 500


See notes to financial statements.

                                U.S. MINING, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS


Note 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          NATURE OF BUSINESS
          The Company was formed on October 20, 1997 as a New Jersey corporation. The Company entered into a Purchase Agreement to acquire an interest in a mineral rights lease (Hayden) located in the county of Clear Creek, Colorado and provides financial assistance to WCM Capital, Inc. (WCM), a related company.

          ACCOUNTING  ESTIMATES
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          DEVELOPMENT STAGE
          In accordance with Statement of Financial Accounting Standards No. 7, the Company is being treated as a development state company since inception, October 20, 1997, since it did not generate any significant revenues to date.

Note 2: LOAN RECEIVABLE

          A loan receivable arising from monies advanced to WCM bears interest at 8%. It is secured by all of WCM's mining claims and mining properties and its interest in certain mineral right leases. The loan has been classified as a long term receivable. The loan is not expected to be repaid before April, 2000. The balance includes unpaid interest of approximately $117,000.

Note 3: NOTE PAYABLE, HAYDEN

          A note payable to Audrey Hayden for the purchase of an interest in a mineral rights lease bears interest at 7% and was due in January 1998.

Note 4: LOAN PAYABLE TO SHAREHOLDER

          The Company has an obligation to the shareholder which bears interest at 8% relating to open account advances to the Company. The obligation is not expected to be repaid before April 2000. The loan includes unpaid interest totaling $124,427.

          Subsequent to March 1999, two related companies assigned their loans receivable plus unpaid interest from the Company totaling to $1,118,756 and $22,140 respectively, to the Company's shareholder. The accompanying financial statements have been adjusted to reflect the obligation to its shareholder. Demand for repayment of these amounts is not expected to occur before April, 2000.

Note 5: RELATED PARTY TRANSACTIONS

          The shareholder owns and controls other related companies. The operating results and financial position of the Company could be significantly different than if the other companies were autonomous. See notes 2,4,7 and 8 for other related transactions.

Note 6: FEDERAL AND STATE INCOME TAXES

          The  Company  has  available  net  operating  loss   carryforwards  of
          approximately $130,000 for Federal and State income taxes expiring 2112 and 2005, respectively, to offset future taxable income.

          A deferred tax asset results from the benefit of utilizing operating loss carryforwards in future years less an allowance totaling approximately $47,000, for carryforward losses not anticipated to be used by their expiration dates.

Note 7: COMMITMENTS

          The Company, its related companies, and its shareholder have pledged to provide financing to WCM on an as needed basis through December 2000. These funds will cover the general, administrative and other costs of WCM estimated at $20,000 per month plus interest. Additional monies may be required to help finance the estimated $750,000 needed to fund the reactivation of the Franklin Mine and Milling properties owned by WCM for the commencement of extraction and milling. Additional funds may be required to support the extraction and milling processes once underway as well as to upgrade the processing facilities.

Note 8: SUBSEQUENT EVENTS

          In December 1999, the Company signed a letter of intent whereby 100% of the Company's issued and outstanding shares of common stock would be exchanged by the Company's shareholder for such number of shares of WCM `s common stock, which will approximate 85% of the issued and outstanding shares of WCM immediately following the acquisition.

          Upon the occurrence of the above-mentioned stock exchange, the Company's shareholder loan payable would be contributed as additional paid in capital.

          The finalization of these negotiations and ultimate execution of the transactions described herein are subject to shareholder and regulatory approval and other uncertainties. Accordingly, no assurance can be provided that such transactions will occur.

                                U.S. MINING, INC.
                          (a development stage company)

                              FINANCIAL STATEMENTS
                                   (Unaudited)

                           DECEMBER 31, 1998 AND 1999

                          INDEPENDENT AUDITORS' REPORT


To the Stockholder
U.S. Mining, Inc.
Springfield, NJ 07081

We have audited the accompanying balance sheet of U.S. Mining, Inc. (a development stage company) as of March 31, 1998 and the related statements of operations; stockholder's equity (deficit) and cash flows for the period from inception November 4, 1997 through March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Mining, Inc. as of March 31, 1998 and the results of its operations and its cash flows for the period from inception November 4, 1997 through March 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has incurred a net loss and an accumulated deficit from inception. In addition, the Company's major asset is a note receivable from an affiliate and the ability of the affiliate to continue as a going concern is in question. This situation raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the recorded asset amounts and to the recorded liability amounts that might be necessary should the Company be unable to continue as a going concern.



                                              ---------------------------
                                              LAZAR LEVINE & FELIX LLP

New York, New York
July 9, 1998

                                U.S. MINING, INC.
                          (a development stage company)
                                 BALANCE SHEETS
                                   (Unaudited)
                           DECEMBER 31, 1998 AND 1999


                                     ASSETS

                                                                 1998           1999
                                                              -----------    -----------
CURRENT ASSETS
    Cash                                                      $       991    $       715
                                                              -----------    -----------



OTHER ASSETS
     Note receivable from related company                       1,283,536      1,668,770
     Interest in mineral rights lease                              75,000         75,000
                                                              -----------    -----------

                                                                1,358,536      1,743,770
                                                              -----------    -----------

                                                              $ 1,359,527    $ 1,744,485
                                                              -----------    -----------

                      LIABILITIES AND SHAREHOLDER'S DEFICIT

CURRENT LIABILITIES
      Accounts payable                                        $    43,382         28,303
      Note payable, Hayden                                         70,000         70,000
                                                              -----------    -----------


TOTAL CURRENT LIABILITIES                                         113,382         98,303
                                                              -----------    -----------

LONG-TERM DEBT
     Loan payable to shareholder                                1,363,610      1,804,297
                                                              -----------    -----------

SHAREHOLDER'S DEFICIT
     Common stock, no par value,                                       25             25
         2,500 shares authorized, issued and outstanding         (117,490)      (158,140)
                                                              -----------    -----------
      Deficit accumulated during the development stage           (117,465)      (158,115)
                                                              -----------    -----------

                                                              $ 1,359,527    $ 1,744,485
                                                              -----------    -----------



                       See notes to financial statements.

                                       (1)

                                U.S. MINING, INC.
                          (a development stage company)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                       Nine Months
                                                          Ended           November 4, 1997
                                                        December 31          (inception)
                                                  ----------------------       through
                                                    1998         1999     December 31, 1999
                                                  ---------    ---------  -----------------
REVENUES
    Interest                                      $  65,293    $  81,466       $ 198,475
                                                  ---------    ---------       ---------

EXPENSES
    Professional fees and other                      22,777        7,396         111,960
    Hayden Purchase Agreement extension payment       9,000        9,000          21,000
    Interest                                         73,494       92,353         222,955
                                                  ---------    ---------       ---------

                                                    105,271      108,749         355,915
                                                  ---------    ---------       ---------

LOSS BEFORE INCOME TAXES                            (39,978)     (27,283)       (157,440)

INCOME TAXES                                             40          200             700
                                                  ---------    ---------       ---------

NET LOSS                                          $ (40,108)   $ (27,483)      $(158,140)
                                                  =========    =========       =========




                       See notes to financial statements.

                                       (2)

                                U.S. MINING, INC.
                          (a development stage company)
                       STATEMENTS OF SHAREHOLDER'S DEFICIT
                                   (Unaudited)
                  NINE MONTHS ENDED DECEMBER 31, 1998 and 1999



                                                        Accumulated
                                                         Deficit
                                                          During
                                              Common    Development
                                  Shares       Stock       Stage        Total
                                 ---------   ---------   ---------    ---------

Balance, April 1, 1998               2,500   $      25   $ (77,472)   $ (77,447)

Net loss                              --          --       (40,018)     (40,018)
                                 ---------   ---------   ---------    ---------

Balance, December 31, 1998           2,500   $      25   $(117,490)   $(117,465)
                                 =========   =========   =========    =========



Balance, April 1, 1999               2,500   $      25   $(130,657)   $(130,632)

Net loss                              --          --       (27,483)     (27,483)
                                 ---------   ---------   ---------    ---------


Balance, December 31, 1999           2,500   $      25   $(158,140)   $(158,115)
                                 =========   =========   =========    =========





                 See accompanying notes to financial statements.


                                       (3)

                                U.S. MINING, INC.
                          (a development stage company)
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                     Nine Months
                                                                                        Ended                      November 4, 1997
                                                                                     December 31                      (inception)
                                                                           ---------------------------------            through
                                                                              1998                  1999           December 31, 1999
                                                                           -----------           -----------       -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                   $   (40,018)          $   (27,483)          $  (158,140)
    Adjustments to reconcile net loss to net cash
    used in operating activities
    (Decrease) increase in accounts payable                                     40,457               (10,482)               28,303
                                                                           -----------           -----------           -----------

                Net cash used in operating activities                              439               (37,965)             (129,837)
                                                                           -----------           -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Increase in note receivable from related company                          (261,106)             (238,210)           (1,668,770)
    Purchase of mineral rights lease                                              --                    --                 (75,000)
                                                                           -----------           -----------           -----------

                Net cash used in investing activities                         (261,106)             (238,210)           (1,743,770)
                                                                           -----------           -----------           -----------

CASH FLOWS FROM FINANCING ACTVITIES
    Increase in note payable, Hayden                                              --                    --                  70,000
    Increase in loan payable, shareholder                                      261,658               276,863             1,804,297
    Sale of stock                                                                 --                    --                      25
                                                                           -----------           -----------           -----------

                        Net cash provided by financing activities              261,658               276,863             1,874,322
                                                                           -----------           -----------           -----------


NET INCREASE IN CASH                                                               991                   688                   715
CASH, beginning of period                                                         --                      27                  --
                                                                           -----------           -----------           -----------



CASH, end of period                                                        $       991           $       715           $       715
                                                                           ===========           ===========           ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS:
      Interest paid                                                        $     9,000           $     9,000
       Taxes paid                                                                   40                   200








                       See notes to financial statements.

                                       (4)

                                U.S. MINING, INC.
                          (a development stage company)

                          Notes to Financial Statements


1. In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary to present fairly (a) the financial position as of December 31, 1998 and 1999, (b) the results of operations for the nine months ended December 31, 1998 and 1999 and (c) changes in cash flows for the nine months ended December 31, 1998 and 1999.

2. Refer to the audited financial statements for the fiscal year ended March 31, 1999 for details of accounting policies and accounts, none of which have changed significantly in composition since that date.

3. Financial results for the interim periods ended December 31, 1998 and 1999 may not be indicative of the financial results for the fiscal years ending March 31, 1999 and 2000, respectively.

                                                                       EXHIBIT A

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated this 18th day of January, 2000 and is by and between WCM Capital Inc., a Delaware Corporation ("WCM"), William C. Martucci, an individual ("Martucci") and U. S. Mining, a New Jersey corporation ("USM").

RECITALS

     WHEREAS, Martucci is the owner of 100% of the outstanding shares of Common Stock, par value $.01 per share of USM (the "USM Common Stock"); and

     WHEREAS, WCM desires to acquire the USM Common Stock in exchange for such number of shares of Common Stock, par value $.01 per share, of WCM (the "WCM Common Stock") that equals 85% of the issued and outstanding shares of WCM Common Stock immediately following consummation of the acquisition upon the terms and subject to the conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

                                    ARTICLE 1

     1.1 Terms of the Exchange:

     (a) Martucci shall sell, assign, assign, transfer and convey at the Closing Date (as hereinafter defined in Section 2.1) the USM Common Stock to WCM.

     (b) In consideration for the USM Common Stock, WCM hereby agrees to issue to Martucci, or his nominee, such number of shares of WCM Common Stock that equals 85% of the issued and outstanding shares of WCM Common Stock immediately following consummation of the acquisition contemplated in this Agreement. Assuming that the number of issued and outstanding shares of WCM Common Stock will be the same on the Closing Date as it is on the date hereof, Martucci would receive 7,473,013 shares of WCM Common Stock. On the Closing Date, WCM shall cause its transfer agent to issue and deliver to Martucci, a certificate or certificates representing 7,473,013 shares of WCM Common Stock (or such other number of shares that equals 85% of the issued and outstanding shares of WCM Common Stock immediately following consummation of the acquisition).

     1.2 Taking of Necessary Action: Further Action: Each of WCM and Martucci shall take all reasonable and lawful action as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. In case at any time after the Closing Date any further action shall be necessary or desirable to carry out the intentions of this Agreement, the officers and directors of each of the parties hereto shall take all such lawful and necessary action.

                                    ARTICLE 2

                                     Closing

     2.1 Closing: The closing of the transactions contemplated by this Agreement will be held at the offices of USM at 3 Dundar Road, Springfield, N.J. 07081, at 10:00 a.m., local time on or about the fifth business day after the date upon which all conditions contained in Articles 6 and 7 hereof have been satisfied or waived or such other time and place as the parties may agree upon (the "Closing Date").

     2.2 Delivery of Certificates; On the Closing Date (a) WCM shall issue to Martucci the WCM Common Stock and (b) Martucci shall deliver to WCM the USM Common Stock duly endorsed for transfer to WCM.

                                    ARTICLE 3

                   Representations and Warrantees of Martucci

Martucci hereby represents and warrants to WCM as follows:

     3.1 Power and Authorization. Martucci has the power and authority to execute and deliver this Agreement and to perform his obligations under the terms of this Agreement. All action on the part of Martucci necessary for the execution, delivery and performance by Martucci of this Agreement has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by Martucci shall constitute the valid and binding obligations of Martucci enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy insolvency or other laws relating to or affecting creditor's rights generally or by general equitable principles
(regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.2 Investment. Martucci is acquiring the WCM Common Stock for investment for his own account, not as a nominee or agent and not with a view to, or for resale in connection with any distribution of any part thereof, and he has no present intention of selling, granting any participation in or otherwise distributing the same. Martucci understands that the WCM Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state and other Securities laws and is being issued to Martucci by reason of a specific exemption from the registration provisions of the Act and applicable state and other Securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Martucci's representations expressed herein.

     3.4 Restricted Common Stock. Martucci has no need of liquidity in this investment and acknowledges and understands that he must bear the economic risk of this investment for an indefinite period of time because the WCM Common Stock must be held indefinitely unless subsequently registered under the Act and applicable state and other Securities laws or unless an exemption from such registration is available. Martucci understands that any transfer agent of WCM will be issued a stop-transfer instructions with respect to such shares unless such transfer is subsequently registered under the Act and applicable state and other Securities laws or unless an exemption from such registration is available, and that each certificate representing the WCM Common Stock will bear a restrictive legend to such effect.

                                    ARTICLE 4

                      Representations and Warranties of WCM

WCM hereby represents and warrants to Martucci and USM as follows:

     4.1 Organization and Good Standing;  Articles of Incorporation and By-Laws:
WCM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. WCM has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. WCM is qualified to do business in those jurisdictions listed on Schedule 4.1 hereto. WCM is not qualified to do business as a foreign corporation in any other jurisdiction and such qualification is not now required, except to the extent that the failure to so qualify would not have a material adverse effect on WCM's business as currently conducted.

     4.2 Corporate Power and Authorization. WCM has the corporate power and authority to execute and deliver this Agreement, to issue the Common Stock hereunder and to perform its obligations under the terms of this Agreement. All corporate action on the part of WCM, its directors and stockholders necessary for the authorization, execution, delivery and performance by WCM of this Agreement and the authorization, sale, issuance and delivery of WCM Common Stock has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by WCM, shall constitute valid and binding obligations of WCM, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equitable principles
(regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon the Closing Date, the WCM Common Stock will be duly authorized and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid, nonassessable, and free and clear of any liens, pledges, claims, security interests or other encumbrances created hereby; provided, however, that the WCM Common Stock is subject to restrictions on transfer under state or federal Securities laws as set forth herein.

     4.3 Capitalization. The authorized capital stock of WCM consists of 40,000,000 shares of Common Stock, $0.01 par value, of which 1,318,390 shares are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 4.3 , there are no options, warrants or other rights outstanding to purchase or acquire, or any Common Stock convertible into, nor has WCM agreed to issue or reissue, other than pursuant to this Agreement, any of WCM's authorized and unissued capital stock. There are no agreements or understandings that affect or relate to the voting or giving of written consent with respect to any of WCM's outstanding Common Stock. There are no preemptive rights with respect to the issuance or sale of WCM's capital stock.

     4.4 Financial Statements. WCM has provided the Stockholder with (i) WCM's Annual Report on Form 10-KSB for the year ended December 31, 1999, which contains the audited financial statements of WCM as of and for the years ended December 31, 1997 and 1998 (the "Audited Financial Statements"), and (ii) WCM's Quarterly Report on Form 10-QSB for the Quarter ended September 30, 1999, which included unaudited financial statements of WCM as of and for the nine months ended September 30, 1999 (the "Interim Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated. The Financial Statements fairly present the financial condition and operating results of WCM as of the dates and for the periods indicated, subject, with respect to the Interim Financial Statements, to normal year-end audit adjustments. The above-mentioned Annual Report and Quarterly Report are collectively referred to as the "Exchange Act Reports."

     4.5 Absence of Certain Developments. Except as described on Schedule 4.5 and in the Exchange Act Reports since December 31, 1998, there has been no change in the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of WCM from that reflected in the Audited Financial Statements, except: (a) changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse to the assets, properties, condition (financial or otherwise), operating results, business or prospects of WCM; or (b) changes reflected in the Interim Financial Statements. Without limiting the foregoing, except as described on Schedule 4.5, WCM has not, since December 31, 1998, (i) directly or indirectly declared or paid any dividend or ordered or made any other distribution on account of any shares of any class of the capital stock of WCM, (ii) directly or indirectly redeemed, purchased or otherwise acquired any such shares or agreed to do so or set aside any sum or property for any such purpose, (iii) made any capital expenditures exceeding $100,000, (iv) incurred any indebtedness exceeding $100,000, (v) sold or encumbered any material assets, property, rights licenses or permits used in WCM's business, (v) suffered any extraordinary loss, damage or casualty loss, (vi) received notification of termination or significant decrease from any material customer or supplier, or (vii) committed to any of the foregoing.

     4.6 Absence of Undisclosed Liabilities. Except as disclosed on Schedule 4.6 and the Exchange Act Reports, WCM does not have any liability or obligation, absolute or contingent, that is not reflected in the Financial Statements, other than obligations and liabilities which taken individually or in the aggregate would not have a material adverse effect on WCM's assets, liabilities, condition (financial or otherwise), operating results, business or prospect.

     4.7 Taxes. WCM has filed all tax returns and reports required by law to be filed, and has paid all taxes, assessments and other government al charges that are due and payable, except for those matters reasonably being contested by WCM and those matters which, individually and in the aggregate, would not have a material adverse effect on WCM's assets, liabilities, condition (financial or otherwise), operating results, business or prospects. The charges, accruals and reserves on the books of WCM in respect of taxes are considered adequate by WCM, and WCM knows of no assessment for additional taxes or any basis therefor.

     4.8 Title to Properties: Except as set forth on Schedule 4.8 and the Exchange Act Reports, WCM has good title to all of its properties and assets, both real and personal, tangible and intangible, reflected on the balance sheet included in the Audited Financial Statements or acquired after the date thereof (except inventory or other personal property disposed of in the ordinary course of business subsequent to the date thereof), and such properties and assets are not subject to any mortgage, pledge, lien, security interest encumbrance or charge other than (o) liens for current taxes not yet due and payable, (ii) liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of WCM or (iii) liens securing obligations reflected in the Financial Statements. With respect to properties or assets it leases, except as set forth on Schedule 4.8 and the Exchange Act Reports, WCM is in compliance with such leases (except for such defaults or breaches that would not, individually or in the aggregate, have a material adverse affect on assets, liabilities, condition (financial or otherwise), operating results, business or prospects) and holds valid leasehold interests free of any liens, claims or encumbrances except for those described in subsections (i) through (iii) hereof.

     4.9 Compliance with Other instruments. WCM is not in violation or default of any provision of its Certificate of Incorporation or By-Laws, or, except as described in the Exchange Act Reports in default of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree to which WCM is a party or by which it is bound. The execution, delivery and performance by WCM of this Agreement, and the consummation of transactions contemplated hereby and thereby, will not, except as described in the Exchange Act Reports result in any violation of or conflict with the WCM's Certificate of Incorporation or By-Laws, and, will not result in any violation of or conflict with, or constitute a default under, any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree to which WCM is a party or by which it is bound or in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of WCM.

     4.10 Litigation, etc. Except as described in the Exchange Act Reports, there are no actions, suits, proceedings (arbitration, regulatory or otherwise) or investigations pending or, to WCM's best knowledge, threatened, against WCM or against any if its officers or directors in their capacity as such or which otherwise involves WCM's business or operations. WCM has not commenced or had commenced against it any case under applicable bankruptcy laws. WCM is not engaged in any legal action to recover moneys due it or for damages sustained by it in connection with WCM's business.

     4.11 Employees. WCM does not have any employees employed at will or pursuant to an employment agreement with WCM.

     4.12 Registration Rights. Except as described in Article 11 of this Agreement, WCM is not under any contractual obligation to register under the Act, any of its currently outstanding Common Stock or any of its Common Stock which may hereafter be issued.

     4.13 Governmental Consent. No consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of WCM is required in connection with the valid execution, delivery and performance of this Agreement, the offer, sale or issuance of the WCM Common Stock, or the consummation of any other transactions contemplated hereby or thereby, except for filings that may be required to comply with applicable federal and state Securities laws.

     4.14 Compliance with Law. WCM is conducting its business and operations in compliance in all material respects with all governmental rules and regulations applicable thereto, including without limitation those relating to occupational safety, environmental, health and employment practices, and, except as is disclosed in the Exchange Act Reports, is not in violation or default in any material respects under any statute, law, ordinance, rule, regulation, judgment, order, decree, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties.

     4.15 Permits. WCM has all permits, licenses, orders and approvals of any federal, state, local or foreign governmental or regulatory body that are material to or necessary in the conduct of its business as now conducted (collectively, the "Permits"); all such Permits are in full force and effect; no violations have been recorded in respect of any such Permits; and not proceeding is pending or, to the knowledge of WCM, threatened to revoke or limit any such Permits.

     4.16 Offering. Subject to the accuracy of the Martucci's representations in
Article 3, hereof, the offer, sale and issuance of the Common Stock as contemplated by this Agreement will constitute transactions exempt from the registration requirements of Section 5 of the Act.

     4.17 Brokers or Finders. WCM has not retained any broker or finder in connection with the transactions contemplated by this Agreement, and there are no brokerage commissions, finder's fees or similar items of compensation payable in connection therewith based on any arrangement or agreement made by or on behalf of WCM.

     4.18  Intellectual  Property.  WCM  does  not  have  any  patents,   patent
applications, trademarks and trademark applications or other registrations of intellectual property rights registered in its name or licensed to WCM.

     4.19 Property, Equipment, etc. To the best of WCM's knowledge, the property and equipment owned or leased by WCM, taken as a whole, are in good operating condition (except for ordinary wear and tear which do not adversely affect WCM's businesses) and are generally suitable for the uses for which they are currently used.

     4.20 Insurance. The physical properties and assets used in connection with WCM's businesses are covered by insurance with reputable companies against casualty and other losses customarily obtained to cover comparable properties and assets by similar businesses in the region in which such properties and assets of WCM are located, in amounts and coverage which are reasonable in light of existing conditions. WCM has not failed to give any notice or present any claim under any insurance policy in a due and timely fashion except for such failures that would not have a material adverse effect on WCM's assets, liabilities, condition (financial or otherwise), operating results, business or prospects.

     4.21 No  Misrepresentations  or  Omissions.  To WCM's best  knowledge,  all information provided in connection herewith and all representations and warranties hereunder, including the disclosures in the Financial Statements, this Agreement or the Schedules hereto, are complete and correct in all material respects and do not contain any misleading statement or omit any material information.

     4.22 ERISA. WCM does not maintain any "Plan" subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA").

     4.23 Common Stock Filings. WCM has made all filings with the Securities and Exchange Commission (the "SEC") that it has been required to make under the Act and the rules and regulations promulgated thereunder and under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. WCM has provided Martucci with complete and correct copies of all of WCM's filings made with the SEC (including all exhibits to such filings) during the past two fiscal years and during the current fiscal year through the date hereof (all such documents which have been filed with the SEC, as amended, the "SEC Documents"), including, without limitation all Annual Reports on Form 10-KSB, all Quarterly Reports on Form 10-QSB, all Current Reports on Form 8-K, all registration statements and all proxy statements and annual reports to shareholders. To the best knowledge of WCM, the SEC Documents comply in all material respects with the requirements of the Act or the Exchange Act, as the case may be, and to the best knowledge of WCM, none of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.24 Contracts. The Exchange Act Reports disclose all material written contracts, agreements, mortgages, notes, instruments, leases, licenses, franchises, arrangements or understandings with respect to WCM (the "WCM Contracts"). Except as set forth in the Exchange Act Reports, all of WCM Contracts are valid and in full force and effect and there are no existing defaults, or events which with the passage of time or the giving of notice, or both, would constitute defaults by WCM, or to the knowledge of WCM, by any other party to any WCM Contract.


                                    ARTICLE 5

                      Representations and Warranties of USM

USM hereby represents and warrants to WCM as follows:

     5.1 Organization and Good Standing;  Articles of Incorporation and By-Laws:
USM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. USM has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. USM is qualified to do business in those jurisdictions listed on Schedule 5.1 hereto. USM is not qualified to do business as a foreign corporation in any other jurisdiction and such qualification is not now required, except to the extent that the failure to so qualify would not have a material adverse effect on USM's business as currently conducted.

     5.2 Corporate Power and Authorization. USM has the corporate power and authority to execute and deliver this Agreement, and to perform its obligations under the terms of this Agreement. All corporate action on the part of USM, its directors and stockholders necessary for the authorization, execution, delivery and performance by USM of this Agreement has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by USM, shall constitute valid and binding obligations of USM, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3 Capitalization. The authorized capital stock of USM consists of 2,500 shares of Common Stock, without par value, of which 2,500 shares are issued and outstanding. All of the outstanding shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase or acquire, or any Common Stock convertible into, nor has USM agreed to issue or reissue, other than pursuant to this Agreement, any of USM's authorized and unissued capital stock. There are no agreements or understandings that affect or relate to the voting or giving of written consent with respect to any of USM's outstanding Common Stock. There are no preemptive rights with respect to the issuance or sale of USM's capital stock.

     5.4 Financial Statements. USM has provided WCM with (i) audited financial statements of USM as of and for the year ended March 31, 1999 (the "USM Audited Financial Statements"), and (ii) unaudited financial statements of USM as of and for the nine months ended December 31, 1999 (the "USM Interim Statements" and together with the USM Audited Financial Statements, the "USM Financial Statements"). The USM Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated. The USM Financial Statements fairly present the financial condition and operating results of USM as of the dates and for the periods indicated, subject, with respect to the USM Interim Financial Statements, to normal year-end audit.

     5.5 Absence of Certain Developments. Since March 31, 1999, there has been no change in the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of USM from that reflected in the USM Audited Financial Statements, except: (a) changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse to the assets, properties, condition (financial or otherwise), operating results, business or prospects of USM; or (b) changes reflected in the USM
Interim Financial Statements. Without limiting the foregoing, except as described on Schedule 5.5, USM has not, since March 31, 1999, (i) directly or indirectly declared or paid any dividend or ordered or made any other distribution on account of any shares of any class of the capital stock of USM,
(ii) directly or indirectly redeemed, purchased or otherwise acquired any such shares or agreed to do so or set aside any sum or property for any such purpose,
(iii) made any capital expenditures exceeding $100,000, (iv) incurred any indebtedness exceeding $100,000, (v) sold or encumbered any material assets, property, rights licenses or permits used in USM's business, (v) suffered any extraordinary loss, damage or casualty loss, (vi) received notification of termination or significant decrease from any material customer or supplier, or
(vii) committed to any of the foregoing.

     5.6 Absence of Undisclosed Liabilities. USM does not have any liability or obligation, absolute or contingent, that is not reflected in the USM Financial Statements, other than obligations and liabilities which taken individually or in the aggregate would not have a material adverse effect on USM's assets, liabilities, condition (financial or otherwise), operating results, business or prospect.

     5.7 Taxes. USM has filed all tax returns and reports required by law to be filed, and has paid all taxes, assessments and other governmental charges that are due and payable, except for those matters reasonably being contested by USM and those matters which, individually and in the aggregate, would not have a material adverse effect on USM's assets, liabilities, condition (financial or otherwise), operating results, business or prospects. The charges, accruals and reserves on the books of USM in respect of taxes are considered adequate by USM, and USM knows of no assessment for additional taxes or any basis therefor.

     5.8 Title to Properties: USM has good title to all of its properties and assets, both real and personal, tangible and intangible, reflected on the balance sheet included in the Audited Financial Statements or acquired after the date thereof (except inventory or other personal property disposed of in the ordinary course of business subsequent to the date thereof), and such properties and assets are not subject to any mortgage, pledge, lien, security interest encumbrance or charge other than (o) liens for current taxes not yet due and payable, (ii) liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of USM or (iii) liens securing obligations reflected in the USM Financial Statements. With respect to properties or assets it leases, USM is in compliance with such leases (except for such defaults or breaches that would not, individually or in the aggregate, have a material adverse affect on assets, liabilities, condition (financial or otherwise), operating results, business or prospects) and holds valid leasehold interests free of any liens, claims or encumbrances except for those described in subsections (i) through (iii) hereof.

     5.9 Compliance with Other instruments. USM is not in violation or default of any provision of its Certificate of Incorporation or By-Laws, or, in default of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree to which USM is a party or by which it is bound. The execution, delivery and performance by USM of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not, result in any violation of or conflict with the USM's Certificate of Incorporation or By-Laws, and, will not result in any violation of or conflict with, or constitute a default under, any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree to which USM is a party or by which it is bound or in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of USM.

     5.10 Litigation, etc. There are no actions, suits, proceedings (arbitration, regulatory or otherwise) or investigations pending or, to USM's best knowledge, threatened, against USM or against any if its officers or directors in their capacity as such or which otherwise involve USM's business or operations. USM has not commenced or had commenced against it any case under applicable bankruptcy laws. USM is not engaged in any legal action to recover moneys due it or for damages sustained by it in connection with USM's business.

     5.11 Employees. USM does not have any employees employed at will or pursuant to an employment agreement with USM.

     5.12 Registration Rights. USM is not under any contractual obligation to register under the Act, any of its currently outstanding Common Stock or any of its Common Stock which may hereafter be issued.

     5.13 Governmental Consent. No consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of USM is required in connection with the valid execution, delivery and performance of this Agreement, or the consummation of any other transactions contemplated hereby or thereby.

     5.14 Compliance with Law. USM is conducting its business and operations in compliance in all material respects with all governmental rules and regulations applicable thereto, including without limitation those relating to occupational safety, environmental, health and employment practices, and is not in violation or default in any material respects under any statute, law, ordinance, rule, regulation, judgment, order, decree, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties.

     5.15 Permits. USM does not have any permits, licenses, orders or approvals of any federal, state, local or foreign governmental or regulatory body that are material to or necessary in the conduct of its business as now conducted.

     5.16 Brokers or Finders. USM has not retained any broker or finder in connection with the transactions contemplated by this Agreement, and there are no brokerage commissions, finder's fees or similar items of compensation payable in connection therewith based on any arrangement or agreement made by or on behalf of USM.

     5.17  Intellectual  Property.  USM  does  not  have  any  patents,   patent
applications, trademarks and trademark applications or other registrations of intellectual property rights registered in its name or licensed to USM.

     5.18 Property, Equipment, etc. To the best of USM's knowledge, the property and equipment owned or leased by USM, taken as a whole, are in good operating condition (except for ordinary wear and tear which do not adversely affect USM's businesses) and are generally suitable for the uses for which they are currently used.

     5.19 Insurance. The physical properties and assets used in connection with USM's businesses are covered by insurance with reputable companies against casualty and other losses customarily obtained to cover comparable properties and assets by similar businesses in the region in which such properties and assets of USM are located, in amounts and coverage which are reasonable in light of existing conditions. USM has not failed to give any notice or present any claim under any insurance policy in a due and timely fashion except for such failures that would not have a material adverse effect on USM's assets, liabilities, condition (financial or otherwise), operating results, business or prospects.

     5.20 No  Misrepresentations  or  Omissions.  To USM's best  knowledge,  all information provided in connection herewith and all representations and warranties hereunder, including the disclosures in the Financial Statements, this Agreement or the Schedules hereto, are complete and correct in all material respects and do not contain any misleading statement or omit any material information.

     5.21 ERISA. USM does not maintain any "Plan" subject to ERISA.

     5.22 Contracts. Schedule 5.22 sets forth a list of all written contracts, agreements, mortgages, notes, instruments, leases, licenses, franchises, arrangements or understandings with respect to USM (the "USM Contracts"). Except as set forth on Schedule 5.22, all of the USM Contracts are valid and in full force and effect and there are no existing defaults, or events which with the passage of time or the giving of notice, or both, would constitute defaults by USM, or to the knowledge of USM, by any other party to any USM Contract.

                                    ARTICLE 6

The obligations of WCM to issue the Common Stock on the Closing Date are subject to the fulfillment as of the Closing Date of the following conditions:

     6.1 Representations and Warranties Correct. The representations and warranties made by Martucci and USM in Article 3 and 5 hereof be true and correct at and as of the Closing Date, with the same effect as though such representations and warranties had been made at and as of the Closing Date.

     6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Martucci and USM at or prior to the Closing Date shall have been performed or complied with, including the obtaining of all consents necessary for the consummation of the transaction by Martucci and USM.

     6.3 Compliance Certificate of each of USM and Martucci. USM shall have delivered to WCM a certificate executed by the President of USM dated the Closing Date and Martucci shall have delivered a certificate executed by Martucci certifying to the fulfillment of the conditions specified in Sections
6.1 and 6.2 of this Agreement as they relate to USM and Martucci, respectively.

     6.4 USM Common Stock Martucci shall have delivered to WCM Certificates representing USM Common Stock, duly endorsed for transfer to WCM.

     6.5 Stockholder Approval WCM stockholders shall have approved the Agreement and the transactions contemplated herein.

     6.6 Compliance Certificate. WCM shall have received a certificate of the Secretary of USM certifying as to (a) the Certificate of Incorporation of USM and any amendments to restatements thereof; (b) By-Laws of USM and any amendments to restatements thereof; (c) the good standing of

USM in New Jersey; (d) resolutions of the Board of Directors authorizing the execution of this Agreement and the other transactions contemplated herein; and
(e) incumbency of USM's signatory.


                                    ARTICLE 7

                    Conditions to Closing of Martucci and USM

Martucci's obligation to sell the USM Common Stock at the Closing Date is subject to the fulfillment as of the Closing Date of the following conditions:

     7.1 Representations and Warranties Correct. The representations and warranties made by WCM in Article 4 hereof shall be true and correct at and as of the Closing Date, with the same effect as though such representations and warranties had been made at and as of the Closing Date.

     7.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by WCM at or prior to the Closing shall have been complied with.

     7.3 Compliance Certificate. WCM shall have delivered to Martucci a certificate executed by the President of WCM dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 7.1 and
7.2 of this Agreement.

     7.4 Stock Certificates. WCM shall have issued or cause to be issued to Martucci a certificate or certificates representing the WCM Common Stock.

     7.5 Compliance Certificate. USM and Martucci shall have received a certificate of the Secretary of WCM certifying as to (a) the Certificate of Incorporation of WCM and any amendments to restatements thereof; (b) By-Laws of WCM and any amendments to restatements thereof; (c) the good standing of WCM in Delaware and the jurisdictions listed on Schedule 4.1 hereto; (d) resolutions of the WCM's Board of Directors authorizing the execution of this Agreement and the other transactions contemplated hereby; (e) resolutions of WCM's stockholders or minutes of a special meeting of stockholders approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein; and (f) incumbency of WCM signatory.

                                    ARTICLE 8

Stockholder Approvals, Board of Directors' Recommendations; Filings:

     8.1 Stockholder Approvals; Board of Directors' Recommendations. A meeting of the stockholders of WCM shall be held in accordance with the General Corporation Law of the State of Delaware ("GCL"), as promptly as possible, after at least 20 days' prior written notice thereof to the stockholders of WCM, to consider and vote upon, among other things, the adoption and approval of this Agreement and such other transactions as contemplated hereby (collectively, the "Proxy Proposals"). Subject to its fiduciary duty to stockholders, the Board of Directors of WCM shall recommend to its stockholders that the Agreement and the other Proxy Proposals be adopted and approved.

     8.2 Filings. WCM undertakes to promptly prepare and submit to Martucci's counsel, for review and approval, any and all documentation and/or filings required by the GCL or the Act or the Exchange Act to be submitted and/or filed including, but not limited to a proxy statement prepared and filed pursuant to the Exchange Act proxy rules. Upon the approval of such documentation and/or filings by Martucci's counsel, WCM shall undertake to file same with the SEC.

                                    ARTICLE 9

                                 Indemnification

     9.1 Indemnification by Martucci and USM. Martucci agrees to indemnify, defend and hold WCM harmless, and its officers, directors, stockholders, agents, employees, attorneys, affiliates, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses (collectively, "Losses") that any of them may sustain or incur as a result of any misrepresentation, any inaccuracy in, or any breach of, any warranty or representation or any non-performance of any covenant or other obligation on the part of Martucci and USM contained in this Agreement, or any document delivered hereunder; provided that Martucci and USM shall not be required to indemnify WCM for Losses unless such Losses exceed $50,000 in the aggregate, in which event Martucci and USM shall be obligated to indemnify WCM for the amount of such Losses in excess of $50,000.

     9.2 Indemnification by WCM. WCM agrees to indemnify, defend and hold harmless Martucci and , USM's officers, directors, stockholders, agents, employees, attorneys, affiliates, successors and assigns and each of them, from and against, and pay or reimburse each of them for, any and all Losses that any of them may sustain or incur as a result of any misrepresentation, breach of warranties or representations or non-performance of any covenants or other obligations on the part of WCM contained in this Agreement or any document delivered hereunder; provided that WCM shall not be required to indemnify Martucci and USM for losses unless such Losses exceed $50,000 in the aggregate, in which event USM shall indemnify such indemnified party for the amount of such Losses in excess of $50,000.

     9.3 Indemnification Procedures.

     (a) Promptly after receipt by a party entitled to indemnification hereunder (an "Indemnified Party") of notice of any claim or of the commencement of any action, investigations, suit or proceeding ("Proceeding") with respect to which such party may make a claim for Indemnification hereunder, the Indemnified Party will notify the party against whom indemnification is sought (the "Indemnifying Party") in writing of such claim or Proceeding, and the Indemnifying Party may in his or its discretion assume the defense of such claim or Proceeding, in which case he or it shall employ counsel reasonably satisfactory to the Indemnified Party and shall pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, an Indemnified Party will be entitled to employ counsel separate from counsel for the Indemnifying Party and to participate in the defense of such claim or Proceeding at the Indemnified Party's expense. No settlement or compromise of any claim or Proceeding shall give rise to liability of the Indemnifying Party unless such party shall have been notified of any proposed settlement or compromise and shall have consented thereto; provided that the

Indemnifying Party shall obtain the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any such claim or proceeding, if as a result of the failure of the Indemnified Party to do so would cause it or him to become subject to injunctive or other equitable relief, or the business of the Indemnified Party (or that of its subsidiary) would be materially adversely affected in any manner.

     (b) Other Losses. In the event that any Indemnified Party suffers a Loss or otherwise becomes entitled to indemnification hereunder from an Indemnifying Party in a situation that does not involve a Proceeding being instituted by a third party, the Indemnified Party shall send notice as it would pursuant to
Section 9.3(a) in order to provide reasonable notice to the Indemnifying Party as to the nature and extent of the Loss.

     (c) Effect. Any notice of a claim or Proceeding or a claim for indemnity provided for herein shall be in writing and shall specify, to the extent known by the Indemnified Party, the nature and extent of the claim or Proceeding and the amount being asserted as damages or Losses, as the case may be. Notwithstanding the foregoing, the failure to so provide notice on a timely and adequate basis (except to the extent that such notice is given after the survival period contained in Section 9.2) shall not relieve the Indemnifying Party of its obligations to indemnify hereunder except to the extent that such Indemnifying Party can establish prejudice to it by the lack of timely or adequate notice.

                                   ARTICLE 10

                                   Termination

     10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing, whether prior to or after approval by the stockholders of WCM by consent of all of the parties hereto, or by either WCM, on the one hand, or MARTUCCI on the other, if; (i) the other party shall, when made, have breached in any material respect any of its representations or warranties contained in this Agreement; (ii) any such representation or warranty shall not be correct or accurate in all material respects at and as of the Closing Date with the same effect as if made at such time (with such exceptions as are permitted hereunder); (iii) the other party shall have failed to comply in all material respects with any of its convents or agreements contained in this Agreement to be complied with or performed by it at or prior to the Closing Date; (iv) if a permanent injunction is entered, enforced or deemed applicable to this Agreement which prohibits the consummation of the transactions contemplated hereby and all appeals of such injunction shall have been taken and shall have been unsuccessful; (v) if any governmental entity, the consent of which is a condition to the obligation of such party to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeals of such determination shall have been taken and shall have been unsuccessful; or (vi) the Closing Date shall not have occurred within 180 days of the date hereof.

     10.2 Effect of  Termination.  In the event of termination of this Agreement pursuant to Section 10.1 hereof, all rights of all parties hereto shall cease and terminate, except for such rights as any party may otherwise have for breach of contract, including, without limitation, rights for breach of any representations, warranties or covenants contained herein.

                                   ARTICLE 11

                               Registration Rights

     11.1 Piggyback Registration. If during the two year period commencing upon the Closing Date, WCM proposes to register any of its securities under the Act (other than pursuant to Form S-8, a registration statement concerning a merger or acquisition or other comparable form), WCM shall include the WCM Common Stock (the "Registrable Securities") acquired by Martucci herein (whether owned by Martucci or a transferee of Martucci) (the "Holder") in such registration statement. WCM shall at such time give prompt written notice to the Holder of its intention to file such registration statement and of such Holder's rights under such proposed registration, and upon the request of the Holder delivered to WCM within fifteen (15) days after giving of such notice (which request shall specify the Registrable Securities intended to be disposed of by the Holder and the intended method of disposition thereof), WCM shall include such Registrable Securities held by the Holder requested to be included in such registration.

     11.2. Mandatory Registration. Commencing six months after the Closing Date and continuing until the second anniversary of the Closing Date, in the event the Holder has not sold all of his Registrable Securities in connection with a registration statement pursuant to Sections 11.1 hereof or otherwise, WCM, upon written notice from the Holder(s) of in excess of 50% of the Registrable Securities, shall file a registration statement covering the sale of all remaining Registrable Securities as soon as practicable, but not later than 60 days after the date of such notice; provided, however, that such period may be extended or delayed by WCM for one period of up to 45 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time WCM is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of WCM because of the existence of non-public material information, or to allow WCM to complete any pending audit of its financial statements.

     11.3. Limitation on Piggyback and Mandatory Registration Rights. Notwithstanding anything contained in section 11.1 or 11.2 of this Agreement, WCM shall not be required to include any of the Holders' Registrable Securities in an underwritten offering of WCM's securities unless the Holders accept the terms of the underwriting as agreed upon between WCM and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and the Holder(s) agree to execute and/or deliver such documents in connection with such registration as WCM or the managing underwriter may reasonably request.

                                   ARTICLE 12

                                  Miscellaneous

     12.1 Governing Law. This agreement shall be governed by an construed under the laws of the State of New York without regard to the conflicts of law principles thereof.

     12.2 Survival. The representations and warranties made herein shall survive the Closing Date of the transactions contemplated hereby for a period of three
(3) years from the Closing Date.

     12.3 Successors and Assigns. Except as otherwise provided herein, this Agreement shall insure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. WCM may not assign its rights under this Agreement without the express written consent of USM and Martucci.

     12.4 Entire Agreement: Amendment. This Agreement, its attachments, and the other documents and agreements delivered pursuant hereto at the Closing Date constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as expressly provided herein, neither this Agreement no any term hereof may be amended, waived, discharged or terminated other than by a written agreement of USM and Martucci, and WCM.

     12.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, including Federal Express or similar courier services, addressed (a) if to WCM, 76 Beaver Street, Room 500, New York, New York 10005 or at such other address as WCM shall have furnished to the other parties hereto in writing or (b) if to Martucci or USM to 3 Dundar Road, Springfield, N.J. 07081, or such other address as Martucci or USM shall have furnished to the other parties hereto in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail or courier, at the earlier of its receipt or 48 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     12.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     12.7 Expenses. Martucci agrees to pay the expenses and legal fees incurred on its behalf and on behalf of the other parties to this Agreement with respect to this Agreement and the transactions contemplated hereby.

     12.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

     12.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. Furthermore, in lieu of such illegal, unenforceable or void provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, unenforceable or void provision as may be possible and be legal, enforceable and valid.

     12.10 Effect of Headings. The section headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     12.11 Announcements. Each party shall give to the other parties hereto reasonable prior notice and shall consult with the other parties hereto on the timing, contents and manner of making all announcements or press releases, written or otherwise, relating to the transactions contemplated hereby, whether to employees, stockholders or the public, by or on behalf of any of the parties hereto, except to the extent required by law.


     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first set forth above.

                              WCM Capital, Inc.

                        By:   s/Robert Waligunda
                              ---------------------------------
                              Robert Waligunda, President

                              U.S. Mining, Inc.


                        By:   s/William C. Martucci
                              ---------------------------------
                              William C. Martucci, President


                        By:   s/William C. Martucci
                              ---------------------------------
                              William C. Martucci, Individually

                                  Schedule 4.1

WCM is qualified to do business in the following jurisdictions:

Colorado

                                  Schedule 4.5


The following is a list and description of material events that have occurred subsequent to the events described in the Financial Statements:

Reverse Split: Effective as of 12:01 a.m. Eastern Standard Time on December 20, 1999, WCM reverse split its issued and outstanding shares of Common Stock on a one-for-three basis and the number of authorized shares of WCM's Common Stock was reduced from 100,000,000 shares to 40,000,000 shares. As a result, each three shares of Common Stock outstanding prior to the reverse split became one share after the reverse split. Fractional shares were rounded up to the next whole number. There was no change in the par value of WCM's shares of Common Stock.

NASDAQ: NASDAQ notified WCM that it would delist WCM's Common Stock from the NASDAQ SmallCap Market on September 17, 1999. WCM appealed this decision before a NASDAQ Listing Qualifications Panel. The oral hearing was held on October 28, 1999 and WCM is waiting for its decision. However, at the hearing, the hearing Panel suggested that WCM effect a reverse split of its outstanding shares of Common Stock on a one-for-three basis to see if the bid price would rise above the $1.00 minimum bid price required for continued listing on the NASDAQ SmallCap Market. The reverse split was effected on December 20, 1999 (see "Reverse Split" above).

USM Funding: Martucci and USM are familiar with USM's agreement to fund WCM's operations and the transactions contemplated by this Agreement.

                                  Schedule 4.6


There are no undisclosed WCM liabilities, except:

The current balance on the loan from USM to WCM and USM and Martucci are familiar with this balance.

                                  Schedule 4.8


The following is an update on issued related to WCM's title in, and or leases on relevant properties:

None, other than the extension that USM received from Hayden. USM and Martucci are familiar with this.

                                  Schedule 5.1

USM is qualified to do business in the following jurisdictions:

New Jersey

                                  Schedule 5.5

The following is a list and description of material events that have occurred with regard to USM subsequent to the events described in the USM Financial Statements

USM Funding of WCM: WCM is familiar with USM's agreement to fund WCM's operations and the transactions contemplated by this Agreement.

                                  Schedule 5.22


The following is a complete and accurate list of all USM Contracts not disclosed in the Exchange Act Reports:

Hayden has extended the Agreement pursuant to which USM can acquire her interest. WCM is familiar with this.

                                                                       EXHIBIT B

             ITEMS 1 AND 2 OF PART I TO THE COMPANY'S ANNUAL REPORT
               ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1998


                                     PART I

Item 1. Description of Business

General

The Company, originally incorporated on December 1, 1976 under the laws of the State of Delaware, is engaged in the exploration, development and mining of precious and nonferrous metals, including gold, silver, lead, copper and zinc. The Company owns or has an interest in a number of precious and nonferrous metal properties. The Company's principal mining properties are (i) the Franklin Mines, located near Idaho Springs in Clear Creek County, Colorado, for which the Company acquired the exclusive right to explore, develop, mine and extract all minerals located in approximately 51 owned and/or patented mining claims (the "Franklin Mines") and, (ii) the Franklin mill, a crushing and flotation mill which is located on the site of the Franklin Mines (the "Franklin Mill"). For information regarding the Gold Hill Mill and the Mogul Mine, see Item 1. Operations at the Company's Mining Properties. (2) Newmineco and the Mogul Mine and (3) The Gold Hill Mill (until its sale in June 1998). While none of its properties were operational in fiscal year 1998, the Company continued its rehabilitation of the Franklin Mines and Franklin Mill in anticipation of the commencement of operations.

History and Development of the Company

The claims that comprise the Franklin Mines are located on a site upon which placer gold was discovered above the ground at Idaho Springs, Colorado in 1859. The Franklin Mines vein system was discovered in 1865. Thereafter, mining commenced on the site in 1865 and continued on an almost uninterrupted basis through 1915 until the outbreak of World War I caused curtailment of mining operations in the area. The principal minerals extracted during this period were gold, silver, lead, copper, and zinc. The Franklin Mines have not operated on a continuous or consistent commercial basis since 1915.

On December 26, 1976, the Company acquired Gold Developers and Producers Incorporated, a Colorado corporation which, prior to the acquisition, leased 28 patented mining claims from Audrey and David Hayden and Dorothy Kennec pursuant to a mining lease and option to purchase, dated November 12, 1976 (hereinafter collectively referred to as the "Hayden/Kennec Leases"). In 1981, the Company commenced a rehabilitation program to extend and rehabilitate the shafts and tunnels in place at the Franklin Mines, install the Franklin Mill and search for and delineate a commercial ore body. The Company completed the Franklin Mill, which is capable of crushing, processing and concentrating approximately 150 tons of ore per 24-hour period, in 1983.

Joint Ventures and Strategic Partners

In February, 1993, the Company and Island Investment Corp., a Nevada corporation ("Island"), formed Zeus No. 1 Investments, a California general partnership (hereinafter referred to as "Zeus", the "Joint Venture" or the "Zeus Joint Venture") to develop the Franklin Mines and related assets of the Company. Island later assigned its interest in the Zeus Joint Venture to Gems and Minerals Corp., a wholly owned subsidiary of Island ("Gems"). On July 15, 1996, Gems transferred 31.5% of its 82.5% interest in the Zeus Joint Venture to Nuco Ventures, Inc., a Delaware company and wholly owned subsidiary of Gems ("Nuco").

The Joint Venture was formed to provide the Company with the financial and technical support necessary to develop the Franklin Mining properties. While the Zeus Joint Venture was granted the exclusive right to use the Franklin Mining properties, at no time did the Company transfer its leasehold interests or ownership interest in its mining permits to the Joint Venture or to Gems. The Company did, however, relinquish its interest in 82.5% of the profits from operations at the

Franklin Mine and Franklin Mill as Gems was to contribute necessary capital and other technical support to bring the Franklin Mines into operation. Each of Gems and the Company were free to pursue other business interests outside the Joint Venture exclusive of the other.

Since the inception of the Joint Venture, Gems maintained responsibility for supplying technology, engineers and personnel, as well as additional equipment and financing to bring the Franklin Mines and Franklin Mill into operation. The Company retained responsibility for keeping its permits in full force and effect. However, since the Company had limited financial resources, it was dependent on Gems for its primary funding.

In early 1997, an officer of the Company introduced Gems to William C. Martucci ("Martucci"). Martucci began negotiations with Gems to enter into a possible business combination between Martucci's businesses, on the one hand, and businesses owned and/or operated by or affiliated with Gems (the "Gems Businesses"), on the other hand. The Gems Businesses included the 82.5% interest in the Zeus Joint Venture.

By mid to late 1997, it became apparent to the Company that Gems did not possess the technical and financial resources required to bring the Franklin Mines into operation as contemplated by the Joint Venture. Also, during this period, the Company had established a relationship with Martucci independent of Gems. On September 25, 1997, the Company entered into a letter of intent, (the "Martucci Letter of Intent"), with Martucci to acquire (the "Transaction") all of the outstanding shares of POS Financial Corp., a New Jersey corporation ("POS") and certain other entities owned by him including U.S. Mining, Inc., a New Jersey corporation ("USM"), in exchange for newly issued shares of Common Stock of the Company. USM is in the business of investing in mining properties and POS owns and operates free standing ATM Kiosks.

Pursuant to the Martucci Letter of Intent, Martucci would receive 85% of the outstanding shares of the Company, upon the closing of the completion of customary due diligence, the execution of definitive agreements and the approval of Franklin stockholders. Additionally, Mr. Martucci agreed to cover expenses incurred with respect to the Transaction in the form of loans to the Company. Management believed that the financial support to be supplied by Mr. Martucci pursuant to the Martucci Letter of Intent would be sufficient to fund the Company prior to the consummation of the Transaction.

On November 25, 1997 in a step transaction, USM acquired an aggregate of 82.5% interest in the Zeus Joint Venture from Gems and Nuco in exchange for the assumption of approximately $100,000 in liabilities of Gems (the "Gems
Liabilities"). USM thereafter simultaneously assigned the acquired interest to the Company in exchange for the assumption of the Gem's liabilities. Upon the acquisition of the 82.5% interest of the Zeus Joint Venture by the Company, the Zeus Joint Venture relationship with Gems was terminated and the Joint Venture was effectively dissolved. The result of the termination of the Zeus Joint Venture is that the Company has reacquired the right to received 100% of the profits generated from the Franklin Mines and Franklin Mill once these properties come into operation which will further enhance the Company's future profitability.

On April 6, 1998, Martucci terminated the Martucci Letter of Intent. During 1997, USM and/or affiliates advanced to Franklin approximately $955,756 of funds including approximately $410,000 advanced to the Company by POS through advances made to Gems for the Company (the "POS Advances"). On March 9, 1998, the Company executed a Loan Agreement and Promissory Note (the "USM Note") evidencing the terms upon which the Company would repay the USM Advances and upon which USM would advance additional funds to the Company on an "as needed" basis. The USM Note; in the principal amount of $955,756, bore interest at a rate of 8% per annum and was due and payable on May 4, 1998, but could be extended on a month to month basis. The USM Note is secured by a first priority lien on substantially all of the assets of the Company. POS thereafter assigned the POS Note to USM on March 9th, 1998. As of December 31, 1998, the Company owed USM $1,283,536 of which $1,191,586 is attributable to principal and $91,950 to accrue and unpaid interest on the USM Note. The Company has not, as of March 31, 1999, made any payments on principal and/or interest accrued on the USM Note.

On or about August 3, 1998, the Company entered into agreements with each of USM (the "USM Agreement") and Martucci (the "POS Agreement"). Pursuant to the USM Agreement, USM agreed to forgive the indebtedness of the Company evidenced by the USM Note; release the security interests in the collateral of the Company securing the USM

Note and assign its rights to the Hayden-USM Purchase Agreement in exchange for 42.5% of the issued and outstanding shares of the Company.

Under the terms of the USM Agreement, Martucci agreed to sell to the Company 100% of the outstanding shares of USM in exchange for 42.5% of the issued and outstanding shares of the Company. The Company intended to seek stockholders' approval of these transactions at its Annual Meeting of Stockholders held in October 1998.

In August 1998, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the "Commission") for its annual meeting of stockholders, which included proposals to approve each of the USM Agreement and the POS Agreement. Shortly after the filing of the preliminary proxy materials, the Commission informed the Company that the staff of the Commission (the "Staff") would be conducting a review of the proxy materials and the proposals. The Company informed USM of the Staff's inquiry and was thereafter notified that USM wished to terminate the agreements under the premise that the Company could not secure stockholder approval of the transactions in a timely manner. See Item
4. Submission of Matters to a Vote of Security Holders for further information about the Annual Meeting of Shareholders of the Company held October 12, 1998.

On September 21, 1998, the Company received a letter from USM concerning the monies loaned to the Company by USM, which included the monies owed to USM by the Company pursuant to the terms of the POS Note and an additional $144,280 loaned to the Company subsequent to the date of the POS Note. At a meeting of the Board of Directors of the Company on October 8, 1998, a negotiated settlement agreement was approved by the Board, whereby USM agreed to convert the Company's indebtedness to USM into shares of common stock of the Company at a conversion price equal to 50% of the closing bid price as of the close of business October 7, 1998. The price of the Company's common stock at the close of business on October 7, 1998 was $.66 per share. Therefore, the conversion rate under the settlement agreement would be one share of common stock of the Company for each $.33 of indebtedness of the Company to USM.

It was further agreed that the settlement plan would be implemented in a two step transaction. Approximately $306,160 of loans would be paid by converting that portion into 927,757 shares of common stock of the Company resulting in USM holding approximately 19% of the total issued and outstanding shares of common stock of the Company. The conversion of the remaining indebtedness would be predicated upon either (i) stockholder approval of the issuance of more than 20% of the Company's common stock in the aggregate to USM at a discount to market price as required by the rules of corporate governance promulgated by the NASDAQ Small Cap Market ("NASDAQ"), or (ii) the issuance of a waiver by the NASDAQ excepting the Company for compliance with this rule. USM also agreed that it would continue to provide the Company with financing going forward as further inducement to consummate the settlement agreement set forth above.

Due to the fact that the Company had already expended significant monies to conduct a proxy solicitation for its annual meeting scheduled on October 12, 1998, the Company made application to NASDAQ for a waiver of the meeting requirement described above.

On October 19, 1998, the Company made a formal application to NASDAQ in accordance with Rule 4310(C)(25)(H)(ii) of the NASDAQ Stock Market for a waiver of the requirement that the Company call a meeting of its stockholders to approve the issuance of over 20% in the aggregate of its stock to USM at a price below market price. The rule allows for a waiver of this requirement when, among other things, a delay in securing stockholder approval would seriously jeopardize the financial viability of the Company. On or about October 24, 1998, the NASDAQ Stock Market contacted the Company and indicated that it was inclined to deny the Company's application unless additional information was submitted for review. The Company thereafter withdrew its application and re-opened negotiations with USM. Although the Board of Directors of the Company has approved the issuance of 927,757 shares of common stock of the Company, such shares have not been issued. The Company however, continues to be in default of the USM Note and has not, as of the date hereof, repaid any of the amounts owed to USM. The Company and USM are continuing negotiations with respect to the outstanding monies owed to USM and USM is still funding the Company.

Notwithstanding, the termination of the Martucci Letter of Intent, the Company and Martucci have continued negotiations regarding a possible business combination between the Company and the Martucci Companies on an informal basis. However, there can be no assurance that any definitive agreement will be reached between the parties regarding future acquisitions. Moreover, since USM and affiliates have been the primary source of funding to the Company as of late, there can be no assurance that the Company will have adequate funds available to repay the USM Note. In the event that the Company should default on its obligations to repay the USM advances, USM may foreclose on the assets securing the USM Note. Such foreclosure actions by USM would have a material adverse effect on the future operations of the Company and on the Company's ability to explore the Franklin Mines.

Operations at the Company's Mining Properties

(1)  Compliance with DMG regulations at the Franklin Mines and Franklin Mill.

During fiscal year 1997, the majority of the remedial work and the technical revisions to the Franklin Permit consisted of work relating to correcting violations cited against the Company in 1996. Specifically, the Company (a) instituted a plan for quarterly groundwater monitoring which included surface water and groundwater sampling plans, (b) took steps to correct the run-off problem associated with the Tailings Pond disposal area (the "Disposal Area"),
(c) reclaimed the Lined Tailings Ponds located adjacent to the Franklin Mill (the "Lined Tailings Pond"), (d) commenced preliminary plans for the installation of a paste backfill system for tailings disposal and (e) made application to the DMG for expansion of the permitted area at the Franklin Mines and Franklin Mill to allow for performance of certain of the remediation work outlined above. Upon completion of paste backfill work, it is anticipated that the Company will possess substantial tailings disposal capacity consistent with its production plans. However, should additional disposal areas be required, the Company may make application to the DMG to reopen the other tailings ponds which it has recently reclaimed. Since the reclamation work relating to the Lined Tailings Ponds has been completed, the Company may also make application to the DMG to reduce the $252,000 reclamation bond currently posted with the DMG.

In addition to the work performed in connection with the Franklin Permits, the Company submitted to the DMG an environmental protection plan (the "Environmental Protection Plan") which complies with the provisions of the Mineral Rules and Regulations of the MLRB of Hard Rock, Metal and Designated Mining Operations. The Environmental Protection Plan includes an emergency response plan for designated chemicals used on site and appropriate measures consistent with the recommendations by the Colorado Division of Wildlife for the Protection of Wildlife to prevent damage to area wildlife from designated chemicals, toxic or acid forming materials and acid mine drainage. The Environmental Protection Plan was accepted by the DMG.

On January 31, 1997, the Company received approval from the DMG of its March 6, 1996 amendment application to the Franklin Permit. The notification of approval, received by the Company on February 28, 1997, increased the total permitted area, revised the mining plan to include the processing of ore from the Mogul Mines, alters the milling process, propose tailings paste disposal, and modifies the surface water control plan. All of the terms of the amendment approved by the DMG were incorporated into the Franklin Permit and made a part thereof. However, the DMG set forth certain conditions to its approval which required (i) the submission of a final design for tailings disposal facilities in the form of a technical revision to the DMG for the Surface Water Control Plan not later than April 15, 1997 and (ii) the completion of closure plans for the Lined Tailings Pond by spring runoff and in any event no later than April 15. Finally, the schedule for the completion of the closure plan for Tailings Pond 5 will be determined by the DMG during fiscal year 1997 and will be dependent on the Company's tailings disposal plan which is to be submitted to the DMG in 1997.

In the spring of 1997, the region in which the Franklin mining properties are located was subject to severe weather patterns, which caused flood conditions in the area. As a result, the Company was unable to complete its work at the Franklin Mines within the prescribed time frame. Given the oral agreement with the DMG to grant the Company latitude with respect to the completion of its projects, the Company failed to make any formal application to the DMG for an extension of time to complete the Surface Water Control Plan and closure plans for the tailings ponds. As a result of this oversight, the Company received a formal Notice of Violation and Cease and Desist Order from the DMG for failure to fully complete these projects as prescribed by the DMG in its January 31, 1997 approval.

Thereafter, installation of the Surface Water Control Plan, and the closure and reclamation of the tailings ponds were completed and the Cease and Desist was automatically lifted without further action by the Company or administrative proceedings by the DMG. As of the date hereof, the Company is in compliance with all applicable regulations and no violations exist against the Company or its properties.

During fiscal year 1998, the Company continued its remedial rehabilitation work at the Franklin Mines and Mill in anticipation of commencing operations. Specifically, the Company continued with its water monitoring programs and commissioned additional reports and research into claims located on the Franklin Mining properties. The Company has through fiscal year 1998, and will continue, through fiscal year 1999, to take all steps necessary to bring the Franklin Mine and Mill into operations.

(2) Newmineco and the Mogul Mine.

On September 26, 1996, the Company acquired a 20% interest in Newmineco from Gems for a purchase price of $600,000 evidenced by an interest only note bearing interest at 9.5% per annum (the "Newmineco Note"). Newmineco was formed for the purpose of exploiting certain rights to a mining property known as the Mogul Mine evidenced by a Lease dated March 18, 1996, entered into between Island, as lessee, and the Ruggs (McCollum being the lessor/optionor as to the Muscat Lode claim only) as lessor (the "Rugg/Mogul Lease"). The Rugg/Mogul Lease was contributed to Newmineco prior to the acquisition by the Company of 20% of the LLC.

On February 7, 1997, Gems notified the Company that it had assigned its interest in the Newmineco Note to certain third parties, including John Miner, a consultant to the Zeus Joint Venture. Thereafter, on February 10, 1997, the Company notified Mr. Miner, as special agent to the assignees that it had elected to convert the principal due on the Newmineco Note into Common Stock of the Company in accordance with the terms therein. An aggregate of 307,692 as adjusted shares were issued to the assignees in full satisfaction of the Newmineco Note.

The Company continues to maintain a 20% interest in Newmineco, but has decided to abandon its plans to participate in the exploitation of the Mogul Mine. For more information regarding the disputes related to Newmineco and the Mogul Mine, See Item 3 Litigation-Durango Litigation.

(3) The Gold Hill Mill

The Gold Hill Mill is located within close proximity to the Franklin Mines and Mill and it was hoped that the acquisition of the facility would afford the Company the opportunity to expand its geographic reach into the Gold Hill Mining region. In July, 1996, the Company acquired the Gold Hill Mill in hopes of increasing its capacity to mill ore mined from the Franklin Mines and possibly other mining properties in the region.

However, in 1997, it became clear that the regulatory climate made it economically unfeasible to bring the Gold Hill Mill into operation. Recent changes in the laws governing milling and mining in Boulder County restrict the use of milling facilities located in Boulder County to processing ore recovered within the county only. Therefore, the laws preclude the Company from using the Gold Hill Mill for processing ore from the Franklin Mines. Management does not believe that any mines located in Boulder County are operating at this time. Therefore, the Company decided to divest itself of this property during fiscal year 1998.

On or about June 5, 1998, the Company sold the Gold Hill Mill to Denver East Machinery Company ("Denver East") for an aggregate purchase price of $1,075,000. Payment of the purchase price was made by transferring certain property and equipment owned by Denver East having a fair market value of $725,000 and the issuance of a demand note in the aggregate principal amount of $350,000 (the "Denver East Note"). The Denver East Note is payable on demand by Com, Inc. and will accrue interest at a rate of 14% per annum. As of the date hereof, the Company has not made demand for payment under the terms of the Denver East Note.

Other Matters

On or about June 12, 1997, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") on behalf of certain shareholders of the Company for the purpose of registering an aggregate of 638,076 as adjusted shares. The Company was obligated to file the Registration Statement on behalf of these shareholders pursuant to certain contractual agreements granting such persons demand and/or piggyback registration rights.

After receiving comments from the Commission on or about July 18, 1997, the Company received requests from the majority of the Selling Shareholders to withdraw their shares from the Registration Statement because, assuming all other provisions of Rule 144 were complied with, the shares may be sold pursuant to Rule 144.

The Commission consented to the withdrawal of the Company's Registration Statement on May 5, 1998. For further information regarding the Registration Statement, See Items. Legal Proceedings-Securities and Exchange Commission.

The Company has not conducted any significant commercial mining operations and, as a result, had not generated any significant revenues through December 31, 1998 from operations at the Franklin Mine. Therefore, the Company remains in the development stage. The Company, however, is hopeful that economically viable commercial mining operations at the Idaho Springs mining facilities can be conducted in the future. Moreover, the Company continues to work closely with Colorado state mining regulatory agencies in preparation and anticipation of full-scale operations at the Franklin Mines and Franklin Mill.

Water, Utilities and Refining Contracts

The Company has historically purchased power from Public Service Company of Colorado at its published rates. Moreover, the Company's management believes that sufficient water for present and future operations may be obtained from the City of Idaho Springs at its normal rates or from other nearby sources at reasonable rates. The Company's management does not anticipate any difficulty in obtaining sufficient water and power sources for its future mining and milling operations.

In the past, the Company has entered into refining agreements with Zinc Corporation of America and ASARCO Incorporated for the sale and refining of lead, zinc and copper concentrates produced from the Franklin Mine in Colorado. The Company's management expects that at such time as it recommences active mining and milling operations, the Company will not have difficulties in renewing or renegotiating contracts with either ASARCO or Zinc Corporation of America or entering into new contracts with their competitors.

Employees and Technical Consultants

As of December 31, 1998, the Company had no full-time employees. The Company's executive officers serve as needed on a part-time basis for no compensation. With respect to operations at the Franklin Mines and Franklin Mill, technical personnel and other qualified consultants and experts are retained on a contract or consulting basis. Management anticipates that as the Company's business develops, additional technical administrative staff may be hired as well as qualified geological and technical consultants on an as needed basis.

Item 2. Properties

Glossary of Terms

Assay A chemical evaluation of metal content conducted after mining ore.

Backfill                                Mine   waste   which  is   disposed   of
                                        underground in a formerly mined area.

Chacopyrite                             A mineral  containing  copper,  iron and
                                        sulfur.

Cyanidation and Pulp Recovery           The  process by which gold is  extracted
                                        in the milling process through the use of cyanide.

Development Stage Company               Companies  engaged in the preparation of
                                        an  established   commercially  mineable
                                        deposit or reserve for its extract which are not in the production stage.

Dip An angle measured in degrees from the horizon.

Fault A fracture in the earth through which mineralizing solutions may rise and form a vein.

Fault System                            A large regional fracture.

Footwall                                That   portion  of  the  vein  which  is
                                        located below.

Galena                                  A  mineral   containing  both  lead  and
                                        sulfur.

Gravity Concentration                   Minerals  concentrated by application of
                                        devices employing the force of gravity.

Hanging wall                            That   portion  of  the  vein  which  is
                                        overhead.

J.L. Emerson Fault                      A large  fracture  in the earth' s crust
                                        located in the Franklin Mine area.

Laramide Period                         A  period   in   history   dating   back
                                        approximately 70 to 90 million years ago.

Main Trunk                              A highly mineralized portion of the J.L.
                                        Emerson fault located on the properties constituting the Franklin Mines.

Massive Sulfides                        High quality ore.

Microcline gneiss                       A type of  rock  found  at the  Franklin
                                        Mine.

Mill The plant facility where the metals constituting the ore are removed from mined rock.

Mine Workings                           The areas where ore is being mined.

Mineral Concentrate                     A mill product where the rock  particles
                                        have been removed from the metallic minerals.

Mineralized Rock                        Rock which  contains  the minerals to be
                                        mined.

Monzonite                               Intrusive  rock types  containing  large
                                        amounts   of   quartz   and   often  the
                                        progenitor  of  metallic,   mineralizing
                                        solutions.

Ore A metallic or non-metallic mineral that can be mined from the earth and sold at a profit.

Ore Conduit                             An opening  through  which  mineralizing
                                        solutions can rise.

Ore Reserves                            Minerals  located  in the  ground  whose
                                        existence is governed by varying degrees of probability.

Ore Shoot                               A body of ore.

Orogeny An event causing a major upheaval or reshapement of the earth's crust, such as volcanism, mountain building or ore formation.

Paste Backfill                          Procedure  in which  backfill is treated
                                        with certain chemicals to solidify the same to prevent seepage

Pegatites                               A type of  rock  found  in the  Franklin
                                        Mine.

Pillars                                 Unmined sections of ore in a stope.

Pre-Cambrian age                        A time  period in  history  dating  back
                                        approximately 600 million years ago.

Probable (Indicated) Reserves           Reserves  for which  quantity  and grade
                                        and/or   quality   are   computed   from
                                        information  similar  to that  used  for
                                        proven   reserves,   but  the  site  for
                                        inspection, sampling and measurement are
                                        farther  apart  or  are  otherwise  less
                                        adequately   spaced.   The   degree   of
                                        assurance,  although lower than that for
                                        proven  reserves,   is  high  enough  to
                                        assume   continuity   between  point  of
                                        observation.

Production Shaft                        The device  through which ore is hoisted
                                        from the mine and the area through which materials are lowered into the mine and miners enter and exit the mine.

Proven (Measured) Reserves              Reserves   for  which  (a)  quantity  is
                                        computed  from  dimensions  revealed  in
                                        outcrops,  trenches,  workings  or drill
                                        holes;  grade  quality are computed from
                                        the results of detailed sampling and (b)
                                        the sites for  inspection,  sampling and
                                        measurement  are spaced so  closely  and
                                        the   geologic   character  is  so  well
                                        defined that size, shape, depth and mineral content of reserves are well established.

Pyrite                                  A  mineral   containing  both  zinc  and
                                        sulfur.

Raise                                   A tunnel driven upward from a level.

Refractory                              A difficulty in separating  value metals
                                        or minerals from the host rock.

Reserves That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Schist, granite gneiss                  A type of  rock  found  in the  Franklin
                                        Mine.

Selective  Flotation                    Minerals   concentrated  in  a  selected
                                        mineral group in the mill.

Shaft A vertical tube-like opening whereby miners enter the mine.

Slurry A mixture of ground rock or minerals in water.

Slimes Exceedingly fine particles mixed with water.

Sphalerite                              A  mineral   containing  both  zinc  and
                                        sulfur.

Strike                                  In a horizontal direction.

Stope                                   The  area  of  the  mine  where   miners
                                        extract mineral deposits from the mine.

Tailings                                Waste which is produced by the Mill.

Tailings Pond                           The  location   where  mill  wastes  are
                                        deposited.

Telluride                               A  mineral  containing  tellurium  often
                                        found with quantities of gold and/or silver and sulfur.

Tennentite                              A  complex  mineral  containing  copper,
                                        antimony or arsenic, often containing large amounts of silver.

Tertiary Period                         A time  period in  history  dating  back
                                        approximately 40 to 70 million years ago.

Vein A fracture in the earth's crust where minerals have been deposited.

Winze                                   A tunnel driven downward from a level.

Colorado Mining Properties

The property which constitutes the Franklin Mines consists of (i) 100% leasehold interest in the mineral rights to 28 claims comprising approximately 322 acres evidenced by the Hayden/Kennec Leases and (ii) an additional 23 claims leased and/or purchased by the Company covering less than 100% of the mineral rights comprising approximately 20 additional acres, for a total of 51 claims over 340 acres. Such properties include all improvements made by the Company thereon, including the Franklin Mill capable of supporting up to a 150 ton per day operation in its present state. The Company does not intend to exploit any claims for which it holds less than a 100% interest. Management believes that it currently maintains adequate insurance for all of its mining properties.

Hayden/Kennec Leases

The original Hayden/Kennec Leases provided for payment by the Company of certain liabilities relating to the leased property and a minimum royalty payment of $2,000 per month or 5% of the Company's net smelter royalties realized from production whichever was greater to Mrs. Hayden and Mrs. Kennec. The original Hayden/Kennec Leases expired in November, 1996 at which time the Company had the option to purchase the leasehold rights for a purchase price of $1,250,000 less any royalties previously paid as of the expiration date. As of November 1996, the expiration date, the Company paid approximately $480,000 in royalties.

To further secure the ability of the Company and the Joint Venture to utilize the leasehold covered by the Hayden/Kennec Leases, Gems entered into an agreement with Mrs. Hayden to purchase her interest in the Hayden/Kennec Leases (the "Hayden Interest".) Gems had advised the Company that under Colorado Law, if an owner of 50% of mineral rights desires to exploit those rights, then the remaining 50% owner could not object to the exploitation of the rights, provided the non-participating owner received 50% of the net profits generated from such exploitation. Therefore, by acquiring the Hayden Interest, the Company would be free to exploit the leasehold interests comprising the Franklin mining properties irrespective of whether Mrs. Kennec elected not to renew her portion of the Hayden/Kennec Leases or sell her interest to the Company as per the terms of the Agreement. However, on or about November 11, 1997, Gems defaulted on its obligations under the terms of the purchase agreement and the agreement terminated.

On November 13, 1997, Hayden entered into an agreement to sell the Hayden interests to USM for a purchase price of $75,000 (the "Hayden-USM Purchase Agreement"). The purchase price is evidenced by note, due on February 2, 1998. Upon the execution of the Hayden-USM Purchase Agreement, USM agreed to extend the Hayden/Kennec Leases upon the same terms and conditions currently in effect through March 13th, 1998 (the "Extended Expiration Date"). As of the date hereof, USM has not consummated the transaction contemplated by the Hayden-USM Purchase Agreement; however, it is expected that the transactions will close upon delivery by Hayden of clear title to the interests being conveyed to USM. USM has continued to make royalty payments to Mrs. Hayden as required by the Hayden-USM Purchase Agreement. As of the date hereof, the Company has been advised by USM that the Hayden-USM Purchase Agreement is in full force and effect.

On or about November 19, 1996, the Company entered into an agreement with Mrs. Dorothy Kennec to extend her portion of the Hayden/Kennec Leases through November 12, 1997. This agreement was further extended through March 12, 1998; however, as of the date hereof, Mrs. Kennec has granted no further extensions. There can be no assurance that the Company and Mrs. Kennec will come to any agreement with respect to the use of her leasehold interest or to purchase her interest in the future.

Location and Access

The Franklin Mines and Franklin Mill are located in Clear Creek County, Colorado approximately 2.7 miles north of the town of Idaho Springs, which is accessible from Interstate 70 approximately 33 miles west of Denver. From Idaho Springs, a county maintained gravel road connecting Idaho Springs with Central City in Gilpin County passes within 1/4 of a mile of the Franklin Mine facilities and offices. A minor roadway, also maintained by the County, allows access to the Franklin Mine within 1/8 of a mile. The mine location is accessible year round, except in the case of a major snowstorm in winter months.

Ore Deposition in the Area

Most of the ore deposition in the area where the Franklin Mine is located has been credited to the period of the Laramide Orogeny. Ore extracted from the region included gold, silver, copper, lead, zinc, and uranium. By far the largest single metal values were in gold, with silver being a distant second. Though many of the smaller veins located in the area pinched out at moderate depth, some have shown strong mineralization at greater depths.

The ore deposits are of four types: (I) pyritic gold ores; (ii) galena-sphalerite ores; (iii) composite (pyrite-galena-sphalerite) ores and (iv) telluride ores. Pyritic gold ores are chiefly associated with pyrite, chalcopyrite, and tennentite. The "composite ores" are believed to be the result of two or more periods of mineralization, with pyritic minerals first and galena-sphalerite second; mineral content varies widely with the relative percentage of the different types of ore present. Telluride ores are present mostly in the Northeast corner of the district, but some telluride ores have been noted elsewhere.

Geology of the Franklin Mines

The rocks most commonly seen in the Franklin Mines are Pre-Cambrian age granite and microcline gneiss. Tertiary Period, monzonite, the most common of which is quartz monzonite, can be seen on the ninth level and are reported from lower levels in the Gem vein or Gem workings of the Franklin Mines. The general strike of the system is N75 degrees W with dips varying from 45(degree) to 79(degree).

The structure of the mines is controlled by the J.L. Emerson Fault system that runs in a west-northwest direction across the whole property and beyond. Secondary to the J.L. Emerson Fault are multitudes of small fissure veins that are parasitic to the main break. Some of these veins contribute to considerable mineralization where they intersect the J.L. Emerson Fault structure. These mineral bodies are observable in several locations in the Franklin 73 mine and the Gem mine, one measuring 22 feet wide and 60 feet in length. It has been reliably reported that some of the large stopes mined in the Gems workings measured up to 105 feet in width.

Estimated Ore Reserves

The mineral lodes of the Franklin Mines consist of these associated with the Gem, the Freighter and the Franklin mines and those minerals generally associated with the "Main Trunk" of the J.L. Emerson Fault. No reference is being made regarding the mineral potential of structures situated adjacent to, or off the "Main Trunk".

Sampling by the channel sample method was conducted during the period of 1975 through 1993 with assaying provided by the Franklin and other accredited assay laboratories. Assays were also obtained from the old Gem Mining Co. mine assay map, dated 1921 (the "Gems Assay Map"). The sampling process was carried out at right angles to the strike of the veins. Blocks were sampled on three or four sides and at times within by raise or winze. Those blocks, which were extensively mined, were entered where possible through open stopes with both pillars and "backfill" being sampled.

The Franklin mineral structure is generally a tabular structure in shape and consisting of several parallel to sub-parallel veins, striking in a westerly direction and dipping at 45(degree) - 79(degree) north. Its depth is unknown.

The J.L. Emerson Fault is a large regional structure, striking east to west and having an irregular plain that dips to the north at 45 to 79 degrees. The J.L. Emerson Fault is associated throughout with a series of parallel to sub-parallel sigmoidal shaped fractures that may focus east or west on the principal fault plain. These fracture patterns are found on nearly all levels and represent important centers of mineral concentration. The J.L. Emerson Fault consists of two main parallel to sub-parallel mineralized fault fractures, the so called "footwall" and "hanging wall" veins. Each of the principal veins has historically contributed to ore production in the Gem vein. A second set of true fissure veins of a later date and striking northeast and southwest interdict the J.L. Emerson Fault at several points, but does not cross. These veins are of unknown economic potential.

The mineral structures in the Franklin Mines are often large, but poorly defined. It was suggested that a core-drilling program be conducted at promising locations to determine potential mineral reserves therein. It was believed by management and Gems, its joint venture partner, that much unexplored mineral potential exists in the Franklin Mine.

There is no assurance that additional reserves exist in other mineralized structures in the Franklin Mines until a systematic core-drilling program extends the mineralized zone(s) and a comprehensive economic evaluation based upon that work concludes economic feasibility.

As filed with Securities & Exchange Commission; Summary of Reserves Report by Gifford A. Dieterle, Geologist, dated December 7, 1993.

In place                                                         173,486.60 Tons
Broken ore (in stopes or on surface)                               4,700.00 Tons
Ore Mined or Milled since 1987                                     8,100.00 Tons

                                                                 186,286.60 Tons

Average Grade of Gold:                         .315 ounces per ton
Average Grade of Silver:                       .740 ounces per ton

The metallurgical recovery of gold from ore is estimated at 90%, distributed as follows:

                  56%  in lead concentrate
                  31%  in pyrite concentrate
                   3%  in zinc concentrate

The metallurgical recovery of silver from ore is estimated at 90%, distributed as follows:

                  70%  in lead concentrate
                  15%  in zinc concentrate
                   5%  in pyrite concentrate

As of the date hereof, the Company has not received any information that would require modification of the above table.

Operations.

The successful conclusion of the paste back fill testing program will provide the Company with adequate tailings disposal and will bring the Company close to the commencement of operations. The Company is hopeful that it will commence rehabilitation before the end of the second quarter of 1999 by initially bringing to the surface 8000 tons of ore existing at the 5 level tunnel via the Freighters Friend Shaft. The Company has been approached by and is pursuing ventures with two local mining operators to mill ore mined from other mining properties located in the region at the Franklin Mill.

The Company retained Walsh Environmental Scientists and Engineers, Inc., of Boulder, Colorado in 1998 to oversee all environmental, compliance and regulatory matters relative to the Franklin Mines and Franklin Mill and has purchased the necessary equipment to conduct paste back fill testing with regard to tailings disposal on the property. In mid 1998, the Company determined that the remaining work to be conducted on the Franklin Mining properties could be handled more economically by retaining a qualified consultant to oversee such activities. Therefore, the Company no longer engaged Walsh for such purposes. The Company's consultant continues to oversee activities at the mining site and to conduct all water monitoring and other procedures required to keep the Company's permits in full force and effect.

Since the acquisition of Gem's 82 1/2% of the Joint Venture in 1997, the Company is now entitled to receive 100% of the profits from mining operations and will assume full responsibility for management of the Franklin Mining Properties. Management believes that an initial capital requirement of approximately $750,000 will be required to bring the mill into operations and possibly reach through to the discovery program of the multiple levels of the Franklin Mine.

USM and its affiliates have verbally pledged to continue to provide financing to the Company on an as needed basis through December 31, 1999: this financing is in addition to the USM Advances made in 1997 and 1998. Other alternatives such as private placements, loans, or public offerings may be considered for future operating capital.

Mill/Metallurgy

The Franklin Mill, was designed to recover and concentrate metallic minerals by two historic methods; selective flotation and gravity by table and jig. Both systems were operated in a continuous circuit. After a series of upgrades in 1982, the Franklin Mill currently has a daily processing capacity (operating for a 24 hour period) of approximately 150 tons of ore. In the past, the Franklin Mill operated on an eight-hour schedule and processed approximately 30 tons of ore during that time interval.

The Franklin ore is refractory and therefore difficult to separate. Pyrite (iron sulfide) constitutes approximately 23% of the weight of the ore. Approximately 35% of the gold content of the ore remains locked in the pyrite as refractory gold and is not recoverable by ordinary means. In 1993, a new metallurgical process was introduced to attempt to extract gold from the pyrite concentrates. This process attempted to break down the pyrite minerals by oxidation and thereby free the contained refractory gold. The procedure involved the use of standard banks of flotation cells (48"), pyrite slurry (30%), air, and agitation. At a later stage pre-processing of the pyrite by further milling occurred. Processed pyrite was subjected to cyanidation and carbon-pulp recovery of gold. The process was initially reported to be successful by the then joint venture operator with recovery of 85% of gold. However, later testing indicated that little or no gold could be recovered through this process.

Standard milling procedures are intended for newly mined ore with selective flotation of; a) lead, silver, gold and b) zinc and c) gravity concentration of gold bearing pyrite. Gold bearing pyrite concentrates will be taken off site to a copper smelter where gold and silver will be extracted. Average recovery of gold in lead concentrate is estimated at approximately 60%; pyrite concentrate 35%; slimes 5% (lost).

In the past, the Franklin Mill operated on a limited schedule while exploration and development was taking place. While the Franklin Mill has not operated with respect to ore milling, limited crushing activities took place in early 1996 for the purpose of crushing bulk test ore samples prior to assay. Thus, prior milling and the crushing recently done at the Franklin Mill can be characterized as "exploratory" in nature.

Completed in 1992, the Gold Hill Mill is a fully permitted modern milling facility. With the exception of test milling approximately 4,000 tons of ore by the previous owner, the Gold Hill Mill has not been operated since its completion in any commercial operations. On June 2, 1998 the Company sold its interest in the Gold Hill mine to the Denver East Company.

Offices of the Company

The Company maintains its executive offices, consisting of approximately 500 square feet, at 76 Beaver Street, Suite 500, New York, New York. In 1998, the Company re-negotiated its oral agreement and now pays a monthly rental of $3,500 for the office space, secretarial and other services provided to the Company pursuant to an oral agreement with a non-affiliate. The Company also maintains an office on site at the Franklin mine in Idaho Springs.

The Company's management anticipates this space will service the Company's needs for the foreseeable future and that, in the event such space should become unavailable in the future, the Company will be able to lease these or other suitable facilities on a reasonable basis.

                                     PROXY
                                WCM CAPITAL, INC.
                          76 Beaver Street - Suite 500
                          New York, New York 10005-3402
                              Phone (212) 344-2828

                   NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
                       To Be Held Tues., February 22, 2000

          The undersigned hereby appoints Robert L. Waligunda as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent  and to vote as  designated  on the  reverse  side,  all the shares of common shares, $0.01 par value per share (the "Common Shares"), of WCM Capital, Inc., a Delaware corporation (the "Company"), at a Special Meeting of Shareholders (the "Meeting") to be held at the Holiday Inn, on Tues., Feb. 22, 2000 at 10 AM, or any postponement or adjournment thereof, for the following purposes.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         Please date, sign and mail your
                      Proxy card back as soon as possible!

                         SpecialMeeting of Stockholders
                                WCM CAPITAL, INC.

                                  Feb. 22, 2000


                 Please detach and Mail in the Envelope Provided





[_]                    Please mark your
                       Votes as in this
                       Example


(1) To approve the acquisition of 100% of the issued And outstanding shares of common stock of U.S. Mining, Inc. in exchange for such number of shares of the Company's common stock that equals 85% of the issued and outstanding shares of the Company's common stock immediately following consummation of the acquisition; and

             FOR                    AGAINST                  ABSTAIN

             [_]                      [_]                      [_]

(2) To transact such other business as may properly come before the meeting or any adjournments thereof.

             FOR                    AGAINST                  ABSTAIN

             [_]                      [_]                      [_]


Only holders of the Company's common stock, par value $0.01 per share (the "Common Stock") of record on January 17, 2000 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. January 17, 2000, the record date for determination of stockholders entitled (a vote at the meeting or any adjournments thereof, 3,955,169 shares of Common Stock were issued and outstanding.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.
PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.


Signature _____________________________   Signature_____________________________
Date___________________

NOTE: Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign


                                       2